As filed with the Securities and Exchange Commission on August 11, 2005

Registration No.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

WASTE SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	4953 (Primary Standard Industrial Classification Code Number)	01-0780204 (I.R.S. Employer Identification Number)
Waste Services, Inc.
1122 International Blvd., Suite 601
Burlington, Ontario L7L 6Z8
(905) 319-1237
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ivan R. Cairns
1122 International Blvd., Suite 601
Burlington, Ontario L7L 6Z8
(905) 319-1237
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
Copy to:
Bruce Czachor
Shearman & Sterling LLP
599 Lexington Avenue
New York, NY 10022
(212) 848-4000

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
CALCULATION OF REGISTRATION FEE

			Proposed
		Proposed	Maximum
		Maximum	Aggregate	Amount of
Title of each Class of	Amount to	Offering	Offering Price	Registration
Securities to be Registered	be Registered	Price per Unit	(1)	Fee
9 1/2% Senior Subordinated Notes due 2014	$160,000,000	100%	$160,000,000	$18,832
Subsidiary Guarantees of 9 1/2% Senior Subordinated Notes due 2014	None (2)	None (2)	None (2)	None (2)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f).

(2)	Pursuant to Rule 457(n) under the Securities Act, no separate fee is payable for the subsidiary guarantees.
The registrant hereby amends this Registration Statement on such date as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

State or Other Jurisdiction
	of Incorporation	I.R.S. Employer
Name*	or Organization	Identification Number
Waste Services of Florida, Inc.	Delaware	20-0435940
Jacksonville Florida Landfill, Inc.	Delaware	20-0435912
Jones Road Landfill and Recycling, Ltd.	Florida	59-2970819
Omni Waste of Osceola County LLC	Ohio	90-0165790
Cactus Waste Systems, LLC	Arizona	74-0193806
Waste Services of Arizona, Inc.	Delaware	20-0193806
Waste Services Limited Partner, LLC	Delaware	56-2454563
Waste Services of Alabama, Inc.	Delaware	20-0682965
WS General Partner, LLC	Texas	56-2454565
Ruffino Hills Transfer Station LP	Texas	56-2454554
Fort Bend Regional Landfill LP	Texas	56-2454559
Florida Recycling Services, Inc. (a Delaware corporation)	Delaware	65-0735186
Florida Recycling Services, Inc. (an Illinois corporation)	Illinois	36-4246742
Sanford Recycling and Transfer, Inc.	Florida	04-3696825

*	The address of each of the additional registrants is c/o Waste Services, Inc., 7025 East Greenway Parkway, Suite 100, Scottsdale, AZ 85254, telephone (480) 734-2600. The primary standard industrial classification code number for each of the additional registrants is 4953.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED AUGUST 11, 2005
Waste Services, Inc.
Offer to Exchange
all outstanding
9 1/2% Senior Subordinated Notes due 2014
issued on April 30, 2004
which have not been registered under the Securities Act
($160,000,000 aggregate principal amount outstanding)
for
9 1/2% Senior Subordinated Notes due 2014
registered under the Securities Act

     We hereby offer, upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal, which together constitute the exchange offer, to exchange $160,000,000 aggregate principal amount of our new 9 1/2% Senior Subordinated Notes due 2014, or the new notes, for $160,000,000 aggregate principal amount of our issued and outstanding 9 1/2% Senior Subordinated Notes due 2014, or the old notes, and collectively with the new notes, the notes.
The Exchange Offer
•	The exchange offer will expire at 5:00 p.m., New York City time, on , 2005, unless extended.

•	All old notes that are validly tendered and not validly withdrawn will be exchanged.

•	Tenders of old notes may be withdrawn any time prior to 5:00 p.m. on the business day prior to expiration of the exchange offer.

•	The exchange of notes will not be a taxable exchange for U.S. federal income tax purposes.

•	We will not receive any proceeds from the exchange offer.
The New Notes
•	The terms of the new notes to be issued are substantially identical to the outstanding old notes, except for the transfer restrictions and registration rights relating to the old notes.

•	The new notes will be our general unsecured obligations, will be subordinated in right of payment to all of our existing and future senior debt and will be equal in right of payment with our existing and future senior subordinated debt. The notes will be guaranteed on a senior subordinated basis by our existing and future U.S. restricted subsidiaries. The new notes and each related guarantee will be subordinated in right of payment to all existing and future senior debt of that guarantor and will be equal in right of payment with the existing and future senior subordinated debt of such guarantor. The notes and the guarantees will be structurally subordinated to the indebtedness and other liabilities (including trade payables) of our non-guarantor subsidiaries.

•	No public market exists for the old notes or the new notes. We do not intend to apply for listing of the new notes on any securities exchange or to arrange for them to be quoted on any quotation system.
     See “Risk Factors” beginning on page 13 for a discussion of matters that should be considered in connection with the exchange offer.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is           , 2005 .

Page
Summary	1
Risk Factors	13
Use of Proceeds	24
Capitalization	25
Description of Credit Agreement and Certain Other Indebtedness	26
The Exchange Offer	28
Description of the New Notes	36
Certain U.S. Federal Income Tax Considerations	80
Plan of Distribution	85
Legal Matters	85
Experts	85
Where You Can Find More Information	86
Incorporation by Reference	86
Certificate of Incorporation of Waste Services of Florida, Inc.
Bylaws of Waste Services of Florida, Inc.
Certificate of Incorporation of Jacksonville Florida Landfill, Inc.
Bylaws of Jacksonville Florida Landfill, Inc.
Certificate of Limited Partnership of Jones Road Landfill and Recycling, Ltd.
Amended & Restated Limited Partnership Agreement of Jones Road Landfill and Recycling, Ltd.
Articles of Organization, as amended, of Omni Waste of Osceola County LLC
Amended & Restated Limited Liability Company Agreement of Omni Waste of Osceola County LLC
Articles of Organization of Cactus Waste Systems LLC
Regulations of Cactus Waste Systems LLC
Certificate of Incorporation of Waste Services of Arizona, Inc.
Bylaws of Waste Services of Arizona, Inc.
Certificate of Incorporation of Waste Services of Alabama, Inc.
Bylaws of Waste Services of Alabama, Inc.
Certificate of Formation of Waste Services Limited Partner, LLC
Limited Liability Company Agreement of Waste Services Limited Partner, LLC
Articles of Organization of WS General Partner, LLC
Regulations of WS General Partner, LLC
Certificate of Limited Partnership of Ruffino Hills Transfer Station LP.
Limited Partnership Agreement of Ruffino Hills Transfer Station LP.
Certificate of Limited Partnership of Fort Bend Regional Landfill LP.
Limted Partnership Agreement of Fort Bend Regional Landfill LP.
Certificate of Incorporation of Florida Recycling Services, Inc., a Delaware corporation
Amended and Restated Bylaws of Florida Recycling Services, Inc., a Delaware corporation
Articles of Incorporation of Florida Recycling Services, Inc., an Illinois corporation
Bylaws of Florida Recycling Services, Inc., an Illinois corporation
Articles of Incorporation of Sanford Recycling and Transfer, Inc.
Bylaws of Sanford Recycling and Transfer, Inc.
Supplemental Indenture
Opinion of Shearman & Sterling LLP
Computation of Ratio of Earnings to Fixed Charges
List of Subsidiaries
Consent of BDO Seidman, LLP
Consent of BDO Dunwoody LLP
Consent of PricewaterhouseCoopers LLP
Consent of PricewaterhouseCoopers LLP- Allied Waste Industries, Inc.
Consent of BDO Seidman, LLP-Florida Recycling, Inc.
Form T-1
Form of Letter to Brokers, Dealer, Commercial Banks, Trust Companies and Other Nominees
Form of Letter of Transmittal
Form of Letter to Clients
Form of Notice of Guaranteed Delivery
Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9

     Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus to “Waste Services,” “we,” “us,” “our” and “the Company” or similar terms are to Waste Services, Inc. and its predecessors, unless the context clearly indicates otherwise.
     This exchange offer is not being made to, nor will we accept surrenders of old notes from, holders of old notes in any jurisdiction in which this exchange offer or the acceptance of old notes would not be in compliance with the securities of blue sky laws of such jurisdiction.
     Each holder of old notes wishing to accept this exchange offer must deliver the old notes to be exchanged, together with the letter of transmittal that accompanies this prospectus and any other required documentation, to the exchange agent identified in this prospectus. Alternatively, you may effect a tender of old notes by book-entry transfer into the exchange agent’s account at The Depository Trust Company, or DTC. All deliveries are at the risk of the holder. You can find detailed instructions concerning delivery in the section called “The Exchange Offer” in this prospectus and in the accompanying letter of transmittal.

     If you are a broker-dealer that receives new notes for your own account pursuant to this exchange offer, you must acknowledge that you will deliver a prospectus in connection with any resale of the new notes. The letter of transmittal accompanying this prospectus states that by so acknowledging and by delivering a prospectus, you will not be deemed to admit that you are an “underwriter” within the meaning of the Securities Act of 1933. You may use this prospectus, as we may amend or supplement it in the future, for your resales of new notes received in exchange for old notes where the old notes were acquired by you as a result of market-making or other trading activities. We have agreed to make this prospectus available to any broker-dealer in connection with any such resale for a period of one year after the date of expiration of this exchange offer. For more information, see the section called “Plan of Distribution” in this prospectus.

     You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different or additional information. You should assume that the information contained or incorporated by reference in this prospectus is accurate only as of the date of this prospectus or the date of the document incorporated by them. We are not making an offer of exchange in any jurisdiction where the offer is not permitted.

NOTICE TO NEW HAMPSHIRE RESIDENTS
     NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED UNDER CHAPTER 421-B OF THE NEW HAMPSHIRE REVISED STATUTES WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE OF THE STATE OF NEW HAMPSHIRE THAT ANY DOCUMENT FILED UNDER CHAPTER 421-B IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THE SECRETARY OF STATE HS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER OR CLIENT ANY REPRESENTATION WITH THE PROVISIONS OF THIS PARAGRAPH.

     We are incorporating by reference into this prospectus important business and financial information about our company that is not included in or delivered with the prospectus. This information is available without charge to security holders upon written or oral request. Requests should be directed to:
Waste Services, Inc.
1122 International Blvd., Suite 601
Burlington, Ontario L7L 6Z8,
Attention: Corporate Secretary
Telephone: (905) 319-1237
     In order to ensure timely delivery of documents, security holders must request this information no later than five business days before the date they must make their investment decision. Accordingly, any request for documents should be made by             , 2005 to ensure timely delivery of the documents prior to the expiration of the exchange offer.

INDUSTRY AND MARKET DATA
     This prospectus includes industry and market data we obtained from our own research, studies conducted by third party sources that we believe to be reliable and industry and general publications published by third parties and, in some cases, management estimates based on industry and other knowledge. We have not independently verified any of the data from third party sources, and we make no representation as to the accuracy of such information. While we believe internal company estimates are reliable and market definitions are appropriate, they have not been verified by any independent sources, and we make no representations as to the accuracy of such estimates.

ii

FORWARD-LOOKING STATEMENTS
     This prospectus, and the other reports we have filed and may file from time to time with the Securities and Exchange Commission, contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Some of these forward-looking statements include forward-looking phrases such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “foresees,” “intends,” “may,” “should” or “will continue,” or similar expressions or the negatives thereof or other variations on these expressions, or similar terminology, or discussions of strategy, plans or intentions. These statements also include descriptions in connection with, among other things:
•	our anticipated revenues, capital expenditures, future cash flows and financing requirements, and those of companies we acquire;

•	the implementation of our business strategy;

•	descriptions of the expected effects of our competitive strategies; and

•	the impact of actions taken by our competitors and other third parties, including courts and other governmental authorities.
     Such statements reflect our current views regarding future events and are subject to certain risks, uncertainties and assumptions. Many factors could cause the actual results, performance or achievements to be materially different from any future results, performance or achievements that forward-looking statements may express or imply, including, among others:
•	significant restrictive covenants in our various credit facilities;

•	changes in regulations affecting our business and costs of compliance;

•	revocation of existing permits and licenses, or the refusal to renew or grant new permits and licenses, which are required to enable us to operate our business or implement our growth strategy;

•	our ability to successfully implement our corporate strategy and integrate any acquisitions we undertake;

•	costs and risks associated with litigation;

•	changes in general business and economic conditions, changes in exchange rates and in the financial markets;

•	changes in accounting standards or pronouncements; and

•	construction, equipment delivery or permitting delays for our transfer stations or landfills.
     Some of these factors are discussed in more detail in this prospectus, including under the caption “Risk Factors” and in documents incorporated by reference into this prospectus. If one or more of these risks or uncertainties affects future events and circumstances, or if underlying assumptions do not materialize, actual results may vary materially from those described in this prospectus as anticipated, believed, estimated or expected, and this could have a material adverse effect on our business, financial condition and results of operations. We have no plans to update any industry information or forward-looking statements set out in this prospectus and have no obligation to update any such statements. We are under no duty to update any of the forward-looking statements after the date of this prospectus. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of our forward-looking statements.

iii

SUMMARY
     The following is a summary of the more detailed information appearing elsewhere in this prospectus. This summary may not contain all of the information that may be important to you. You should read this entire prospectus, including “Risk Factors” and the additional information, including the financial statements and related notes, included or incorporated by reference in this prospectus, before making a decision to participate in this exchange offer. See “Incorporation by Reference.”
The Exchange Offer
     On April 30, 2004, we completed the private offering of $160 million of 9 1/2% senior subordinated notes due 2014. We entered into a registration rights agreement with the initial purchasers in the private offering in which we agreed, among other things, to deliver to you this prospectus and to complete the exchange offer within 30 business days of the effectiveness of the exchange offer registration statement. In the exchange offer, you are entitled to exchange your outstanding old notes for new registered notes with substantially identical terms. As the exchange offer was not completed within 210 business days after April 30, 2004, being the closing date of the private offering of our old notes, we are currently paying liquidated damages to each holder of the old notes. See “The Exchange Offer—Registration Rights—Liquidated Damages.” Once the exchange offer registration statement is effective, we will cease to pay liquidated damages. You should read the discussions under the headings “The Exchange Offer—Registration Rights” and “Description of the New Notes” for further information regarding the liquidated damages and the new notes, respectively.
     We believe that the new notes issued in the exchange offer may be resold by you without compliance with the registration and prospectus delivery provisions of the Securities Act, subject to certain conditions. You should read the discussion under the heading “The Exchange Offer” for further information regarding the exchange offer.
Waste Services, Inc.
     We are a multi-regional, integrated solid waste services company, providing collection, transfer, landfill disposal and recycling services for commercial, industrial and residential customers in the United States and Canada. We operate on a decentralized basis while financial controls and information systems are controlled centrally. We currently have operations in five geographic markets—Florida, Arizona, Texas and Eastern and Western Canada. We currently service approximately 5.5 million customers and own and operate seven landfills.
     Our parent company was incorporated in Delaware in 2003 under the name Omni Waste, Inc. In 2003, its name was changed to Waste Services, Inc. (“Waste Services”). Waste Services is the successor to Capital Environmental Resource Inc. (“Capital”) now Waste Services (CA) Inc., by a migration transaction completed effective July 31, 2004. The migration transaction occurred by way of a plan of arrangement under the Business Corporations Act (Ontario) and was approved by the Ontario Superior Court of Justice. Pursuant to the plan of arrangement, holders of Capital common shares received shares of our common stock unless they elected to receive exchangeable shares of Capital. The terms of the exchangeable shares of Capital are the functional and economic equivalent of our common stock. As a result of the migration transaction Capital became our indirect subsidiary and we became the parent company.
     We are organized along geographic locations or regions within the United States and Canada. Our Canadian operations are organized between two regions, Eastern and Western Canada while the United States is organized into Florida (North, Central, Gulf), Texas and Arizona.

Summary of the Terms of the Exchange Offer
     On April 30, 2004, we issued $160 million aggregate principal amount of unregistered 9 1/2% senior subordinated notes due 2014. These old notes are unconditionally guaranteed by all of our existing and future domestic subsidiaries. The exchange offer relates to the exchange of up to $160 million aggregate principal amount of old notes for an equal aggregate principal amount of new notes. The new notes will be our obligations entitled to the benefits of the indenture governing the old notes. The form and terms of the new notes are identical in all material respects to the form and terms of the old notes outstanding following the migration transaction, except that the new notes have been registered under the Securities Act of 1933, as amended, and therefore are not entitled to the benefits of the registration rights granted under the registration rights agreement, executed as part of the offering of the old notes, dated April 30, 2004 among us and the initial purchasers in the private offering. These benefits include the liquidated damages we are currently paying due to the filing and declaration of effectiveness of the required registration statement and subsequent consummation of an exchange offer pursuant to the registration statement not occurring within the time periods specified in the registration rights agreement.

Registration rights agreement	You are entitled to exchange your notes for registered notes with substantially identical terms. The exchange offer is intended to satisfy these rights. After the exchange offer is complete, you will no longer be entitled to any exchange or registration rights with respect to your notes.

The exchange offer	We are offering to exchange $1,000 principal amount of 9 1/2% senior subordinated notes due 2014 which have been registered under the Securities Act for each $1,000 principal amount of our outstanding 9 1/2% senior subordinated notes due 2014 which were issued on April 30, 2004 in a private offering. In order to be exchanged, an old note must be properly tendered and accepted. All old notes that are validly tendered and not validly withdrawn will be exchanged. As of this date there are $160 million principal amount of old notes outstanding. We will issue registered notes on or promptly after the expiration of the exchange offer.

Resale of the new notes	Based on an interpretation by the staff of the SEC, we believe that you will be able to resell the new notes without compliance with the registration and prospectus delivery provisions of the Securities Act if:

• you are acquiring the new notes in the ordinary course of your business;

• you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the notes issued to you in the exchange offer; and

• you are not an “affiliate” of ours.

If any of these conditions are not satisfied, (1) you will not be eligible to participate in the exchange offer, (2) you should not rely on the interpretations of the staff of the SEC in connection with the exchange offer and (3) you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale of your notes.

If you are a broker-dealer and you will receive new notes for your own account in exchange for old notes that you acquired as a result of market-making activities or other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale of the new notes. See “Plan of Distribution” for a description of the prospectus delivery obligations of broker-dealers in the exchange offer.

In accordance with the conditions, if you are a broker-dealer that acquired the old notes directly from us in the initial offering and not as a result of market-making activities, you will not be eligible to participate in the exchange offer.

The exchange offer is not being made to, nor will we accept surrenders for exchange from, holders of outstanding old notes in any jurisdiction in which this exchange offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

Expiration date	The exchange offer will expire at 5:00 p.m., New York City time, , 2005, unless we decide to extend the expiration date.

Accrued interest on the new notes and the old notes	The new notes will bear interest from April 30, 2004. Holders of old notes whose notes are accepted for exchange will be deemed to have waived the right to receive any payment of interest on such outstanding notes accrued from April 30, 2004 to the date of the issuance of the new notes. Consequently, holders who exchange their old notes for new notes will receive the same interest payment on October 15, 2005 (the first interest payment date with respect to the new notes to be issued in the exchange offer) that they would have received had they not accepted the exchange offer.

Termination of the exchange offer	We may terminate the exchange offer if we determine that our ability to proceed with the exchange offer could be materially impaired due to any legal or governmental action, new law, statute, rule or regulation or any interpretation of the staff of the SEC of any existing law, statute, rule or regulation. We do not expect any of the foregoing conditions to occur, although there can be no assurance that such conditions will not occur. Should we fail to consummate the exchange offer, holders of outstanding notes will have the right under the registration rights agreement executed as part of the offering of the outstanding notes to require us to file a shelf registration statement relating to the resale of the outstanding notes.

Procedures for tendering outstanding notes	If you are a holder of a note and you wish to tender your note for exchange pursuant to the exchange offer, you must transmit to Wells Fargo Bank, National Association, as exchange agent, on or prior to the expiration date of the exchange offer:

either

• a properly completed and duly executed Letter of Transmittal, which accompanies this prospectus, or a facsimile of the Letter of Transmittal, including all other documents required by the Letter of Transmittal, to the exchange agent at the address set forth on the cover page of the Letter of Transmittal; or

• a computer-generated message transmitted by means of DTC’s Automated Tender Offer Program system and received by the exchange agent and forming a part of a confirmation of book entry transfer in which you acknowledge and agree to be bound by the terms of the Letter of Transmittal;

and, either

• a timely confirmation of book-entry transfer of your outstanding notes into the exchange agent’s account at The Depository Trust Company, or DTC, pursuant to the procedure for book-entry transfers described in this prospectus under the heading “The Exchange Offer — Procedure for Tendering,” must be received by the exchange agent on or prior to the expiration date of the exchange offer; or

• the documents necessary for compliance with the guaranteed delivery procedures described below.

By executing the Letter of Transmittal, each holder will represent to us that, among other things, (1) the notes to be issued in the exchange offer are being obtained in the ordinary course of business of the person receiving such new notes whether or not such person is the holder, (2) neither the holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such new notes and (3) neither the holder nor any such other person is an “affiliate” (as defined in Rule 405 under the Securities Act) of ours.

Special procedures for beneficial owners	If you are the beneficial owner of notes and your name does not appear on a security position listing of DTC as the holder of such notes or if you are a beneficial owner of registered notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender such notes or registered notes in the exchange offer, you should contact such person in whose name your notes or registered notes are registered promptly and instruct such person to tender on your behalf. If such beneficial holder wishes to tender on his own behalf, such beneficial holder must, prior to completing and executing the Letter of Transmittal and delivering its outstanding notes, either make appropriate arrangements to register ownership of the outstanding notes in such holder’s name or obtain a properly completed bond power from the registered holder. The transfer of record ownership may take considerable time.

Guaranteed delivery procedures	If you wish to tender your notes and time will not permit your required documents to reach the exchange agent by the expiration date of the exchange offer, or the procedure for book-entry transfer cannot be completed on time or certificates for registered notes cannot be delivered on time, you may tender your notes pursuant to the procedures described in this prospectus under the heading “The Exchange Offer—Guaranteed Delivery Procedure.”

Withdrawal rights	You may withdraw the tender of your notes at any time prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer.

Acceptance of old notes and delivery of new notes	Subject to the conditions summarized above in “Termination of the Exchange Offer” and described more fully under “The Exchange Offer—Termination”, we will accept for exchange any and all outstanding old notes which are properly tendered in the exchange offer prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. The notes issued pursuant to the exchange offer will be delivered promptly following the expiration date.

Material U.S. federal income tax consequences	The exchange of the notes pursuant to the exchange offer will not be a taxable exchange for U.S. federal income tax purposes. See “Certain U.S. Federal Income Tax Considerations” for more information.

Consequences of failure to exchange	If you are eligible to participate in this exchange offer and you do not tender your old notes as described in this prospectus, you will not have any further registration rights. In that case, your old notes will continue to be subject to restrictions on transfer. As a result of the restrictions on transfer and the availability of new notes, the old notes are likely to be much less liquid than before the exchange offer. The old notes will, after the exchange offer, bear interest at the same rate as the new notes.

Use of proceeds	We will not receive any proceeds from the issuance of notes pursuant to the exchange offer. We will pay all expenses incident to the exchange offer.

Exchange agent	Wells Fargo Bank, National Association is serving as exchange agent in connection with the exchange offer. The exchange agent can be reached at 608 2nd Avenue South, Northstar East Building, 12th Floor, Minneapolois, MN 55402, Attention: Corporate Trust Services. For more information with respect to the exchange offer, the telephone number for the exchange agent is (800) 344-5128 and the facsimile number for the exchange agent is (612) 667-6282.

Summary Description of the New Notes

Issuer	Waste Services, Inc.

Notes offered	$160,000,000 in aggregate principal amount of 9 1/2% Senior Subordinated Notes due 2014.

Maturity date	April 15, 2014.

Interest payment dates	April 15 and October 15, commencing October 15, 2004.

Guarantees	Our obligations with respect to the new notes, including principal, interest, premium, if any, and liquidated damages, if any, will be fully and unconditionally guaranteed on an unsecured, senior subordinated basis by all of our existing and future domestic restricted subsidiaries. Our foreign subsidiaries will not guarantee the new notes.

Rankings	The new notes and the guarantees are unsecured, senior subordinated obligations. Accordingly, they will be:

• subordinated in right of payment to all of our and the guarantors’ existing and future senior indebtedness, including indebtedness under our senior secured credit facilities;

• structurally subordinated to all existing and future indebtedness and other liabilities (including trade payables) of our non-guarantor subsidiaries, including our foreign subsidiaries;

• equal in right of payment to our and the guarantors’ existing and future senior subordinated indebtedness; and

• senior in right of payment to our and the guarantors’ existing and future subordinated indebtedness.

In addition, as of June 30, 2005:

• we and the guarantors had approximately $113.8 million of senior indebtedness outstanding, and an additional $15.1 million was available for borrowing under our senior secured credit facilities; and

• our non-guarantor subsidiaries had approximately $22.5 million in indebtedness and other liabilities (including trade payables) outstanding.

See “Description of Credit Agreement and Certain Other Indebtedness.”

Optional redemption	On or after April 15, 2009, we may redeem some or all of the new notes at any time at the redemption prices set forth under “Description of the New Notes — Optional Redemption.”

Prior to April 15, 2007, we may redeem up to 35% of the aggregate principal amount of the new notes with the net proceeds of certain equity offerings at the redemption prices set forth under “Description of the New Notes — Optional Redemption.”

Mandatory redemption	None.

Offer to purchase	If we experience a change of control or we or any of our restricted subsidiaries sell certain assets, we may be required to offer to purchase the new notes at the prices set forth under “Description of the New Notes—Repurchase at the Option of Holders—Change of Control” and “—Asset Sales.”

Covenants	The indenture governing the new notes will, among other things, limit our ability and the ability of our restricted subsidiaries to:

	•	make restricted payments;

	•	incur additional indebtedness and issue preferred stock;

	•	allow restrictions on the ability of certain subsidiaries to make distributions;

	•	sell assets;

	•	create liens;

	•	merge or consolidate with other entities;

	•	enter into sale and leaseback transactions; and

	•	enter into certain transactions with affiliates.

Each of the covenants is subject to a number of important exceptions and qualifications. See “Description of the New Notes.”

No prior market	The new notes will be new securities for which there is currently no market. Although the initial purchasers of the old notes have informed us that they intend to make a market in the new notes, they are not obligated to do so and they may discontinue market-making at any time without notice. Accordingly, we cannot assure you that a liquid market for the new notes will develop or be maintained.
Risk Factors
     Investing in the new notes, like the old notes, involves a number of material risks. For a discussion of certain risks that should be considered prior to participating in the exchange offer, see “Risk Factors.”
Additional Information
     We are a Delaware company formed on January 13, 2003. Shares of our common stock are traded on the Nasdaq National Market under the symbol “WSII.” Our principal corporate office is located at 1122 International Blvd., Suite 601, Burlington, Ontario L7L 6Z8 and our telephone number is (905) 319-1237.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
     We acquired certain assets of Allied Waste Industries, Inc. located in Jacksonville, Florida, or the Allied Jacksonville Assets, as of May 31, 2004 and the shares of Florida Recycling Services, Inc., or Florida Recycling, as of April 30, 2004. As such, the unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2004 has been prepared from our consolidated statement of operations for the year ended December 31, 2004, the unaudited statement of operations of the Allied Jacksonville Assets for the five months ended May 31, 2004 and the unaudited statement of operations of Florida Recycling for the four months ended April 30, 2004.
     The unaudited pro forma condensed consolidated statement of operations has been prepared on a basis to reflect the following events as if each event occurred as of January 1, 2004:
•	acquisition of the Allied Jacksonville Assets;

•	acquisition of Florida Recycling;

•	entering into the new senior secured credit facility;

•	issuance of the 9 1/2% senior subordinated notes;

•	issuance and registration of 13,400,000 common shares and warrants to purchase 1,340,000 common shares; and

•	tax effects of the foregoing events.
     Other pro forma financial statements required by Article 11 of Regulation S-X are not included in this prospectus as the events described herein are reflected in our historical financial statements. You should read the unaudited pro forma condensed consolidated statement of operations in conjunction with our consolidated financial statements as of and for the year ended December 31, 2004 and the interim unaudited condensed consolidated financial statements as of and for the six months ended June 30, 2005.
     The pro forma adjustments are based on estimates and available information and certain assumptions. The pro forma adjustments are more fully described in the notes to the unaudited pro forma condensed consolidated statement of operations.
     The unaudited pro forma condensed consolidated statement of operations should not be considered indicative of actual results that would have been achieved had the acquisitions and the other transactions and events described been completed as of the dates thereof and do not purport to project the financial condition or results of operations and cash flows for any future date or period.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2004
(In thousands, except per share amounts)

		Allied
		Jacksonville	Florida
	Actuals	Acquisition	Recycling	Adjustments	Notes	Pro Forma
Revenue	$310,785	$12,905	$26,717	$—		$350,407

Operating expenses

Cost of operations	219,900	11,070	22,153	(247)	(1)	252,876
Selling, general and administrative expenses	58,176	1,030	4,793	(1,469)	(2)	62,530
Settlement with sellers of Florida Recycling	(8,635)	—	—	—		(8,635)
Depreciation, depletion and amortization	34,204	630	1,927	1,506	(3)	38,358
				91	(1)
Foreign exchange gain and other	(377)	—	—	—		(377)

Income from operations	7,517	175	(2,156)	119		5,655

Interest income	—	(938)	—	938	(4)	—
Interest expense	30,838	—	569	7,743	(5)	23,938
				(14,643)	(5)
				(569)	(4)
Changes in fair value of warrants	(111)	—	—	—		(111)
Cumulative mandatorily redeemable preferred stock dividends and amortization of issue costs	17,582	—	—	—		17,582

Income (loss) before income taxes	(40,792)	1,113	(2,725)	6,650		(35,754)

Income tax provision (benefit)	7,587	445	—	(445)	(6)	7,587

Income (loss) before cumulative effect of change in accounting principle	$(48,379)	$668	$(2,725)	7,095		$(43,341)

Basic and diluted loss per share before cumulative effect of change in accounting principle	$(0.55)					$(0.45)

Weighted average common shares outstanding - basic and diluted	88,232	—	—	7,217	(7)	95,449
The accompanying notes are an integral part of these financial statements.

Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations
     The following notes are a summary of the pro forma adjustments reflected in, and form an integral part of, the unaudited pro forma condensed consolidated statement of operations.
(1)	Reflects the removal of rent expense from cost of operations for trucks and containers leased from other subsidiaries of Allied Waste Industries, Inc. These trucks and containers were acquired as part of the acquisition of the Allied Jacksonville Assets. Rent expense being removed for the Allied Jacksonville Assets was $0.2 million; depreciation relating to the assets being acquired was $0.1 million.

(2)	Reflects the elimination of Florida Recycling management fees related to agreements not being assumed of $1.7 million, offset by new employment and consulting agreements of $0.2 million.

(3)	Reflects the amortization of $0.3 million and $1.2 million of intangible assets relative to the acquisitions of the Allied Jacksonville Assets and Florida Recycling, respectively. These intangible assets are based on an estimate of intangible asset values and include customer relationships and contracts and covenants not-to-compete and are being amortized over the expected life of the benefit to be received by such intangibles, which range from 3 to 20 years.

(4)	Reflects the elimination of interest income of $0.9 million received on balances due from affiliates not being acquired as part of the Allied Jacksonville Assets acquisition as well as the elimination of Florida Recycling interest expense of $0.6 million related to debt not assumed.

(5)	Reflects interest expense of $2.5 million related to the $100.0 million term loan portion of our new senior secured credit facilities and $5.2 million related to the $160.0 million 9 1/2% senior subordinated notes. Also reflected is the removal of $14.6 million of interest expense on our previous credit facility that would have been avoided had the financing described above been in place as of January 1, 2004.

(6)	Reflects the elimination of U.S. income taxes otherwise payable as a result of the pro forma adjustments previously described. Additionally, we have not assumed any benefit of the tax losses attributed to the pro forma adjustments because we do not expect to benefit from such losses at this time.

(7)	Reflects the dilutive effect of the 9,250,000 common shares issued to the sellers of Florida Recycling in connection with the Florida Recycling acquisition less the effect of 1,000,000 common shares previously deposited and the April 30, 2004 private placements of 13,400,000 common shares in a separate private placement transaction.

SELECTED FINANCIAL DATA
     The following table presents the consolidated statement of operations and balance sheet data of Waste Services and its consolidated subsidiaries on a historical basis for the periods and the dates indicated. We derived the selected statement of operations data for 2000, 2001, 2002, 2003 and 2004, and the selected balance sheet data as of December 31, 2000, 2001, 2002, 2003 and 2004 presented from the consolidated financial statements of Waste Services.
     The selected balance sheet data as of June 30, 2004 and the selected statement of operations data for the six months ended June 30, 2004 and June 30, 2005 and the selected balance sheet data as of June 30, 2005 have been derived from our unaudited consolidated financial statements which are incorporated by reference in this prospectus. In our opinion, all adjustments considered necessary for a fair presentation of the interim financial information have been included. Our interim financial results might not be indicative of our full-year results.
     You should read the selected consolidated financial data below in conjunction with the consolidated financial statements and notes thereto as of December 31, 2003 and 2004, and for each of the three years ended December 31, 2004, and the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our Annual Report filed on Form 10-K on March 16, 2005, which is incorporated by reference in this prospectus.

							For the Six Months
	For the Year Ended December 31,						Ended June 30,
						Pro Forma
	2000	2001	2002	2003	2004	2004	2004	2005
	(In thousands except per share data)
Statement of Operations Data:
Revenue	$117,008	$93,241	$98,846	$126,750	$310,785	$350,407	$122,943	$184,369
Income (loss) from operations	(6,622)	(8,671)	9,567	(5,046)	7,517	5,655	1,076	503
Net income (loss)	(18,281)	(19,668)	2,127	(22,380)	(48,154)	(43,341)	(29,349)	(28,781)
Net loss attributable to common shareholders	(18,281)	(19,668)	(12,590)	(76,952)	(48,154)	(43,341)	(29,349)	(28,781)
Basic and diluted net loss per share	(2.54)	(1.60)	(0.39)	(1.98)	(0.55)	(0.45)	(0.37)	(0.29)
Shares used in calculating basic and diluted net loss per share	7,197	12,260	32,414	38,782	88,232	95,449	79,736	97,801

Other Financial Data:
Cash flows provided by (used in):
Operating activities	7,362	6,685	13,654	9,446	24,697	N/A	8,081	10,092
Investing activities	(21,656)	13,280	(39,777)	(195,633)	(198,208)	N/A	(174,604)	(20,392)
Financing activities	12,925	(17,392)	25,409	205,089	160,683	N/A	148,620	6,816
Capital expenditures	(14,362)	(3,778)	(12,157)	(24,438)	(46,209)	N/A	(22,606)	(19,562)
Ratio of earnings to fixed charges (1)	—	—	1.61x	—	—	—	—	—

	As of December 31,					As of June 30,

	2000	2001	2002	2003	2004	2005
	(In thousands)
Balance Sheet Data:
Cash and cash equivalents	$—	$2,469	$1,775	$21,062	$8,507	$4,890
Property, equipment and landfill sites, net	50,899	36,708	58,994	192,062	300,083	294,523
Goodwill and other intangible assets, net	80,609	55,089	66,596	163,380	327,756	331,628
Total assets	152,959	110,652	149,022	470,998	720,583	710,007
Total debt and capital lease obligations (excluding mandatorily redeemable shares of preferred stock)	100,834	53,005	53,645	177,449	278,363	277,513
Mandatorily redeemable preferred shares, net	—	—	—	48,205	64,971	74,456
Total Shareholders’ equity	38,655	45,913	77,817	201,117	298,776	274,793

(1)	The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. For this purpose, “earnings” includes income (loss) before income taxes, plus fixed charges less capitalized interest. “Fixed charges” includes interest, whether expensed or capitalized, and the portion of rental expense that is representative of the interest factor in these rentals. For the years ended December 31, 2000, 2001, 2003 and 2004, earnings were insufficient to cover fixed charges by approximately $17.3 million, $18.7 million, $23.5 million and $41.0 million, respectively. Pro Forma 2004 earnings were insufficient to cover pro forma 2004 fixed charges by approximately $35.9 million. For the six months ended June 30, 2004 and 2005, earnings were insufficient to cover fixed charges by approximately $26.4 million and $23.5 million, respectively.

RISK FACTORS
     You should carefully consider the risks described below before making a decision to participate in the exchange offer. The risks described below are not the only ones facing us. Additional risks and uncertainties not currently known to us or that we currently consider to be immaterial may also materially and adversely affect our business operations. Any of the following risks could materially adversely affect our business, financial condition or results of operations. In such cases, you may lose all or part of your original investment.
Risks Related to the Notes
Our substantial indebtedness could adversely affect our financial condition and prevent us from fulfilling our obligations under the notes.
     We have a significant amount of indebtedness. As of June 30, 2005, our total indebtedness excluding our mandatorily redeemable shares of preferred stock was $277.5 million. For the six months ended June 30, 2005, our earnings were insufficient to cover fixed charges by approximately $23.5 million. In addition, the terms of our senior secured credit facilities permit us to incur additional debt, including up to approximately $60.0 million that would have been available under the revolving portion of our senior secured credit facilities.
     Our substantial indebtedness could have important consequences for you. For example, it could:
•	make it more difficult for us to satisfy our obligations with respect to the notes, including our repurchase obligations under the notes;

•	increase our vulnerability to general adverse economic and industry conditions;

•	require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures and other general corporate purposes and acquisitions;

•	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

•	place us at a competitive disadvantage compared to our competitors that have less indebtedness; and

•	limit, along with the financial and other restrictive covenants in our indebtedness, our ability to borrow additional funds.
     In addition, the indenture and our senior secured credit facilities contain financial and other restrictive covenants that limit our ability to engage in activities that may be in our long-term best interests. Our failure to comply with those covenants could result in an event of default, which, if not cured or waived, could result in the acceleration of all of our indebtedness.
     Although we currently comply with the covenants of our senior secured credit facilities, we have, on a prior occasion, failed to meet certain of the financial covenants contained in the senior secured credit facilities for which we obtained a waiver. If, in the future, we fail to meet certain of the financial covenants, we cannot provide any assurance that we will be able to maintain existing capacity or obtain short-term liquidity on acceptable terms or at all. If our lenders accelerate repayment of our debt, it could jeopardize our ability to operate as a going concern. Additionally, if our ongoing viability is seriously threatened, we may be forced to evaluate a number of strategic alternatives, including a debt restructuring or other reorganization, the closure of certain operating locations or the sale of certain of our assets in order to continue to fund our operations. If we attempted to sell assets in order to continue to fund our operations, there can be no assurance that the proceeds of any such sales would be sufficient to satisfy our liabilities.

To service our indebtedness, including the notes, we will require a significant amount of cash.
     Cash interest expense for the six months ended June 30, 2005 was $13.3 million. Our ability to make payments on our indebtedness and to fund planned capital expenditures and permitted acquisitions depends on our ability to generate cash in the future. If we do not generate sufficient cash flow to meet our debt service and working capital requirements, we may need to seek additional financing and we may be unable to obtain financing on terms that are acceptable to us or at all. We cannot assure you, however, that our business will generate sufficient cash flow from operations, that currently anticipated cost savings and operating improvements will be realized on schedule or that future borrowings will be available to us under our senior secured credit facilities or other financing arrangements in an amount sufficient to enable us to pay our indebtedness, including these notes, or to fund our other liquidity needs. We may need to refinance all or a portion of our indebtedness, including these notes, on or before maturity. Our ability to refinance this indebtedness will depend on our financial condition at the time, the restrictions in the instruments governing our then outstanding indebtedness and other factors, including market conditions. We cannot assure you that we will be able to refinance any of our indebtedness, including our senior secured credit facilities and these notes, on commercially reasonable terms or at all. If we are unable to effect any such refinancing, our ability to make payments of cash interest and principal on the notes could be adversely affected.
Despite our expected indebtedness levels, we and our subsidiaries may still be able to incur substantially more indebtedness, which would exacerbate the risks associated with our substantial leverage.
     We and our subsidiaries may be able to incur substantial additional indebtedness in the future because the terms of our senior secured credit facilities and the indenture do not fully prohibit us or our subsidiaries from doing so. If new indebtedness is added to our and our subsidiaries’ current indebtedness levels, the related risks that we and they face would be magnified. In addition, the indenture also permits us to incur certain specified additional indebtedness, including senior indebtedness, secured indebtedness and other indebtedness that is effectively senior to or ranks equally with the notes. For example, the indenture allows us to incur any such indebtedness as long as our Fixed Charge Coverage Ratio (as defined under “Description of the New Notes — Certain Definitions”) is at least 2.0 to 1.0. In addition, the indenture does not prevent us from incurring obligations that do not constitute indebtedness.
Your right to receive payments on the notes will be unsecured and subordinated to the borrowings under our senior secured credit facilities and possibly all of our future indebtedness. Further, the guarantees of the notes will be unsecured and subordinated to our subsidiaries’ guarantees of our senior secured credit facilities and possibly all of their future indebtedness.
     The notes and the related guarantees rank behind all of our and our guarantors’ existing indebtedness (other than trade payables), including our senior secured credit facilities, and will rank behind all of our and their future indebtedness (other than trade payables), except any future indebtedness that expressly provides that it ranks equally with, or subordinated in right of payment to, the notes and the guarantees. As a result, upon any distribution to our creditors or the creditors of the guarantors in a bankruptcy, liquidation or reorganization or similar proceeding relating to us or the guarantors or our or their property, the holders of our senior indebtedness and the related guarantees will be entitled to be paid in full in cash before any payment may be made with respect to the notes or the related guarantees.
     All payments on the notes will be blocked in the event of a payment default on our senior indebtedness and may be blocked for up to 179 of 360 consecutive days in the event of certain nonpayment defaults on certain of our senior indebtedness.
     In the event of a bankruptcy, liquidation or reorganization or similar proceeding relating to us or the guarantors, holders of the notes will participate with trade creditors and all other holders of our and the guarantors’ senior subordinated indebtedness in the assets remaining after we and the guarantors have paid all of our and their senior indebtedness. However, because the indenture requires that amounts otherwise payable to holders of the notes in a bankruptcy or similar proceeding be paid to holders of senior indebtedness instead, holders of the notes may receive less, ratably, than holders of senior indebtedness in any such proceeding. In any of these cases, we and the guarantors may not have sufficient funds to pay all of our creditors, and holders of the notes may receive less, ratably, than the holders of senior indebtedness.
     In addition, our senior secured credit facilities are secured by first priority liens on substantially all of our present and future assets and the assets of our U.S. subsidiaries. These liens are prior to the claims of the holders of the notes. If we default under our senior secured facilities, the lenders generally would have the right to accelerate and declare due all of our outstanding indebtedness under those facilities. In the event of a default or our bankruptcy, insolvency, or other winding up, or upon the acceleration of any of our senior indebtedness, such assets would be available to satisfy our obligations under our senior credit facilities before any payment from those assets could be made on the notes. To the extent such assets were not sufficient to repay all of our obligations and guarantees under the senior secured credit facilities, the lenders would have a claim against us that is senior to any claims of the holders of the notes.
     As of June 30, 2005, the notes and the guarantees were subordinated to $113.8 million of senior indebtedness and $15.1 million was available for borrowing as additional senior indebtedness under the revolving portion of our new senior secured credit facilities, subject to certain conditions. We will be permitted to borrow substantial additional indebtedness, including senior indebtedness, in the future under the terms of the indenture.
The guarantee by Capital Environmental and its Canadian subsidiaries was released upon completion of our migration transaction in 2004, and the guarantees of our U.S. restricted subsidiaries may be released under certain circumstances.
     Some but not all of our subsidiaries will guarantee the notes. Upon completion of our migration transaction in 2004, the guarantee by Capital Environmental and its Canadian subsidiaries was released. Capital Environmental’s Canadian subsidiaries had aggregate revenue and operating income of approximately $142.7 million and $8.0 million, respectively, for the year ended December 31, 2004 and aggregate revenue and operating income of approximately $77.3 million and $4.5 million, respectively, for the six months ended June 30, 2005. As of June 30, 2005, Capital Environmental and its Canadian subsidiaries represented 28.9% of our total consolidated assets based on book value.
     Our Canadian entities are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the notes, or to make any funds available therefor, whether by dividends, loans, distributions or other payments. Any right that we or the guarantors have to receive any assets of any of the Canadian entities upon the liquidation or reorganization of those entities, and the consequent rights of holders of notes to realize proceeds from the sale of any of those entities’ assets, are effectively subordinated to the claims of that entity’s creditors, including trade creditors and holders of debt of that entity.
     In addition, we will have the ability to designate certain of our subsidiaries as unrestricted subsidiaries pursuant to the terms of the indenture, and any subsidiary so designated will not be a guarantor of the notes. We may also sell or dispose of all the assets of a restricted subsidiary or sell capital stock in such subsidiary such that, subject to certain conditions, it would cease to be a subsidiary, and, in either case, the guarantee by such subsidiary of the notes will cease to be in effect.
We may not have access to the cash flow and other assets of our subsidiaries that may be needed to make payment on the notes.
     Although much of our business is conducted through our subsidiaries, none of our subsidiaries is obligated to make funds available to us for payment on the notes. Accordingly, our ability to make payment on the notes is dependent on the earnings and the distribution of funds from our subsidiaries. Furthermore, our subsidiaries will be permitted under the terms of the indenture to incur additional indebtedness that may severely restrict or prohibit the making of distributions, the payment of dividends or the making of loans by such subsidiaries to us. We cannot assure you that the agreements governing the current and future indebtedness of our subsidiaries will permit our subsidiaries to provide us with sufficient dividends, distributions or loans to fund payments on these notes when due. See “Description of Credit Agreement and Certain Other Indebtedness.” In addition, your right to payment under the notes will be effectively subordinated to all existing and future indebtedness of any subsidiaries that are not guarantors of the notes.

     In addition, any payment of interest, dividends, distributions, loans or advances by such entities to us and the guarantors, as applicable, could be subject to taxation or other restrictions on dividends or repatriation of earnings under applicable local law, monetary transfer restrictions and foreign currency exchange regulations in the jurisdiction in which our Canadian entities operate.
We may not have the ability to raise the funds necessary to finance any change of control offer required by the indenture governing the notes.
     If we undergo a change of control (as defined in the indenture governing the notes), we may need to refinance large amounts of our indebtedness, including the notes. If a change of control occurs, we must offer to buy back the notes for a price equal to 101% of the principal amount of the notes, plus any accrued and unpaid interest and liquidated damages, if any. The covenant requiring us to repurchase the notes will, unless consents are obtained prior to or concurrently with such note repurchase, require us to repay all indebtedness then outstanding which by its terms would prohibit the note repurchase. We cannot assure you that there will be sufficient funds available for us to make any required repurchases of the notes and (if required) repay such indebtedness upon a change of control. The repurchase requirements also delay or make it harder for others to effect a change of control. See “Description of the New Notes — Repurchase at the Option of Holders — Change of Control.”
If you do not tender your old notes to be exchanged in this exchange offer, your notes will remain subject to transfer restrictions.
     If you do not tender your old notes to be exchanged in this exchange offer, your notes will remain restricted securities and will be subject to transfer restrictions. As restricted securities, your old notes:
•	may be resold only if registered pursuant to the Securities Act, if an exemption from registration is available thereunder, or if neither such registration nor such exemption is required by law; and

•	shall bear a legend restricting transfer in the absence of registration or an exemption therefrom.
     In addition, a holder of old notes who desires to sell or otherwise dispose of all or any part of its old notes under an exemption from registration under the Securities Act, if requested by us, must deliver to us an opinion of counsel, reasonably satisfactory in form and substance to us, that such exemption is available.
Federal and state statutes allow courts, under specific circumstances, to void guarantees and require note holders to return payments received from guarantors.
     Under the Federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee could be voided, or claims in respect of a guarantee could be subordinated to all other indebtedness of that guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee, received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee and:
•	was insolvent or rendered insolvent by reason of such incurrence; or

•	was engaged in a business or transaction for which the guarantor’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured.
     In addition, any payment by that guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor, or to a fund for the benefit of the creditors of the guarantor.
     The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. We cannot be certain what standard a court would apply to determine whether a guarantor of the notes was “insolvent” as of the date the notes were issued, and we cannot assure you that, regardless of the method of valuation, a court would not determine that a guarantor of the notes was insolvent on that date. Nor can we assure you that a court would not determine, regardless of whether a guarantor of the notes was insolvent on the date the notes were issued, that the payments constituted fraudulent transfers on another ground. Different jurisdictions define “insolvency” differently. Generally, however, a guarantor would be considered insolvent if:
•	the sum of its indebtedness, including contingent liabilities, was greater than the fair saleable value of all of its assets; or

•	the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing indebtedness, including contingent liabilities, as they become absolute and matured; or

•	it could not pay its indebtedness as it becomes due.
     In light of these legal considerations, we cannot assure you that the guarantees will be valid.
You cannot be sure an active trading market for the notes will develop.
     There is no established trading market for the notes. Although each initial purchaser of the old notes has informed us that it currently intends to make a market in the new notes, it has no obligation to do so and may discontinue making a market at any time without notice. We do not intend to apply for listing of the new notes on any securities exchange or for quotation through Nasdaq.
     The liquidity of any market for the notes will depend upon the number of holders of the notes, our performance, the market for similar securities, the interest of securities dealers in making a market in the notes and other factors. A liquid trading market may not develop for the notes or, if issued, the exchange notes. If no active trading market develops, you may not be able to resell your notes at their fair market value or at all. See “Plan of Distribution.”
The market price for the notes may be volatile.
     Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the notes offered hereby. The market for the notes, if any, may be subject to similar disruptions. Any such disruptions may adversely affect the value of your notes.
Risks Related to Our Business
Our business is capital intensive and may consume cash in excess of cash flow from our operations and borrowings.
     Our ability to remain competitive, sustain our growth and maintain our operations largely depends on our cash flow from operations and our access to capital. We intend to fund our cash needs through our operating cash flow, borrowings and equity issuances. We may require additional equity or debt financing to fund our growth and debt repayment obligations.
     We expect capital expenditures to range from $37.0 to $38.0 million for all of 2005. We have also provided for our liabilities related to our closure and post-closure obligations. As we undertake acquisitions, expand our operations, and deplete our landfills, our cash expenditures will increase. As a result, working capital levels may decrease and require financing. In addition, if we must close a landfill sooner than we currently anticipate, or if we reduce our estimate of a landfill’s remaining available air space, we may be required to incur such cash expenditures earlier than originally anticipated. Expenditures for closure and post-closure obligations may increase as a result of any federal, state or local government regulatory action taken to accelerate such expenditures. These factors could substantially increase our cash expenditures and therefore impair our ability to invest in our existing or new facilities.

     We may need to refinance our existing credit facilities, the notes or other debt to pay the principal amounts due at maturity. In addition, we may need additional capital to fund future acquisitions and the integration of the businesses that we acquire. Our business may not generate sufficient cash flow, we may not be able to obtain sufficient funds to enable us to pay our debt obligations and capital expenditures or we may not be able to refinance on commercially reasonable terms, if at all.
We may face significant exposure to unknown liabilities in connection with our acquisitions.
     While we have in place a due diligence process to review the businesses we acquire, we may not identify or we may underestimate our exposure for certain liabilities of the businesses we acquire. As a result, we may become responsible for liabilities of the businesses we acquire, including liabilities for environmental claims that were not discovered or fully quantified prior to completing the acquisition and for which we are unable to recover from the seller. Although we seek to minimize the impact of potential undiscovered liabilities by structuring acquisitions to minimize liabilities and obtaining indemnities and warranties from the selling party, these methods may not fully protect us from the impact of all undiscovered liabilities. For example, indemnities or warranties are often limited in scope, amount or duration, and may not fully cover the liabilities for which they were intended. In addition, even if these undiscovered liabilities are covered by indemnities or warranties, the selling parties may become insolvent and may be unable to satisfy any claims we may have against them.
We may incur significant expenses in pursuing acquisitions or developing and expanding disposal sites and costs that are expensed for failed undertakings of this nature could reduce our results of operations.
     We may incur significant expenses in pursuing an acquisition or developing and expanding disposal sites. These include professional and consulting fees paid to complete our due diligence review of our acquisition targets. We capitalize certain of these expenses, as well as the costs of disposal site development and expansions. If an acquisition is no longer considered probable, or if a disposal site development or expansion is not completed or is determined to be impaired, we would charge against earnings any unamortized capitalized expenditures incurred in connection with that acquisition or disposal site development or expansion. In future periods, we may be required to incur charges against earnings in accordance with this policy or due to other events that cause impairments. Depending upon the magnitude of the charges, this could materially reduce our operating results and may negatively impact our covenants to our lenders and to the preferred stockholders of Waste Services, which could adversely affect our liquidity.
To the extent our reserves or accruals are inadequate to cover landfill closure and post-closure care costs, these obligations could reduce our cash flow and profitability.
     We have significant financial obligations to pay closure and post-closure care costs for the landfills we currently own and will likely have similar obligations with respect to any landfills that we acquire in the future. We rely on internally performed studies in estimating our obligations for future closure and post-closure care costs. These studies could be inaccurate and this could result in the costs incurred by us for closure and post-closure care being higher than those estimated.
     Actual future costs of construction materials and third party labor could differ from the costs we have used in estimating these closure and post-closure care costs, for example, because of the impact of general economic conditions on the availability of the required materials and labor. Technical designs could be altered due to unexpected operating conditions or legislative or regulatory changes resulting in higher costs than currently estimated.
     Changes in legislative or regulatory requirements, including changes in capping, closure or post-closure care, activities, types or quantities of materials used, or the term of post-closure care, could result in higher costs than those estimated by us. The actual rate at which disposal capacity is utilized could differ from the projected timing resulting in the landfill reaching capacity earlier or later than projected and thereby causing us to incur closure and post-closure care costs earlier or later than projected.

     To the extent our reserves or accruals are inadequate to cover the actual costs of these obligations, we would have reduced cash flow and profitability.
We may be unable to obtain or maintain the environmental permits and approvals we need to operate our business, which could adversely affect our earnings and cash flow.
     We are subject to significant environmental and land use laws and regulations. To own and operate solid waste facilities, including landfills and transfer stations, we must obtain and maintain licenses or permits, as well as zoning, environmental and other land use approvals. It has become increasingly difficult, costly and time-consuming to obtain required permits and approvals to build, operate and expand solid waste management facilities. The process often takes several years, requires numerous hearings and compliance with zoning, environmental and other requirements and is resisted by citizen, public interest and other groups. The cost of obtaining permits could be prohibitive. We may not be able to obtain and maintain the permits and approvals needed to own, operate or expand our solid waste facilities. Moreover, the enactment of additional laws and regulations or the more stringent enforcement of existing laws and regulations could increase the costs associated with our operations. Any of these occurrences could reduce our expected earnings and cash flow.
     In some markets in which we operate, permitting requirements may be prohibitive and may differ between those required of us and those required of our competitors. Our inability to obtain and maintain permits for solid waste facilities may adversely affect our ability to service our customers and compete in these markets, thereby resulting in reduced operating revenue.
     In addition, stringent controls on the design, operation, closure and post-closure care of solid waste facilities could require us to undertake investigative or remedial activities, curtail operations, close a facility temporarily or permanently, or modify, supplement or replace equipment or facilities at substantial costs resulting in reduced profitability and cash flow.
Any failure to maintain the required financial assurance or insurance to support existing or future service contracts may prevent us from meeting our contractual obligations, and we might be unable to bid on new contracts or retain existing contracts resulting in reduced operating revenue and earnings.
     Municipal solid waste services contracts and permits to operate transfer stations, landfills and material recovery facilities typically require us to obtain performance bonds, letters of credit or other means of financial assurance to secure our contractual performance. Such contracts and permits also typically require us to maintain adequate insurance coverage. We carry a broad range of insurance coverage and retain certain insurance exposure that we believe is customary for a company of our size. If our obligations were to exceed our estimates, there could be a material adverse effect on our results of operations. Our ability to obtain performance bonds or letters of credit is generally dependent on our creditworthiness. Also, the issuance of letters of credit reduces the availability of our revolving credit facilities for other purposes. Our bonding arrangements are generally renewed annually. If we are unable to renew our bonding arrangements on favorable terms or at all or enter into arrangements with new surety providers, we would be unable to meet our existing contractual obligations that require the posting of performance bonds, and we would be unable to bid on new contracts. This would reduce our operating revenue and our earnings.
Changes to patterns regarding disposal of waste could adversely affect our results of operations by reducing the volume of waste available for collection and thus reducing our earnings.
     Waste reduction programs may reduce the volume of waste available for collection in some areas where we operate. Some areas in which we operate offer alternatives to landfill disposal, such as recycling and composting. In addition, provincial, state and local authorities increasingly mandate recycling and waste reduction at the source and prohibit the disposal of certain types of waste, such as yard waste, at landfills. Any significant adverse change in regulation or patterns regarding disposal of waste could have a material adverse effect on our earnings by reducing the level of demand for our services, resulting in decreased revenue and the earnings we are able to generate.

Our acquisition strategy may be unsuccessful if we are unable to identify and complete future acquisitions and integrate acquired assets or businesses and this subjects us to risks that may have a material adverse effect on our results of operations.
     Part of our strategy to expand our business and increase our revenue and profitability is to pursue the acquisition of disposal-based and collection assets and businesses. We have identified a number of acquisition candidates, both in the United States and Canada, that we believe are suitable. However, we may not be able to acquire these candidates at prices or on terms and conditions that are favorable to us. Our ability to execute our acquisition strategy also depends upon other factors, including the successful integration of acquired businesses and our ability to effectively compete in the new markets we enter.
     If we are unable to identify suitable acquisition candidates or successfully complete and integrate the acquisitions, we may not realize the expected benefits from our acquisition growth strategy, including any expected benefits from the proposed vertical integration of acquired operations and disposal facilities.
Our acquisitions of the Allied assets and Florida Recycling make evaluating our operating results difficult given the significance of these acquisitions to our previous operations and our historical results may not give you an accurate indication of how we will perform in the future.
     Our acquisitions of the Allied assets and Florida Recycling may make it more difficult for us to evaluate and predict our future operating performance. Our historical results of operations do not give effect to the acquisitions of the Allied assets and all the issued and outstanding shares of Florida Recycling. Accordingly, the historical financial information incorporated by reference in this prospectus does not necessarily reflect what our financial position, operating results and cash flows will be in the future as a result of these acquisitions.
     The pro forma financial information included herein or incorporated by reference in this prospectus is based in part on the separate pre-acquisition financial reports of the Allied assets and Florida Recycling. We may not be able to successfully integrate or realize the anticipated benefits of these acquisitions and may not be able to maintain or achieve profitability of any of the acquired businesses or overall.
Our business strategy depends in part upon vertically integrating our operations. If we are unable to permit, expand or renew permits for our existing landfill sites or enter into agreements that provide us with access to landfill sites and acquire, lease or otherwise secure access to transfer stations, this may reduce our profitability and cash flow.
     Our ability to meet our business strategy depends in part on our ability to permit, expand or renew permits for our existing landfills, develop new landfill sites in proximity to our operations, enter into agreements that will give us long-term access to landfill sites in our markets and to acquire, lease or otherwise secure access to transfer stations that permit us to internalize our collection volume to our own landfill sites. Permits to expand landfills are often not approved until the remaining permitted disposal capacity of a landfill is very low. We may not be able to purchase additional landfill sites, renew the permits for or expand existing landfill sites, negotiate or renegotiate agreements to obtain a long-term advantage for landfill costs or permit or renew permits for transfer stations that allow us to internalize the waste we collect. If we were to exhaust our permitted capacity at our landfills, our ability to expand internally could be limited, and we could be required to cap and close our landfills and dispose of collected waste at more distant landfills or at landfills operated by our competitors or other third parties. In Alberta, Canada, regulations require landfills to be re-approved every 10 years, thereby providing the regulator an opportunity to add potentially more stringent or costly design or operating conditions to the permit or prevent the renewal of the permit. Our landfill located in Alberta, Canada must complete this re-approval process by October 2006. Any failure by us to secure favorable arrangements (through ownership of landfills or otherwise) for the disposal of collected waste would increase our disposal costs and could result in the loss of business to competitors with more favorable disposal options thereby reducing our profitability and cash flow.
     Changes in legislative or regulatory requirements may cause changes in the landfill site permitting process. These changes could make it more difficult or costly for us to obtain or renew landfill permits. Technical design requirements, as approved, may need modification at some future point in time, which could result in higher development and construction costs than projected. Our current estimates of future disposal capacity may change as a result of changes in design requirements prescribed by legislation, construction requirements and changes in the expected waste density over the life of a landfill site. The density of waste used to convert the available airspace at a landfill into tons may be different than estimated because of variations in operating conditions, including waste compaction practices, site design, climate and the nature of the waste.
Limits on export of waste and any disruptions to the cross-border flow of waste may adversely affect our results of operations by increasing our costs of disposal.
     There is limited disposal capacity available in Ontario, Canada, a market in which we have significant operations. As a result, a significant portion of the solid waste collected in Ontario is transported to sites in the United States for disposal. Disruptions in the cross-border flow of waste, or periodic closures of the border to solid waste would cause us to incur more costs due to the increased time our trucks may be required to spend at border check-points or increased processing or sorting requirements. Additionally, our trucks might be required to travel further to dispose of their waste in other areas of Ontario. Disruptions in the cross-border flow of waste could also result in a lack of disposal capacity available to our Ontario market at a reasonable price or at all. These disruptions could have a material adverse effect on our operating results by increasing our costs of disposal in the Ontario market and thereby decreasing our operating margins and could result in the loss of business to competitors with more favorable disposal options.
Any exposure to environmental liabilities, to the extent not adequately covered by insurance, could result in significant expenses, which would reduce the funds we have available for other purposes, including debt service and reduction and acquisitions.
     We could be held liable for environmental damage at solid waste facilities that we own or operate, including damage to neighboring landowners and residents for contamination of the air, soil, groundwater, surface water and drinking water. Our liability could extend to damage resulting from pre-existing conditions and off-site contamination caused by pollutants or hazardous substances that we or our predecessors arranged to transport, treat or dispose of at other locations. We are also exposed to liability risks from businesses that we acquire because these businesses may have liabilities that we fail or are unable to discover, including noncompliance with environmental laws. Our insurance program may not cover all liabilities associated with environmental cleanup or remediation or compensatory damages, punitive damages, fines, or penalties imposed on us as a result of environmental damage caused by our operations or those of any predecessor. The incurring of liabilities for environmental damages that are not fully covered by insurance could adversely affect our liquidity and could result in significant expenses, which would reduce the funds we have available for other purposes, including debt service and reduction and acquisitions.
We face competition from large and small solid waste services companies and may be unable to successfully compete with other solid waste companies, thereby reducing our operating margins.
     The markets in which we operate are highly competitive and require substantial labor and capital resources. We compete with large, national solid waste services companies as well as smaller regional solid waste services companies. Some of our competitors are better capitalized, have greater name recognition and greater financial, operational and marketing resources than us, and may be able to provide services at a lower cost.

     We also compete with operators of alternative disposal facilities and municipalities that maintain their own waste collection and disposal operations. Public sector operators may have financial advantages over us because of their access to user fees and similar charges as well as to tax revenue. Responding to this competition may result in reduced operating margins. Further, competitive pressures may make our internal growth strategy of improving service and increasing sales penetration difficult or impossible to execute.
The termination or non-renewal of existing customer contracts, or the failure to obtain new customer contracts, could result in declining revenue.
     We derive a portion of our revenue from municipal contracts that require competitive bidding by potential service providers. Although we intend to continue to bid on municipal contracts and to rebid existing municipal contracts, such contracts may not be maintained or won in the future. In the past year, we have found that some municipalities in Canada, for example, have imposed more restrictive bonding requirements as a qualification to bid for some residential waste collection contracts. We may be unable to meet such bonding requirements at a reasonable cost to us or at all. These requirements may limit our ability to bid for some municipal contracts and may favor some of our competitors. If we are unable to compete successfully for municipal contracts because of bonding requirements, we may lose important sources of revenue.
     We also derive a portion of our revenue from non-municipal contracts, which generally have a term of one to three years. Some of these contracts permit our customers to terminate them before the end of the contractual term. Any failure by us to replace revenue from contracts lost through competitive bidding, termination or non-renewal within a reasonable time period could result in a decrease in our operating revenue and our earnings.
We depend on third parties for disposal of solid waste and if we cannot maintain disposal arrangements with them we could incur significant costs that would result in reduced operating margins and revenue.
     We currently deliver a substantial portion of the solid waste we collect to municipally owned disposal facilities and to privately owned or operated disposal facilities. If municipalities increase their disposal rates or if we cannot obtain and maintain disposal arrangements with private owners or operators, we could incur significant additional costs and, if we are not able to pass these cost increases on to our customers because of competitive pressures, this could result in reduced operating margins and revenue.
Labor unions may attempt to organize our non-unionized employees, which may result in increased operating expenses.
     Some of our employees in Canada have chosen to be represented by unions, and we have negotiated collective bargaining agreements with them. Labor unions may make attempts to organize our non-unionized employees. The negotiation of any collective bargaining agreement could divert management’s attention away from other business matters. If we are unable to negotiate acceptable collective bargaining agreements, we may have to wait through “cooling-off” periods, which are often followed by union-initiated work stoppages, including strikes. Unfavorable collective bargaining agreements, work stoppages or other labor disputes may result in increased operating expenses.
Our operating margins and profitability may be negatively affected by increased fuel and energy costs.
     Although fuel and energy costs account for a relatively small portion of our total operating costs, sustained increases in such costs, which we are unable to pass on to our customers because of competitive pressures, could lower our operating margins and negatively affect our profitability.
The industry in which we operate is seasonal and decreases in revenue during winter months may have an adverse effect on our results of operations, particularly for our Canadian operations.
     Our operating revenue tends to be somewhat lower in the fall and winter months for our Canadian operations, reflecting the lower volume of solid waste generated during those periods. Our first and fourth quarter results typically reflect this seasonality. In addition, particularly harsh weather conditions may result in temporary slowdowns or suspension of certain of our operations or higher labor and operational costs, any of which could have a material adverse effect on our results of operations.
If we lose our senior management or are unable to attract highly skilled personnel, we may be unable to successfully pursue our growth strategy.
     We are highly dependent on the experience, abilities and continued efforts of our senior management team. The loss of one or more of our senior management team could limit our ability to execute our growth strategy. Our future success will also depend on our ability to attract, retain and motivate highly skilled personnel in various areas of our business. Our inability to attract new high quality employees could also limit our ability to carry out our growth strategy.
Our Canadian operations subject us to currency translation risk, which could cause our results to fluctuate significantly from period to period.
     A portion of our revenue is derived from our operations in Canada, and for each reporting period, we translate the results of our Canadian operations and financial condition into U.S. dollars. Therefore, our reported results of operations and financial condition are subject to changes in the exchange relationship between the two currencies. As the relationship of the Canadian dollar strengthens against the U.S. dollar, our revenue is favorably affected and conversely expenses are unfavorably affected. The effects of translation are reported as a component of other comprehensive income. Monetary assets denominated in U.S. dollars held by our Canadian operations are re-measured from U.S. dollars into Canadian dollars and then translated into U.S. dollars. The effects of re-measurement are reported currently as a component of net income (loss). We do not currently hedge our exposure to changes in foreign exchange rates.

USE OF PROCEEDS
     There will be no cash proceeds payable to us from the issuance of the new notes pursuant to the exchange offer. Any old notes that are properly tendered and exchanged pursuant to the exchange offer will be retired and cancelled. The issuance of the new notes will not result in any change in our indebtedness.
     The net proceeds to us, less debt issue costs received by us from the issuance of the old notes in the private offering completed on April 30, 2004 were approximately $154.3 million. We used a portion of the net proceeds of the offering of the old notes, together with funds from our senior secured credit facilities and our equity placement, to complete the acquisition of Florida Recycling and the remaining Allied assets and to repay our then existing credit facilities. The remainder of the net proceeds from the private offering are being used for general corporate purposes.

CAPITALIZATION
     The following table sets forth our capitalization as of June 30, 2005 and is derived from our unaudited condensed consolidated financial statements. You should read this table in conjunction with our unaudited condensed consolidated interim financial statements on Form 10-Q incorporated by reference in this prospectus.

As of June 30, 2005
(in thousands)
Cash and cash equivalents	$4,890

Debt:
Senior secured credit facilities
Revolving credit facility	$15,000
Term loan	98,750
9 1/2% Senior subordinated notes	160,000
Other subordinated notes	3,049
Capital lease obligations	714

Total debt	277,513
Mandatorily redeemable shares of preferred stock(1)	74,456
Shareholders’ equity	274,793

Total capitalization	$626,762

(1)	Amount is net of a discount of $5.5 million.

DESCRIPTION OF CREDIT AGREEMENT AND CERTAIN OTHER INDEBTEDNESS
     We have indebtedness under our senior secured credit facilities, other subordinated promissory notes, capital lease obligations and cumulative mandatorily redeemable preferred shares issued to a third party.
Senior Secured Credit Facilities
     On April 30, 2004, we entered into senior secured credit facilities with a syndicate of lenders. The senior secured credit facilities consist of a five-year revolving credit facility in the amount of $60.0 million, up to $15 million of which is available to our Canadian operations, and a seven-year term loan facility in the amount of $100.0 million. The senior secured credit facilities bear interest based upon a spread over base rate or Eurodollar loans, as defined, at our option. The senior secured credit facilities are secured by substantially all of our assets and the assets of our U.S. restricted subsidiaries as well as the shares of capital stock of the U.S. restricted subsidiaries held by us. Our Canadian operations guarantee and pledge all of their assets only in support of the portion of the revolving credit facility available to them. Additionally, 65% of the common shares of our first tier foreign subsidiaries are pledged to secure obligations under the senior secured credit facilities.
     Our senior secured credit facilities contain certain financial and other covenants that restrict our ability to, among other things, make capital expenditures, incur indebtedness, incur liens, dispose of property, repay debt, pay dividends, repurchase shares and make certain acquisitions. Our financial covenants include: (i) minimum consolidated interest coverage, (ii) maximum total leverage and (iii) maximum senior secured leverage. The covenants and restrictions limit the manner in which we conduct our operations and could adversely affect our ability to raise additional capital.
     On October 4, 2004, we entered into an amendment to the Credit Facilities with the administrative agent for the lenders. The amendment included changes to certain of the financial and other covenants contained in the senior secured credit facilities and increased the current interest rates payable on amounts outstanding by 125 basis points to 450 basis points over Eurodollar loans. Until we meet certain target leverage ratios, as defined, availability under the amended facility is reduced to $50.0 million, up to $12.5 million of which is available to our Canadian operations. In connection with the amendment, we paid a fee of approximately $0.5 million to our lenders. As of June 30, 2005, $15.1 million of capacity remained under the senior secured credit facilities, $15.0 million was drawn under the facility and $19.9 million was used to support outstanding letters of credit. As of July 28, 2005, $14.3 million of capacity remained under the facility. Currently, we are in compliance with the financial covenants, as amended, and we expect to continue to be in compliance in future periods.
     The following table sets forth our financial covenant levels for the current and each of the next four quarters:

	Maximum Consolidated	Maximum Consolidated Senior	Minimum Consolidated
Fiscal Quarter	Leverage Ratio	Secured Leverage Ratio	Interest Coverage Ratio
FQ2 2005	6.50:1.00	2.75:1.00	1.75:1.00
FQ3 2005	5.75:1.00	2.50:1.00	1.75:1.00
FQ4 2005	5.25:1.00	2.50:1.00	2.00:1.00
FQ1 2006	5.25:1.00	2.25:1.00	2.00:1.00
FQ2 2006	5.25:1.00	2.25:1.00	2.00:1.00
Surety Bonds
     Municipal solid waste services contracts, permits and licenses to operate transfer stations and material recovery facilities may require performance or surety bonds, letters of credit or other means of financial assurance to secure contractual performance. As of June 30, 2005, we had provided customers and various regulatory authorities with such bonds and letters of credit amounting to approximately $73.0 million to collateralize our obligations.

Waste Services Preferred Stock
     In May 2003, we issued 55,000 shares of preferred stock to Kelso Investment Associates VI, L.P. and KEP VI, LLC, or Kelso, pursuant to the terms of an agreement dated as of May 6, 2003, as amended in February and June 2004, or the Waste Services Subscription Agreement. The preferred stock entitles the holders to a liquidation preference of $1,000 per share and a cumulative cash dividend of 17.75% per annum (compounding and accruing quarterly in arrears). In the event of liquidation, the liquidation preference approximated $80.0 million as of June 30, 2005. As we are not permitted to declare and pay cash dividends pursuant to the terms of our senior secured credit facilities, the dividend payments have been accruing and we expect them to continue to accrue for the foreseeable future.
     The preferred stock, including all accrued and unpaid dividends, must be redeemed in full by no later than May 6, 2015. Until May 6, 2006, we may redeem all or any part of the preferred stock on payment of the sum of $1,000 per share plus accrued and unpaid dividends calculated as if the preferred stock were redeemed on May 6, 2006, or approximately $92.7 million. If we do not exercise our option to redeem all of the preferred stock by May 6, 2009, Kelso may require us to initiate a sale of our assets on terms acceptable to our board consistent with the exercise of its fiduciary duties. Pursuant to an amendment to the Certificate of Designations dated April 30, 2004, if we determine, after conducting a sale process, that any such sale would not yield sufficient proceeds to repay in full the indebtedness then outstanding under our senior secured credit facilities and the redemption amount of our notes, or at least $320.0 million, then we may elect to delay such sale. The sale date may be delayed until the earliest to occur of (i) the final maturity date of the notes (April 15, 2014); (ii) the date on which our senior secured credit facilities and the notes are fully repaid or otherwise satisfied; or (iii) a sale of our assets to a third party. We refer to this date as the delayed sale date. If we do not initiate and complete a sale of our assets within 20 months of initiation of the sale process by the holders of the preferred stock, then on notice from the holders of the preferred stock, all outstanding preferred stock will become due and payable on the first anniversary of the date on which the holders of the preferred stock gave notice requiring the initiation of a sale process, for a liquidation amount of 1.20 times the liquidation preference of $1,000 per share. If the sale date has been delayed, then we are not required to pay this increased liquidation amount until the delayed sale date.
     Also pursuant to the Amended Certificate of Designations, if we become subject to a liquidation or insolvency event (as such terms are defined in our Amended and Restated Credit Agreement dated April 30, 2004) or in the event of a change of control (as such term is defined in the Amended Certificate of Designations), all payments and other distributions to holders of preferred stock will be subordinate to the repayment in full of our senior secured credit facilities. This provision does not prohibit any accrual or increase in the dividend rate or in the liquidation preference of the preferred stock as provided for in the Amended Certificate of Designations, or the distribution of additional shares or other equity securities to the holders of the preferred stock, so long as such additional shares or other equity securities are subject to at least equivalent subordination provisions. In addition, the Amended Certificate of Designations prohibits us from making any payment or distribution to the holders of preferred stock in the event of a sale of our assets, or the exercise by the holders of the preferred stock of their right to require payment of the liquidation amount of their shares as a result of the failure to consummate a sale of our assets as described in the preceding paragraph, unless such payment or distribution is expressly permitted pursuant to the terms of the agreement then governing our senior secured credit facilities.
     Additionally, Kelso, as the holder of the preferred stock, has the exclusive right to elect two members on our board of directors so long as 25,000 or more shares of preferred stock are outstanding or one director so long as there are 5,000 or more shares of preferred stock outstanding. Certain of our actions and those of our affiliates also require the prior approval of the holders of a majority of the preferred stock. All of these covenants and restrictions could limit the manner in which we conduct our operations and could adversely affect our ability to raise additional capital. Any failure by us to comply with these covenants and restrictions will, unless waived by Kelso, result in an immediate obligation to redeem all of the then outstanding preferred stock. If such events occurred, we would be required to refinance Waste Services or obtain capital from other sources, including sales of additional debt or equity or the sale of assets, in order to meet our redemption obligations. We may not be successful in obtaining alternative sources of funding to repay this obligation should events of default occur.
     Under the terms of the preferred stock, we are required to, in certain circumstances, obtain the consent of the holders of the majority of the preferred stock prior to incurring certain indebtedness.

THE EXCHANGE OFFER
Registration Rights
     In connection with the sale of the old notes, the purchasers of the old notes became entitled to the benefits of certain registration rights. Pursuant to the registration rights agreement executed as part of the offering of the old notes, we agreed to:
•	file within 120 days after the issue date of the old notes, the registration statement of which this prospectus is a part with respect to the exchange of the old notes for the new notes to be issued in the exchange offer;

•	use all commercially reasonable efforts to cause the registration statement to become effective within 210 days after the issue date of the old notes; and

•	use all commercially reasonable efforts to issue on or prior to 30 business days, or longer, after the date on which the exchange offer registration statement was declared effective, new notes in exchange for the old notes.
     If:
(1)	we are not:
     (a) required to file the exchange offer registration statement; or
     (b) permitted to consummate the exchange offer because the exchange offer is not permitted by applicable law or SEC policy;
(2)	the SEC refuses to declare the registration statement for the exchange offer effective; or

(3)	any holder of old notes notifies us within 20 business days following consummation of the exchange offer that:
     (a) it is prohibited by law or SEC policy from participating in the exchange offer; or
     (b) that it may not resell the new notes acquired by it in the exchange offer to the public without delivering a prospectus and the prospectus contained in the exchange offer registration statement is not appropriate or available for such resales; or
     (c) that it is a broker-dealer and owns notes acquired directly from us or an affiliate;
we will file with the SEC a shelf registration statement to cover resales of the notes by the holders who satisfy certain conditions relating to the provision of information in connection with the shelf registration statement.
     In the event the exchange offer is consummated, we will not be required to file a shelf registration statement relating to any outstanding old notes other than those held by persons not eligible to participate in the exchange offer. The exchange offer shall be deemed to have been consummated upon:
•	the filing and effectiveness of the registration statement relating to the new notes to be issued in the exchange offer;

•	the maintenance of such registration statement continuously effective and the keeping of the exchange offer open for a period not less than the minimum period required under applicable federal and state securities laws to consummate the exchange offer; provided, however that in no event shall such period be less than 20 business days; and

•	the delivery by us to the registrar under the indenture of new notes in the same aggregate principal amount as the aggregate principal amount of old notes tendered by holders of old notes pursuant to the exchange offer.
     Upon consummation, holders of old notes seeking liquidity in their investment would have to rely on exemptions to registration requirements under the Securities Act. See “Risk Factors—If you do not tender your old notes to be exchanged in this exchange offer, your notes will remain subject to transfer restrictions.”
Liquidated Damages
     In the registration rights agreement, we also agreed that in the event that:
     (1) we fail to file any of the registration statements required by the registration rights agreement on or before the date specified for such filing;
     (2) any of such registration statements is not declared effective by the SEC on or prior to the date specified for such effectiveness;
     (3) we fail to consummate the exchange offer within 30 business days after the exchange offer registration statement is declared effective by the SEC; or
     (4) the shelf registration statement or the exchange offer registration statement is declared effective but thereafter ceases to be effective or fails to be usable for its intended purposes during the periods specified in the registration rights agreement, then we will pay liquidated damages to each holder, with respect to the first 90-day period immediately following the occurrence of the first registration default in an amount equal to $.05 per week per $1,000 principal amount of notes held by such holder. The amount of the liquidated damages will increase by an additional $.05 per week per $1,000 principal amount of notes with respect to each subsequent 90-day period until all registration defaults have been cured, up to a maximum amount of liquidated damages for all registration defaults of $.50 per week per $1,000 principal amount of notes. We are currently paying liquidated damages on the old notes, in an amount equal to $0.05 per week per $1,000 in principal amount of the old notes, for each week that the default continued for the first 90-days following default (approximately $8,000 per week). The amount of liquidated damages will increase by an additional $0.05 per week per $1,000 in principal amount of unregistered old notes for each subsequent 90-day period until all defaults have been cured, to a maximum of $0.50 per week per $1,000 in principal amount of unregistered old notes outstanding. These liquidated damages are payable at the same time as interest payments due under the old notes. Currently, our interest penalty approximates $32,000 per week until August 24, 2005, when it will increase to $40,000 per week.
Terms of the Exchange Offer
     Upon the terms and subject to the conditions set forth in this prospectus and in the accompanying Letter of Transmittal, we will accept all old notes validly tendered prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. We will issue $1,000 principal amount of new notes in exchange for each $1,000 principal amount of outstanding old notes accepted in the exchange offer. Holders may tender some or all of their old notes pursuant to the exchange offer in denominations of $1,000 and integral multiples thereof.
     As of the date of this prospectus, $160 million aggregate principal amount of old notes are outstanding. In connection with the issuance of the old notes, we arranged for the old notes initially purchased by Qualified Institutional Buyers to be issued and transferable in book-entry form through the facilities of DTC, acting as depositary. The new notes will also be issuable and transferable in book-entry form through DTC.
     This prospectus, together with the accompanying Letter of Transmittal, is being sent to all registered holders as of      , 2005, which is the record date for purposes of the exchange offer.

     We shall be deemed to have accepted validly tendered old notes when, as and if we have given oral or written notice thereof to the exchange agent. See “—Exchange Agent.” The exchange agent will act as agent for the tendering holders of old notes for the purpose of receiving new notes from us and delivering new notes to such holders.
     If any tendered old notes are not accepted for any exchange because of an invalid tender or the occurrence of certain other events set forth herein, certificates for any such unaccepted old notes will be returned, without expenses, to the tendering holder thereof promptly after the expiration date.
     Holders of old notes who tender in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of old notes pursuant to the exchange offer. We will pay all charges and expenses, other than certain applicable taxes in connection with the exchange offer. See “—Fees and Expenses.”
Expiration Dates, Extensions, and Amendments
     The term “expiration date” shall mean      , 2005 unless we, in our sole discretion, extend the exchange offer, in which case the term “expiration date” shall mean the latest date to which the exchange offer is extended.
     In order to extend the expiration date, we will notify the exchange agent of any extension by oral or written notice and will mail to the record holders of old notes an announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. Such announcement may state that we are extending the exchange offer for a specified period of time.
     We reserve the right:
•	to delay acceptance of any old notes in the event that the exchange offer is extended, to extend the exchange offer or to terminate the exchange offer and to refuse to accept any old notes, if any of the conditions set forth herein under “—Termination” shall have occurred and shall not have been waived by us (if permitted to be waived by us) prior to the expiration date, by giving oral or written notice of such delay, extension or termination to the exchange agent; and

•	to amend the terms of the exchange offer in any manner deemed by us to be advantageous to the holders of the old notes.
     Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof. If the exchange offer is amended in a manner determined by us to constitute a material change, we will promptly disclose such amendment in a manner reasonably calculated to inform the holders of the old notes of such amendment.
     Without limiting the manner by which we may choose to make public announcements of any delay in acceptance, extension, termination or amendment of the exchange offer, we shall have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to the Dow Jones News Service.
Interest on the New Notes
     The new notes will bear interest from April 30, 2004 payable semiannually on April 15 and October 15 of each year commencing on October 15, 2004 at the rate of 9 1/2% per annum. Holders of old notes whose old notes are accepted for exchange will be deemed to have waived the right to receive any payment in respect of interest on the old notes accrued from April 30, 2004 until the date of the issuance of the new notes. Consequently, holders who exchange their old notes for new notes will receive the same interest payment on October 15, 2005 (the first interest payment date with respect to the new notes) that they would have received had they not accepted the exchange offer.

Resale of the New Notes
     Based on no-action letters issued by the staff of the SEC to third parties, we believe that the new notes issued pursuant to the exchange offer in exchange for old notes may be offered for resale, resold and otherwise transferred by any holder thereof (other than a broker-dealer who purchased the notes directly from us to resell pursuant to an exemption under the Securities Act or a person that is an “affiliate” of ours within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that:
•	the new notes were acquired in the ordinary course of business; and

•	the holder is not participating, and has no arrangements or understanding with any person to participate, in the distribution of the new notes.
     Holders of old notes wishing to accept the exchange offer must represent to us that these conditions have been met.
     Each broker-dealer that receives new notes in exchange for old notes held for its own account, as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, such broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by such broker-dealer in connection with resales of new notes received in exchange for old notes. We have agreed that, for a period of one year after the expiration date, we will make this prospectus and any amendment or supplement to this prospectus available to any such broker-dealer for use in connection with any such resale. See “Plan of Distribution.”
Procedure for Tendering
     To tender in the exchange offer, a holder must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signature thereon guaranteed if required by the Letter of Transmittal and mail or otherwise deliver such Letter of Transmittal or such facsimile, together with the old notes (unless such tender is being effected pursuant to the procedure for book-entry transfer described below) and any other required documents, to the exchange agent prior to 5:00 p.m., New York City time, on the expiration date.
     Any financial institution that is a participant in DTC’s Book-Entry Transfer Facility system may make book-entry delivery of the old notes by causing DTC to transfer such old notes into the exchange agent’s account in accordance with DTC’s procedure for such transfer. Although delivery of old notes may be effected through book-entry transfer into the exchange agent’s account at DTC, the Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received or confirmed by the exchange agent at its addresses set forth herein under “—Exchange Agent” prior to 5:00 p.m., New York City time, on the expiration date. DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH ITS PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.
     The tender by a holder of old notes will constitute an agreement between such holder and us in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.
     Delivery of all documents must be made to the exchange agent at its address set forth herein. Holders may also request that their respective brokers, dealers, commercial banks, trust companies, or nominees effect such tender for such holders.
     The method of delivery of old notes and the Letters of Transmittal and all other required documents to the exchange agent is at the election and risk of the holders. Instead of delivery by mail, it is recommended that holders use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. No Letter of Transmittal or old notes should be sent to us.

     Only a holder of old notes may tender such old notes in the exchange offer. The term “holder” with respect to the exchange offer means any person in whose name old notes are registered on the books of the company or any other person who has obtained a properly completed bond power from the registered holder, or any person whose old notes are held of record by DTC who desires to deliver such old notes by book-entry transfer at DTC.
     Any beneficial holder whose old notes are registered in the name of his broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on his behalf. If such beneficial holder wishes to tender on his own behalf, such beneficial holder must, prior to completing and executing the Letter of Transmittal and delivering his old notes, either make appropriate arrangements to register ownership of the old notes in such holder’s name or obtain a properly completed bond power from the registered holder. The transfer of record ownership may take considerable time.
     Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Exchange Act (an “Eligible Institution”) unless the old notes tendered pursuant thereto are tendered:
•	by a registered holder who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the Letter of Transmittal; or

•	for the account of an Eligible Institution.
     If the Letter of Transmittal is signed by a person other than the registered holder of any old notes listed therein, such old notes must be endorsed or accompanied by appropriate bond powers which authorize such person to tender the old notes on behalf of the registered holder, in either case signed as the name of the registered holder or holders that appears on the old notes.
     If the Letter of Transmittal or any old notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by us, evidence satisfactory to us of their authority to so act must be submitted with the Letter of Transmittal.
     All the questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of the tendered old notes will be determined by us in our sole discretion, which determinations will be final and binding. We reserve the absolute right to reject any and all old notes not validly tendered or any old notes our acceptance of which would, in the opinion of counsel for us, be unlawful. We also reserve the absolute right to waive any irregularities as to particular old notes and any conditions of tender as to all of the old notes. Our interpretation of the terms and conditions of the exchange offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within such time as we shall determine. Neither we, the exchange agent nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of old notes nor shall any of them incur any liability for failure to give such notification. Tenders of old notes will not be deemed to have been made until such irregularities have been cured or waived. Any old notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost by the exchange agent to the tendering holder of such old notes unless otherwise provided in the Letter of Transmittal promptly following the expiration date.
     In addition, we reserve the right in our sole discretion to:
•	purchase or make offers for any old notes that remain outstanding subsequent to the expiration date, or, as set forth under “—Termination,” to terminate the exchange offer; and

•	to the extent permitted by applicable law, purchase old notes in the open market, in privately negotiated transactions or otherwise.
The terms of any such purchase or offers may differ from the terms of the exchange offer.
     By tendering, each holder of old notes will represent to us that among other things, the new notes acquired pursuant to the exchange offer are being obtained in the ordinary course of business of the person receiving such new notes, whether or not such person is the holder, that neither the holder nor any other person has an arrangement or understanding with any person to participate in the distribution of the new notes and that neither the holder nor any such other person is an “affiliate” of our company within the meaning of Rule 405 under the Securities Act.
Guaranteed Delivery Procedure
     Holders who wish to tender their old notes and whose old notes are not immediately available, or who cannot deliver their old notes, the Letter of Transmittal, or any other required documents to the exchange agent prior to the expiration date, or if such holder cannot complete the procedure for book-entry transfer on a timely basis, may effect a tender if:
•	the tender is made through an Eligible Institution;

•	prior to the expiration date, the exchange agent receives from such Eligible Institution properly competed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery):
•	setting forth the name and address of the holder of the old notes, the certificate number or numbers of such old notes and the principal amount of old notes tendered;

•	stating that the tender is being made by guaranteed delivery; and

•	guaranteeing that, within five business days after the expiration date, the Letter of Transmittal (or facsimile thereof), together with the certificate(s) representing the old notes to be tendered in proper form for transfer and any other documents required by the Letter of Transmittal, will be deposited by the Eligible Institution with the exchange agent; and
•	the exchange agent receives the properly completed and executed Letter of Transmittal (or facsimile thereof), together with the certificate(s) representing all tendered old notes in proper form for transfer (or confirmation of a book-entry transfer into the exchange agents’ account at DTC of old notes delivered electronically) and all other documents required by the Letter of Transmittal within five business days after the expiration date.
Withdrawal of Tenders
     Except as otherwise provided herein, tenders of old notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the business day prior to the expiration date.
     To withdraw a tender of old notes in the exchange offer, a written or facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth herein prior to 5:00 p.m., New York City time, on the expiration date. Any such notice of withdrawal must:
•	specify the name of the person having deposited the old notes to be withdrawn, or the Depositor;

•	identify the old notes to be withdrawn (including the certificate number or numbers and principal amount of the old notes);

•	be signed by the Depositor in the same manner as the original signature on the Letter of Transmittal by which the old notes were tendered (including any required signature guarantees) or be accompanied by documents of transfers sufficient to permit the Trustee with respect to the old notes to register the transfer of the old notes into the name of the Depositor withdrawing the tender; and

•	specify the name in which the old notes are to be registered, if different from that of the Depositor.
     All questions as to the validity, form and eligibility (including time of receipt) for such withdrawal notices will be determined by us, and our determination shall be final and binding on all parties. Any old notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer and no new notes will be issued with respect thereto unless the old notes so withdrawn are validly tendered. Any old notes which have been tendered but which are not accepted for exchange will be returned to the holder thereof without cost to such holder promptly after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn old notes may be tendered by following one of the procedures described above under “—Procedure for Tendering” at any time prior to the expiration date.
Termination
     Notwithstanding any other term of the exchange offer, we will not be required to accept for exchange, or exchange new notes for, any old notes not therefore accepted for exchange, and may terminate or amend the exchange offer as provided herein before the acceptance of such old notes if:
•	any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer, which, in our judgment, might materially impair our ability to proceed with the exchange offer; or

•	any law, statute, rule or regulation is proposed, adopted or enacted, or any existing law, statute rule or regulation is interpreted by the staff of the SEC or court of competent jurisdiction in a manner, which, in our judgment, might materially impair our ability to proceed with the exchange offer.
     If we determine that we may terminate the exchange offer, as set forth above, we may:
•	refuse to accept any old notes and return any old notes that have been tendered to the holders thereof;

•	extend the exchange offer and retain all old notes that have been tendered prior to the expiration of the exchange offer, subject to the rights of such holders of tendered old notes to withdraw their tendered old notes; or

•	waive such termination event with respect to the exchange offer and accept all properly tendered old notes that have not been withdrawn.
     If such waiver constitutes a material change in the exchange offer, we will disclose the change by means of a supplement to this prospectus that will be distributed to each registered holder of old notes and we will extend the exchange offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered holders of the old notes, if the exchange offer would otherwise expire during such period.

Exchange Agent
     Wells Fargo Bank, National Association has been appointed as exchange agent for the exchange offer. Questions and requests for assistance and requests for additional copies of this prospectus or of the Letter of Transmittal should be directed to the exchange agent addressed as follows:

By Registered and Certified Mail	By Overnight Courier or Regular Mail:	By Hand Delivery
Wells Fargo Bank , N.A.	Wells Fargo Bank, N.A.	Wells Fargo Bank, N.A.
Corporate Trust Operations	Corporate Trust Operations	Corporate Trust Services
MAC N9303-121	MAC N9303-121	608 2nd Avenue South
P.O. Box 1517	6th & Marquette Avenue	Northstar East Building — 12th Floor
Minneapolis, MN 55480	Minneapolis, MN 55479	Minneapolis, MN 55402
By Facsimile Transmission: (612) 667-6282
Confirm by Telephone: (800) 344-5128
     Wells Fargo Bank, National Association is the trustee under the indenture governing the notes.
Fees and Expenses
     The expense of soliciting tenders pursuant to the exchange offer will be borne by us. The principal solicitation for tenders pursuant to the exchange offer is being made by mail. Additional solicitations may be made by officers and regular employees of ours and our affiliates in person, by facsimile or telephone.
     We will not make any payments to brokers, dealers or other persons soliciting acceptances of the exchange offer. We, however, will pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent’s reasonable out-of-pocket expenses in connection therewith. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus, Letters of Transmittal and related documents to the beneficial owners of the old notes and in handling or forwarding tenders for exchange.
     The expenses to be incurred in connection with the exchange offer, including fees and expenses of the exchange agent and trustee and accounting and legal fees, will be paid by us.
     We will pay all transfer taxes, if any, applicable to the exchange of old notes pursuant to the exchange offer. If, however, certificates representing new notes or old notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any other person other than the registered holder of the old notes tendered, or if tendered old notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of old notes pursuant to the exchange offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other person) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.
Consequences of Failure to Exchange
     If you do not tender your old notes to be exchanged in this exchange offer, they will remain “restricted securities” within the meaning of Rule 144(a)(3) of the Securities Act. Accordingly, they may only be resold if:
•	registered pursuant to the Securities Act;

•	an exemption from registration is available; or

•	neither registration nor an exemption is required by law; and
they shall continue to bear a legend restricting transfer in the absence of registration or an exemption from registration.
     As a result of the restrictions on transfer and the availability of the new notes, the old notes are likely to be much less liquid than before the exchange offer. Following the consummation of the exchange offer, in general, holders of old notes will have no further registration rights under the registration rights agreement.

DESCRIPTION OF THE NEW NOTES
     You can find the definitions of certain terms used in this description under the subheading “Certain Definitions,” or elsewhere in this description. In this description, the word “Waste Services” refers only to Waste Services, Inc. and not to any of its subsidiaries.
     Waste Services issued the outstanding old notes under an indenture dated as of April 30, 2004 among itself, the Guarantors and Wells Fargo Bank, National Association, as trustee. A copy of the form of indenture will be made available upon request. Upon the issuance of the new notes, the indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended. We refer to the new notes throughout this description as the “new notes,” the older outstanding notes as the “old notes” and the new notes and old notes together as the “notes.”
     The following description is a summary of the material provisions of the indenture. It does not restate the agreement in its entirety. We urge you to read the indenture because it, and not this description, define your rights as holders of the notes. Copies of the indenture are available as set forth below under “—Additional Information.” Certain defined terms used in this description but not defined below under “—Certain Definitions” have the meanings assigned to them in the indenture.
     The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders will have rights under the indenture.
General
     The new notes will be unsecured, senior obligations of Waste Services. The old notes were issued in an initial principal amount of $160 million. The new notes will be issued solely in exchange for an equal principal amount of old notes pursuant to the exchange offer. The form and terms of the new notes will be identical in all material respects to the form and terms of the old notes except that: (1) the new notes will have been registered under the Securities Act and (2) the registration rights and liquidated damages provisions applicable to the old notes are not applicable to the new notes. These rights and provisions are triggered if the filing and declaration of effectiveness of the required registration statement and subsequent consummation of an exchange offer pursuant to the registration statement do not occur within the time periods specified in the registration rights agreement. See “The Exchange Offer—Registration Rights.”
Brief Description of the Notes and the Note Guarantees
The Notes
     The notes:
•	will be general unsecured obligations of Waste Services;

•	will be subordinated in right of payment to all existing and future Senior Debt of Waste Services;

•	will be effectively subordinated to all existing and future Indebtedness of the Subsidiaries of Waste Services that are not Guarantors;

•	will be pari passu in right of payment with any future senior subordinated Indebtedness of Waste Services;

•	will be senior in right of payment to all subordinated Indebtedness of Waste Services; and

•	will be unconditionally guaranteed by the Guarantors.

The Note Guarantees
     Prior to the Migration, the notes were guaranteed by Capital and its Foreign Subsidiaries and each of Waste Services’ current and future Domestic Subsidiaries.
     Each guarantee of the notes:
•	will be a general unsecured obligation of the relevant Guarantor;

•	will be subordinated in right of payment to all existing and future unsecured Senior Debt of that Guarantor;

•	will be senior in right of payment to all subordinated Indebtedness of that Guarantor; and

•	will be pari passu in right of payment with any future senior subordinated Indebtedness of that Guarantor.
     As of June 30, 2005, Waste Services and the Guarantors had total Senior Debt of approximately $113.8 million. As indicated above and as discussed in detail below under the caption “—Subordination,” payments on the notes and under these guarantees will be subordinated to the payment of Senior Debt. The indenture will permit us and the Guarantors to incur additional Senior Debt.
     As of the date of the indenture, all of our Subsidiaries were “Restricted Subsidiaries.” However, under the circumstances described below under the caption “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries,” we will be permitted to designate certain of our Subsidiaries as “Unrestricted Subsidiaries.” Our Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the indenture. Our Unrestricted Subsidiaries will not guarantee the notes.
     In addition, following the consummation of the Migration in July, 2004, the Guarantees of Capital and its Foreign Subsidiaries were released. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor Subsidiaries, the non-guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to us. Capital and its Foreign Subsidiaries represented 28.9% of our total consolidated assets as of June 30, 2005 based on book value.
Principal, Maturity and Interest
     Waste Services issued $160.0 million in aggregate principal amount of notes in the private offering on April 30, 2004. Waste Services may issue additional notes under the indenture from time to time. Any issuance of additional notes is subject to all of the covenants in the indenture, including the covenant described below under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock.” The notes and any additional notes subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. Waste Services issued notes in denominations of $1,000 and integral multiples of $1,000. The notes will mature on April 15, 2014.
     Interest on the notes will accrue at the rate of 9 1/2% per annum and will be payable semi-annually in arrears on April 15 and October 15, commencing on October 15, 2004. Interest on overdue principal and interest and Liquidated Damages, if any, will accrue at a rate that is 1% higher than the then applicable interest rate on the notes. Waste Services will make each interest payment to the holders of record on the immediately preceding April 1 and October 1.
     Interest on the notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes
     If a holder of notes has given wire transfer instructions to Waste Services, Waste Services will pay all principal, interest and premium, if any, and Liquidated Damages, if any, on that holder’s notes in accordance with those instructions. All other payments on the notes will be made at the office or agency of the paying agent and registrar within the City and State of New York by U.S. dollar check unless Waste Services elects to make interest payments by check mailed to the noteholders at their address set forth in the register of holders.
Paying Agent and Registrar for the Notes
     The trustee will initially act as paying agent and registrar. Waste Services may change the paying agent or registrar without prior notice to the holders of the notes, and Waste Services or any of its Subsidiaries may act as paying agent or registrar.
Transfer and Exchange
     A holder may transfer or exchange notes in accordance with the provisions of the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes due on transfer. Waste Services will not be required to transfer or exchange any note selected for redemption. Also, Waste Services will not be required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.
Note Guarantees
     Prior to the Migration, the notes were guaranteed by Capital and its current and future Foreign Subsidiaries and each of Waste Services’ current and future Domestic Subsidiaries. However, after the Migration, the guarantees of Capital and its Subsidiaries were released. These Note Guarantees will be joint and several obligations of the Guarantors. Each Note Guarantee will be subordinated to the prior payment in full of all Senior Debt of that Guarantor. The obligations of each Guarantor under its Note Guarantee will be limited as necessary to prevent that Note Guarantee from constituting a fraudulent conveyance under applicable law. See “Risk Factors—Federal and state statutes allow courts, under specific circumstances, to void guarantees and require note holders to return payments received from guarantors.”
     A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than Waste Services or another Guarantor, unless:
     (1) immediately after giving effect to that transaction, no Default or Event of Default exists; and
     (2) either:
     (a) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under the indenture, its Note Guarantee and the registration rights agreement pursuant to a supplemental indenture satisfactory to the trustee; or
     (b) the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the indenture.
     The Note Guarantee of a Guarantor will be released:
     (1) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) Waste Services or a Restricted Subsidiary of Waste Services if the sale or other disposition does not violate the “Asset Sale” provisions of the indenture;

     (2) in connection with any sale or other disposition of the Capital Stock of that Guarantor such that the Guarantor ceases to be a Subsidiary of Waste Services or Capital, if the sale or other disposition does not violate the “Asset Sale” provisions of the indenture;
     (3) if Waste Services designates any Restricted Subsidiary of Waste Services that is a Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of the indenture;
     (4) upon legal defeasance or satisfaction and discharge of the indenture as provided below under the captions “—Legal Defeasance and Covenant Defeasance” and “—Satisfaction and Discharge”; and
     (5) in the case of Capital and any of its Foreign Subsidiaries, upon consummation of the Migration.
     See “—Repurchase at the Option of Holders—Asset Sales.”
Subordination
     The payment of principal, interest, premium, if any, and Liquidated Damages, if any, on the notes will be subordinated to the prior payment in full in cash of all Senior Debt of Waste Services, including Senior Debt incurred after the date of the indenture. Limitations on the issuance of additional Senior Debt are described under “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock.”
     The holders of Senior Debt will be entitled to receive payment in full in cash of all Obligations due in respect of Senior Debt (including interest after the commencement of any bankruptcy proceeding at the rate specified in the documentation for the applicable Senior Debt) before the holders of notes will be entitled to receive any payment with respect to the notes (except that holders of notes may receive and retain Permitted Junior Securities and payments made from either of the trusts described under “—Legal Defeasance and Covenant Defeasance” and “—Satisfaction and Discharge”), in the event of any distribution to creditors of Waste Services in connection with:
     (1) a liquidation or dissolution of Waste Services;
     (2) a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to Waste Services or its property;
     (3) an assignment for the benefit of creditors; or
     (4) any marshaling of Waste Services’ assets and liabilities.
     Waste Services also may not make any payment in respect of the notes (except in Permitted Junior Securities or from the trusts described under “—Legal Defeasance and Covenant Defeasance” and “—Satisfaction and Discharge”) if:
     (1) a payment default on Designated Senior Debt occurs and is continuing beyond any applicable grace period; or
     (2) any other default occurs and is continuing on any series of Designated Senior Debt that permits holders of that series of Designated Senior Debt to accelerate its maturity and the trustee receives a notice of such default (a “Payment Blockage Notice”) from Waste Services or the holders of any Designated Senior Debt.
     Payments on the notes may and will be resumed:
     (1) in the case of a payment default, upon the date on which such default is cured or waived; and

     (2) in the case of a nonpayment default, upon the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated.
     No new Payment Blockage Notice may be delivered unless and until 360 days have elapsed since the delivery of the immediately prior Payment Blockage Notice.
     No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the trustee will be, or be made, the basis for a subsequent Payment Blockage Notice unless such default has been cured or waived for a period of not less than 90 days after the expiration of such Payment Blockage Notice.
     If the trustee or any holder of the notes receives a payment in respect of the notes (except in Permitted Junior Securities or from the trusts described under “—Legal Defeasance and Covenant Defeasance” and “—Satisfaction and Discharge”) when the payment is prohibited by these subordination provisions, the trustee or the holder, as the case may be, will hold the payment in trust for the benefit of the holders of Senior Debt. Upon the written request of the holders of Senior Debt, the trustee or the holder, as the case may be, will deliver the amounts in trust to the holders of Senior Debt or their proper representative.
     Waste Services must promptly notify holders of Senior Debt if payment on the notes is accelerated because of an Event of Default.
     As a result of the subordination provisions described above, in the event of a bankruptcy, liquidation or reorganization of Waste Services, holders of notes may recover less ratably than creditors of Waste Services who are holders of Senior Debt. As a result of the obligation to deliver amounts received in trust to holders of Senior Debt, holders of notes may recover less ratably than trade creditors of Waste Services. See “Risk Factors—Your right to receive payments on the notes will be unsecured and subordinated to the borrowings under our new senior secured credit facilities, and possibly all of our future indebtedness. Further, the guarantees of the notes will be unsecured and subordinated to our subsidiaries’ guarantees of our new senior secured credit facilities and possibly all of their future indebtedness.”
Optional Redemption
     At any time prior to April 15, 2007, Waste Services may on any one or more occasions redeem up to 35% of the aggregate principal amount of notes (including additional notes, if any) issued under the indenture at a redemption price of 109.50% of the principal amount, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings of Waste Services; provided that:
     (1) at least 65% of the aggregate principal amount of notes (including additional notes, if any) issued under the indenture (excluding notes held by Waste Services and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and
     (2) the redemption occurs within 45 days of the date of the closing of any such Equity Offering.
     Except pursuant to the preceding paragraph, the notes will not be redeemable at Waste Services’ option prior to April 15, 2009.
     On or after April 15, 2009, Waste Services may redeem all or a part of the notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, on the notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on April 15 of the years indicated below, subject to the rights of holders of notes on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage
2009	104.750%
2010	103.167%
2011	101.583%
2012 and thereafter	100.000%
     Unless Waste Services defaults in the payment of the redemption price, interest will cease to accrue on the notes or portions thereof called for redemption on the applicable redemption date.
Mandatory Redemption
     Waste Services is not required to make mandatory redemption or sinking fund payments with respect to the notes.
Repurchase at the Option of Holders
Change of Control
     If a Change of Control occurs, each holder of notes will have the right to require Waste Services to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that holder’s notes pursuant to a Change of Control Offer on the terms set forth in the indenture. In the Change of Control Offer, Waste Services will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest and Liquidated Damages, if any, on the notes repurchased to the date of purchase, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date. Within ten days following any Change of Control, Waste Services will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the indenture and described in such notice. Waste Services will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, Waste Services will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the indenture by virtue of such compliance.
     On the Change of Control Payment Date, Waste Services will, to the extent lawful:
     (1) accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;
     (2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and
     (3) deliver or cause to be delivered to the trustee the notes properly accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes being purchased by Waste Services.
     The paying agent will promptly mail to each holder of notes properly tendered the Change of Control Payment for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each new note will be in a principal amount of $1,000 or an integral multiple of $1,000. Waste Services will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.
     Prior to complying with any of the provisions of this “Change of Control” covenant, but in any event within 90 days following a Change of Control, Waste Services will either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of notes required by this covenant.
     The provisions described above that require Waste Services to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the holders of the notes to require that Waste Services repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.
     Waste Services will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by Waste Services and purchases all notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to the indenture as described above under the caption “—Optional Redemption,” unless and until there is a default in payment of the applicable redemption price.
     The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of Waste Services and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require Waste Services to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Waste Services and its Subsidiaries taken as a whole to another Person or group may be uncertain.
Asset Sales
     Waste Services will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:
     (1) Waste Services (or such Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and
     (2) at least 75% of the consideration received in the Asset Sale by Waste Services or such Restricted Subsidiary is in the form of cash. Solely for purposes of this clause (2), each of the following will be deemed to be cash:
     (a) any liabilities, as shown on the most recent consolidated balance sheet of Capital (prior to the Migration) and Waste Services (following the Migration), of Waste Services or any Restricted Subsidiary of Waste Services (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases Waste Services or such Restricted Subsidiary from further liability;
     (b) any securities, notes or other obligations received by Waste Services or any such Restricted Subsidiary from such transferee that are converted by Waste Services or such Restricted Subsidiary into cash within 90 days of receipt, to the extent of the cash received in that conversion; and
     (c) any stock or assets of the kind referred to in clauses (2) or (4) of the next paragraph of this covenant.
     Within 365 days after the receipt of any Net Proceeds from an Asset Sale, Waste Services (or the applicable Restricted Subsidiary of Waste Services, as the case may be) may apply such Net Proceeds at its option:
     (1) to repay Senior Debt and, if the Senior Debt repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

     (2) to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary of Waste Services;
     (3) to make a capital expenditure; or
     (4) to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business.
     Pending the final application of any Net Proceeds, Waste Services may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the indenture.
     Any Net Proceeds from Asset Sales that are not applied or invested as provided in the second paragraph of this covenant will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $15.0 million, within ten days, Waste Services will make an Asset Sale Offer to all holders of notes and all holders of other Indebtedness that is pari passu with the notes containing provisions similar to those set forth in the indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, Waste Services may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee will select the notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.
     Waste Services will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the indenture, Waste Services will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the indenture by virtue of such compliance.
     The agreements governing Waste Services’ outstanding Senior Debt currently prohibit Waste Services from purchasing any notes, and also provide that certain change of control or asset sale events with respect to Waste Services would constitute a default under these agreements. Any future credit agreements or other agreements relating to Senior Debt to which Waste Services becomes a party may contain similar restrictions and provisions. In the event a Change of Control or Asset Sale occurs at a time when Waste Services is prohibited from purchasing notes, Waste Services could seek the consent of its senior lenders to the purchase of notes or could attempt to refinance the borrowings that contain such prohibition. If Waste Services does not obtain such a consent or repay such borrowings, Waste Services will remain prohibited from purchasing notes. In such case, Waste Services’ failure to purchase tendered notes would constitute an Event of Default under the indenture which would, in turn, constitute a default under such Senior Debt. In such circumstances, the subordination provisions in the indenture would likely restrict payments to the holders of notes.
Selection and Notice
     If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption on a pro rata basis unless otherwise required by law or applicable stock exchange requirements.
     No notes of $1,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture. Notices of redemption may not be conditional.

     If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder of notes upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of notes called for redemption.
Certain Covenants
Restricted Payments
     Waste Services will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:
     (1) declare or pay any dividend or make any other payment or distribution on account of Waste Services’ or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving Waste Services or any of its Restricted Subsidiaries) or to the direct or indirect holders of Waste Services’ or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of Waste Services and other than dividends or distributions payable to Waste Services or a Restricted Subsidiary of Waste Services);
     (2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving Waste Services) any Equity Interests of Waste Services or any direct or indirect parent of Waste Services;
     (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of Waste Services or any Guarantor that is contractually subordinated to the notes or to any Note Guarantee (excluding any intercompany Indebtedness between or among Waste Services and any of its Restricted Subsidiaries), except a payment of interest or principal at the Stated Maturity thereof or any payment made with Equity Interests (other than Disqualified Stock) of Waste Services or, prior to the Migration, Capital (to the extent such Equity Interests of Capital are converted into Equity Interests of Waste Services upon consummation of the Migration); or
     (4) make any Restricted Investment
(all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:
     (1) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;
     (2) Waste Services would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock”; and
     (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Waste Services and its Restricted Subsidiaries since the date of the indenture (excluding Restricted Payments permitted by clauses (2), (3), (5), (6), (7), (8), (9) and (10) of the next succeeding paragraph), is less than the sum, without duplication, of:
     (a) 50% of the Consolidated Net Income of Capital (prior to the Migration) or Waste Services (after the Migration), as the case may be, for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of the indenture to the end of the most recently ended fiscal quarter of Capital (prior to the Migration) or Waste Services (after the Migration), as the case may be, for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus
     (b) 100% of the aggregate net cash proceeds, and the Fair Market Value of any property other than cash, received by Waste Services since the date of the indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of Waste Services (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of Waste Services that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of Waste Services or Capital and its Subsidiaries); plus
     (c) prior to the Migration, 100% of the aggregate net cash proceeds, and the Fair Market Value of any property other than cash, received by Capital since the date of the indenture from the issue or sale of Equity Interests of Capital (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of Capital that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of Capital), in each case to the extent such Equity Interests of Capital are converted into Equity Interests of Waste Services upon consummation of the Migration; plus
     (d) to the extent that any Restricted Investment that was made after the date of the indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment; plus
     (e) to the extent that any Unrestricted Subsidiary of Waste Services designated as such after the date of the indenture is redesignated as a Restricted Subsidiary of Waste Services after the date of the indenture, the lesser of (i) the Fair Market Value of Waste Services’ Investment in such Subsidiary as of the date of such redesignation and (ii) such Fair Market Value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary after the date of the indenture; plus
     (f) 50% of any dividends received by Waste Services or a Restricted Subsidiary of Waste Services that is a Guarantor after the date of the indenture from an Unrestricted Subsidiary of Waste Services, to the extent that such dividends were not otherwise included in the Consolidated Net Income of Waste Services for such period.
     The preceding provisions will not prohibit:
     (1) the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have complied with the provisions of the indenture;
     (2) the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of Waste Services or Capital and its Subsidiaries) of, Equity Interests (other than Disqualified Stock) of Waste Services or, prior to the Migration, Capital (to the extent such Equity Interests of Capital are converted into Equity Interests of Waste Services upon consummation of the Migration) or from the substantially concurrent contribution of common equity capital to Waste Services; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded from clause (3)(b) or (c), as the case may be, of the preceding paragraph;
     (3) the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of Waste Services or any Guarantor that is contractually subordinated to the notes or to any Note Guarantee with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

     (4) so long as no Default has occurred and is continuing or would be caused thereby, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Waste Services or Restricted Subsidiary of Waste Services held by any current or former officer, director or employee of Waste Services or any of its Restricted Subsidiaries pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement or upon death, disability or termination of employment; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $2.0 million in any twelve-month period (with amounts not used in any twelve-month period being carried forward to the subsequent twelve-month period up to a maximum of $5.0 million paid in any twelve-month period);
     (5) the repurchase of Equity Interests deemed to occur upon the exercise of stock options to the extent such Equity Interests represent a portion of the exercise price of those stock options;
     (6) the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of Waste Services or any Restricted Subsidiary of Waste Services issued on or after the date of the indenture in accordance with the Fixed Charge Coverage Ratio test described below under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock”;
     (7) the payment of any dividend by a Restricted Subsidiary of Waste Services to the holders of its Equity Interests on a pro rata basis;
     (8) the accrual of dividends or the payment of dividends in the form of payments-in-kind to the holders of Kelso Preferred Stock as required by the Kelso Preferred Stock Documents;
     (9) the repurchase, redemption or other acquisition or retirement by Waste Services and/or any Restricted Subsidiary of Waste Services of Equity Interests of Capital or Waste Services as part of the Migration; and
     (10) so long as no Default has occurred and is continuing or would be caused thereby, other Restricted Payments in an aggregate amount not to exceed $10.0 million since the date of the indenture.
     The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by Waste Services or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this covenant will be determined by the Board of Directors of Waste Services whose resolution with respect thereto will be delivered to the trustee. The Board of Directors’ determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the Fair Market Value exceeds $10.0 million.
Incurrence of Indebtedness and Issuance of Preferred Stock
     Waste Services will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and Waste Services will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that Waste Services may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Guarantors (other than Capital and its Foreign Subsidiaries) may incur Indebtedness (including Acquired Debt) or issue preferred stock, if the Fixed Charge Coverage Ratio for the most recently ended four full fiscal quarters of Capital (prior to the Migration) or Waste Services (after the Migration), as the case may be, for which internal consolidated financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such preferred stock is issued, as the case may be, would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.
     The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

     (1) the incurrence by Waste Services and any Guarantor (other than Capital and its Foreign Subsidiaries) of additional Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of Waste Services and its Restricted Subsidiaries thereunder) not to exceed $160.0 million less the aggregate amount of all Net Proceeds of Asset Sales applied by Waste Services or any of its Restricted Subsidiaries since the date of the indenture to repay any term Indebtedness under a Credit Facility or to repay any revolving credit Indebtedness under a Credit Facility and effect a corresponding commitment reduction thereunder pursuant to the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales”; provided that up to $15.0 million in aggregate principal amount under the Credit Facilities may be incurred by Capital and its Foreign Subsidiaries;
     (2) the incurrence by Waste Services and its Restricted Subsidiaries of the Existing Indebtedness;
     (3) the incurrence by Waste Services and the Guarantors of Indebtedness represented by the old notes and the related Note Guarantees and the new notes and the related Note Guarantees to be issued pursuant to the registration rights agreement;
     (4) the incurrence by Waste Services or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of assets used in the business of Waste Services or any of its Restricted Subsidiaries and related financing costs, in an aggregate principal amount, including all refinancings incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (4), not to exceed $15.0 million at any time outstanding;
     (5) the incurrence by Waste Services or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by the indenture to be incurred under the first paragraph of this covenant or clauses (2), (3) and (5) of this paragraph;
     (6) the incurrence by Waste Services or any of its Restricted Subsidiaries of intercompany Indebtedness between or among Waste Services and any of its Restricted Subsidiaries; provided, however, that:
     (a) if Waste Services or any Guarantor is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the notes, in the case of Waste Services, or the Note Guarantee, in the case of a Guarantor; and
     (b) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than Waste Services or a Restricted Subsidiary of Waste Services and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either Waste Services or a Restricted Subsidiary of Waste Services will be deemed, in each case, to constitute an incurrence of such Indebtedness by Waste Services or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);
     (7) the issuance by any of Waste Services’ Restricted Subsidiaries to Waste Services or to any of its Restricted Subsidiaries of shares of preferred stock; provided, however, that:
     (a) any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than Waste Services or a Restricted Subsidiary of Waste Services; and
     (b) any sale or other transfer of any such preferred stock to a Person that is not either Waste Services or a Restricted Subsidiary of Waste Services will be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this clause (7);
     (8) the incurrence by Waste Services or any of its Restricted Subsidiaries of Hedging Obligations not entered into for speculative purposes;

     (9) the guarantee by Waste Services or any of the Guarantors of Indebtedness of Waste Services or a Restricted Subsidiary of Waste Services that was permitted to be incurred by another provision of this covenant; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the notes, then the guarantee shall be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;
     (10) the incurrence by Waste Services or any of its Restricted Subsidiaries of Indebtedness in respect of workers’ compensation claims and other statutory or regulatory obligations, self-insurance obligations, warranty or contractual service obligations, appeal bonds, bankers’ acceptances, completion guarantees and performance and surety bonds, in each case, in the ordinary course of business (including reimbursement obligations under letters of credit issued in the ordinary course of business in connection with the foregoing);
     (11) the incurrence by Waste Services or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five business days;
     (12) the incurrence by Waste Services or any of its Restricted Subsidiaries of Indebtedness to the extent the proceeds thereof are deposited to defease all outstanding notes as described under the caption “—Legal Defeasance and Covenant Defeasance” or “—Satisfaction and Discharge”;
     (13) the incurrence by Waste Services or any of its Restricted Subsidiaries of Indebtedness arising from the agreements of Waste Services or a Restricted Subsidiary of Waste Services providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or Capital Stock of a Restricted Subsidiary of Waste Services; provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by Waste Services and its Restricted Subsidiaries in connection with such disposition;
     (14) the shares of Kelso Preferred Stock outstanding on the date of the indenture;
     (15) after the Migration, the guarantee by Capital or any Foreign Subsidiary of Capital of Indebtedness of Capital or any Foreign Subsidiary of Capital that was permitted to be incurred by another provision of this covenant; and
     (16) the incurrence by Waste Services or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all refinancings incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (16), not to exceed $30.0 million.
     For purposes of determining compliance with this “Incurrence of Indebtedness and Issuance of Preferred Stock” covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (16) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, Waste Services will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant. Indebtedness under Credit Facilities outstanding on the date on which notes are first issued and authenticated under the indenture will initially be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt. The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount of any such accrual, accretion or payment is included in Fixed Charges of Waste Services as accrued. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that Waste Services or any Restricted Subsidiary of Waste Services may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

     The amount of any Indebtedness outstanding as of any date will be:
     (1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;
     (2) the principal amount of the Indebtedness, in the case of any other Indebtedness; and
     (3) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:
     (a) the Fair Market Value of such assets at the date of determination; and
     (b) the amount of the Indebtedness of the other Person.
No Layering of Debt
     Waste Services will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is contractually subordinate or junior in right of payment to any Senior Debt of Waste Services and senior in right of payment to the notes. No Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is contractually subordinate or junior in right of payment to the Senior Debt of such Guarantor and senior in right of payment to such Guarantor’s Note Guarantee. No such Indebtedness will be considered to be senior by virtue of being secured on a first or junior priority basis.
Liens
     Waste Services will not and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) securing Indebtedness, Attributable Debt or trade payables upon any of their property or assets, now owned or hereafter acquired, unless all payments due under the indenture and the notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien.
Dividend and Other Payment Restrictions Affecting Subsidiaries
     Waste Services will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary of Waste Services to:
     (1) pay dividends or make any other distributions on its Capital Stock to Waste Services or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to Waste Services or any of its Restricted Subsidiaries;
     (2) make loans or advances to Waste Services or any of its Restricted Subsidiaries; or
     (3) sell, lease or transfer any of its properties or assets to Waste Services or any of its Restricted Subsidiaries.
     However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:
     (1) agreements governing Existing Indebtedness and Credit Facilities as in effect on the date of the indenture and any amendments, extensions, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that such amendments, extensions, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of the indenture;

     (2) the indenture, the old notes, the new notes and the related Note Guarantees;
     (3) applicable law, rule, regulation or order;
     (4) any instrument governing Indebtedness or Capital Stock of a Person acquired by Waste Services or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the indenture to be incurred;
     (5) customary non-assignment provisions in contracts and licenses entered into in the ordinary course of business;
     (6) purchase money obligations for property acquired in the ordinary course of business, leases, Capital Lease Obligations and sale and leaseback transactions that impose restrictions on the property purchased or leased of the nature described in clause (3) of the preceding paragraph;
     (7) any agreement for the sale or other disposition of all or substantially all of the Capital Stock or assets of a Restricted Subsidiary of Waste Services that restricts distributions by that Restricted Subsidiary pending the sale or other disposition;
     (8) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;
     (9) Liens permitted to be incurred under the provisions of the covenant described above under the caption “—Liens” that limit the right of the debtor to dispose of the assets subject to such Liens;
     (10) provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements, which limitation is applicable only to the assets that are the subject of such agreements;
     (11) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;
     (12) customary net worth provisions contained in any real property leases; and
     (13) Indebtedness incurred after the date of the indenture in accordance with the terms of the indenture; provided that the restrictions contained in the agreements governing the new Indebtedness are, in the good faith judgment of the Board of Directors of Waste Services, not materially less favorable, taken as a whole, to the holders of the notes than those contained in the agreements governing Indebtedness that were in effect on the date of the indenture.
Merger, Consolidation or Sale of Assets
     Waste Services will not, directly or indirectly (a) consolidate or merge with or into another Person (whether or not Waste Services is the surviving corporation); or (b) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of Waste Services and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:
     (1) either: (a) Waste Services is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than Waste Services) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

     (2) the Person formed by or surviving any such consolidation or merger (if other than Waste Services) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of Waste Services under the notes, the indenture and the registration rights agreement pursuant to agreements reasonably satisfactory to the trustee;
     (3) immediately after such transaction, no Default or Event of Default exists; and
     (4) Waste Services or the Person formed by or surviving any such consolidation or merger (if other than Waste Services), or to which such sale, assignment, transfer, conveyance or other disposition has been made would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock.”
     In addition, Waste Services will not, directly or indirectly, lease all or substantially all of the properties and assets of it and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to any other Person.
     This “Merger, Consolidation or Sale of Assets” covenant will not apply to:
     (1) a merger of Waste Services with an Affiliate solely for the purpose of reincorporating Waste Services in another jurisdiction;
     (2) any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among Waste Services and its Restricted Subsidiaries; or
     (3) the Migration.
Transactions with Affiliates
     Waste Services will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of Waste Services (each, an “Affiliate Transaction”), unless:
     (1) the Affiliate Transaction is on terms that are no less favorable to Waste Services or such Restricted Subsidiary than those that would have been obtained in a comparable transaction by Waste Services or such Restricted Subsidiary with an unrelated Person; and
     (2) Waste Services delivers to the trustee:
     (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of the Board of Directors of Waste Services set forth in an officers’ certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of Waste Services; and
     (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to Waste Services or such Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

     The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:
     (1) any employment agreement, employee benefit plan, officer or director indemnification agreement or any similar arrangement entered into by Waste Services or any of its Restricted Subsidiaries in the ordinary course of business and payments pursuant thereto;
     (2) transactions between or among Waste Services and/or its Restricted Subsidiaries;
     (3) transactions with a Person (other than an Unrestricted Subsidiary of Waste Services) that is an Affiliate of Waste Services solely because Waste Services owns, directly or through a Restricted Subsidiary of Waste Services an Equity Interest in, or controls, such Person;
     (4) payment of reasonable directors’ fees to Persons who are not otherwise Affiliates of Waste Services;
     (5) any issuance of Equity Interests (other than Disqualified Stock) of Waste Services to Affiliates of Waste Services;
     (6) Restricted Payments that do not violate the provisions of the indenture described above under the caption “—Restricted Payments”;
     (7) loans or advances to employees in the ordinary course of business not to exceed $2.0 million in the aggregate at any one time outstanding;
     (8) any transaction entered into or effected, and any payments made (whether in the form of cash or Equity Interests), as part of the Migration;
     (9) any transactions pursuant to, or contemplated by, the Kelso Preferred Stock Documents;
     (10) any agreement or transaction relating to the creation or management of a captive insurance Subsidiary of Waste Services or any Restricted Subsidiary of Waste Services that provides insurance for self-insurance; and
     (11) transactions effected pursuant to any agreement described in this prospectus under the caption entitled “Certain Relationships and Related Transactions” as the same are in effect on the date of the indenture or any amendment, modification or replacement to such agreement (so long as such amendment, modification or replacement is not disadvantageous to the holders of the notes in any material respect).
Business Activities
     Waste Services will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to Waste Services and its Restricted Subsidiaries taken as a whole.
Additional Note Guarantees
     If Waste Services or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary after the date of the indenture, then that newly acquired or created Domestic Subsidiary will become a Guarantor and execute a supplemental indenture and deliver an opinion of counsel reasonably satisfactory to the trustee within 10 business days of the date on which it was acquired or created; provided, however, that the foregoing shall not apply to Subsidiaries that have properly been designated as Unrestricted Subsidiaries in accordance with the indenture for so long as they continue to constitute Unrestricted Subsidiaries.

Designation of Restricted and Unrestricted Subsidiaries
     The Board of Directors of Waste Services may designate any Restricted Subsidiary of Waste Services to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary of Waste Services is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by Waste Services and its Restricted Subsidiaries in the Subsidiary so designated will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the covenant described above under the caption “—Restricted Payments” or under one or more clauses of the definition of Permitted Investments, as determined by Waste Services. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of Waste Services may redesignate any Unrestricted Subsidiary of Waste Services to be a Restricted Subsidiary if that redesignation would not cause a Default.
     Any designation of a Subsidiary of Waste Services as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of a resolution of the Board of Directors giving effect to such designation and an officers’ certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption “—Restricted Payments.” If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of Waste Services as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock,” Waste Services will be in default of such covenant. The Board of Directors of Waste Services may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of Waste Services; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Waste Services of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock,” calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.
Limitation on Sale and Leaseback Transactions
     Waste Services will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that Waste Services or any Restricted Subsidiary of Waste Services may enter into a sale and leaseback transaction if:
     (1) Waste Services or that Restricted Subsidiary, as applicable, could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock” and (b) incurred a Lien to secure such Indebtedness pursuant to the covenant described above under the caption “—Liens”;
     (2) the gross cash proceeds of that sale and leaseback transaction are at least equal to the Fair Market Value of the property that is the subject of that sale and leaseback transaction; and
     (3) the transfer of assets in that sale and leaseback transaction is permitted by, and Waste Services applies the proceeds of such transaction in compliance with, the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales.”
Payments for Consent
     Waste Services will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes unless such consideration is offered to be paid and is paid to all holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Restrictions on Capital
     Prior to the Migration, Capital will not, and will not permit any of its Foreign Subsidiaries to, take any action that would violate any of the covenants applicable to Waste Services and its Restricted Subsidiaries as if Capital and its Foreign Subsidiaries were Restricted Subsidiaries of Waste Services, and Capital and its Foreign Subsidiaries agree that, prior to the Migration, they will each be treated as, and will each be deemed to be, a “Restricted Subsidiary” of Waste Services as of the date of the indenture for the purposes of the provisions under the caption “—Optional Redemption—Asset Sales” (other than clause (2)(a) of the first paragraph of the definition of “Asset Sale”) and the provisions under the caption “—Certain Covenants” (other than the covenant “Designation of Restricted and Unrestricted Subsidiaries”), unless Capital and/or its Foreign Subsidiaries are expressly provided for in such provisions.
Exemption for Migration
     Nothing in this Description of Notes or in the indenture governing the notes shall be construed in any manner that would prohibit any transaction effected or consummated in connection with the Migration.
Reports
     Whether or not required by the rules and regulations of the SEC, so long as any notes are outstanding, Waste Services will furnish to the holders of notes or cause the trustee to furnish to the holders of notes, within the time periods specified in the SEC’s rules and regulations:
     (1) all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if Waste Services were required to file such reports; and
     (2) all current reports that would be required to be filed with the SEC on Form 8-K if Waste Services were required to file such reports.
     All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on Waste Services’ consolidated financial statements by Waste Services’ certified independent accountants. In addition, following the consummation of the exchange offer contemplated by the registration rights agreement, Waste Services will file a copy of each of the reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the SEC will not accept such a filing) and will post the reports on its website within those time periods.
     If, at any time after consummation of the exchange offer contemplated by the registration rights agreement, Waste Services is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, Waste Services will nevertheless continue filing the reports specified in the preceding paragraphs of this covenant with the SEC within the time periods specified above unless the SEC will not accept such a filing. Waste Services will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept Waste Services’ filings for any reason, Waste Services will post the reports referred to in the preceding paragraphs on its website within the time periods that would apply if Waste Services were required to file those reports with the SEC.
     If Waste Services has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraphs will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of Waste Services and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of Waste Services.
     In addition, Waste Services and the Guarantors agree that, for so long as any notes remain outstanding, if at any time they are not required to file with the SEC the reports required by the preceding paragraphs, they will furnish to the holders of notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.
Events of Default and Remedies
     Each of the following is an “Event of Default”:
     (1) default for 30 days in the payment when due of interest on, or Liquidated Damages, if any, with respect to, the notes, whether or not prohibited by the subordination provisions of the indenture;
     (2) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the notes, whether or not prohibited by the subordination provisions of the indenture;
     (3) failure by Waste Services or any of its Restricted Subsidiaries to comply with the provisions described under the captions “—Repurchase at the Option of Holders—Change of Control,” “—Repurchase at the Option of Holders—Asset Sales,” or “—Certain Covenants—Merger, Consolidation or Sale of Assets”;
     (4) failure by Waste Services or any of its Restricted Subsidiaries for 60 days after notice to Waste Services by the trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding voting as a single class to comply with any of the other agreements in the indenture;
     (5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Waste Services or any of its Restricted Subsidiaries (or the payment of which is guaranteed by Waste Services or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date of the indenture, if that default:
     (a) is caused by a failure to pay principal of such Indebtedness at the stated maturity thereof prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or
     (b) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more;
     (6) failure by Waste Services or any of its Restricted Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;
     (7) except as permitted by the indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee; and
     (8) certain events of bankruptcy or insolvency described in the indenture with respect to Waste Services or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary.
     In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to Waste Services, any Restricted Subsidiary of Waste Services that is a Significant Subsidiary or any group of Restricted Subsidiaries of Waste Services that, taken together, would constitute a Significant Subsidiary, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding notes may declare all the notes to be due and payable immediately.

     Subject to certain limitations, holders of a majority in aggregate principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal, interest or premium or Liquidated Damages, if any.
     Subject to the provisions of the indenture relating to the duties of the trustee, in case an Event of Default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any holders of notes unless such holders have offered to the trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest or Liquidated Damages, if any, when due, no holder of a note may pursue any remedy with respect to the indenture or the notes unless:
     (1) such holder has previously given the trustee notice that an Event of Default is continuing;
     (2) holders of at least 25% in aggregate principal amount of the then outstanding notes have requested the trustee to pursue the remedy;
     (3) such holders have offered the trustee reasonable security or indemnity against any loss, liability or expense;
     (4) the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and
     (5) holders of a majority in aggregate principal amount of the then outstanding notes have not given the trustee a direction inconsistent with such request within such 60-day period.
     The holders of a majority in aggregate principal amount of the then outstanding notes by notice to the trustee may, on behalf of the holders of all of the notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of interest or premium or Liquidated Damages, if any, on, or the principal of, the notes.
     In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of Waste Services with the intention of avoiding payment of the premium that Waste Services would have had to pay if Waste Services then had elected to redeem the notes pursuant to the optional redemption provisions of the indenture, an equivalent premium will also become and be immediately due and payable to the extent permitted by law upon the acceleration of the notes. If an Event of Default occurs prior to April 15, 2009, by reason of any willful action (or inaction) taken (or not taken) by or on behalf of Waste Services with the intention of avoiding the prohibition on redemption of the notes prior to April 15, 2009, then an additional premium specified in the indenture will also become and be immediately due and payable to the extent permitted by law upon the acceleration of the notes.
     Waste Services is required to deliver to the trustee annually a statement regarding compliance with the indenture. Upon becoming aware of any Default or Event of Default, Waste Services is required to deliver to the trustee a statement specifying such Default or Event of Default.
No Personal Liability of Directors, Officers, Employees and Stockholders
     No director, officer, employee, incorporator or stockholder of Waste Services or any Guarantor, as such, will have any liability for any obligations of Waste Services or the Guarantors under the notes, the indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance
     Waste Services may at any time elect to have all of its obligations discharged with respect to the outstanding notes and all obligations of the Guarantors discharged with respect to their Note Guarantees (“Legal Defeasance”) except for:
     (1) the rights of holders of outstanding notes to receive payments in respect of the principal of, or interest or premium and Liquidated Damages, if any, on, such notes when such payments are due from the trust referred to below;
     (2) Waste Services’ obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;
     (3) the rights, powers, trusts, duties and immunities of the trustee, and Waste Services’ and the Guarantors’ obligations in connection therewith; and
     (4) the Legal Defeasance and Covenant Defeasance provisions of the indenture.
     In addition, Waste Services may, at its option and at any time, elect to have the obligations of Waste Services and the Guarantors released with respect to certain covenants (including its obligation to make Change of Control Offers and Asset Sale Offers) that are described in the indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under “—Events of Default and Remedies” will no longer constitute an Event of Default with respect to the notes.
     In order to exercise either Legal Defeasance or Covenant Defeasance:
     (1) Waste Services must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, or interest and premium and Liquidated Damages, if any, on, the outstanding notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and Waste Services must specify whether the notes are being defeased to such stated date for payment or to a particular redemption date;
     (2) in the case of Legal Defeasance, Waste Services must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) Waste Services has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case, to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
     (3) in the case of Covenant Defeasance, Waste Services must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
     (4) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

     (5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture) to which Waste Services or any of its Restricted Subsidiaries is a party or by which Waste Services or any of its Restricted Subsidiaries is bound;
     (6) Waste Services must deliver to the trustee an officers’ certificate stating that the deposit was not made by Waste Services with the intent of preferring the holders of notes over the other creditors of Waste Services with the intent of defeating, hindering, delaying or defrauding any creditors of Waste Services or others; and
     (7) Waste Services must deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.
     Notwithstanding the foregoing, the opinion of counsel required in clause (2) or (3) above need not be delivered if at such time all outstanding notes have been irrevocably called for redemption. In the case of either Legal Defeasance or Covenant Defeasance, the Note Guarantees will terminate.
Amendment, Supplement and Waiver
     Except as provided in the next three succeeding paragraphs, the indenture or the notes or the Note Guarantees may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing Default or Event of Default or compliance with any provision of the indenture or the notes or the Note Guarantees may be waived with the consent of the holders of a majority in aggregate principal amount of the then outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).
     Without the consent of each holder of notes affected, an amendment, supplement or waiver may not (with respect to any notes held by a non-consenting holder):
     (1) reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;
     (2) reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption of the notes (other than provisions relating to the covenants described above under the caption “—Repurchase at the Option of Holders”);
     (3) reduce the rate of or change the time for payment of interest, including default interest, on any note;
     (4) waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, or Liquidated Damages, if any, on, the notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the then outstanding notes and a waiver of the payment default that resulted from such acceleration);
     (5) make any note payable in money other than that stated in the notes;
     (6) make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of holders of notes to receive payments of principal of, or interest or premium, if any, or Liquidated Damages, if any, on, the notes;
     (7) waive a redemption payment with respect to any note (other than a payment required by one of the covenants described above under the caption “—Repurchase at the Option of Holders”);
     (8) release any Guarantor from any of its obligations under its Note Guarantee or the indenture, except in accordance with the terms of the indenture; or
     (9) make any change in the preceding amendment and waiver provisions.

     The Credit Agreement will, and the instruments governing other Senior Debt may, provide that any amendment or supplement to the provisions of the indenture (other than certain such amendments and supplements which generally do not adversely affect the rights of the lenders under the Credit Agreement or the holders of such other Senior Debt) will require the consent of such lenders or such holders or the agent therefor acting on their behalf.
     In addition, any amendment to, or waiver of, the provisions of the indenture relating to subordination that adversely affects the rights of the holders of the notes will require the written consent of the holders of at least 75% in aggregate principal amount of notes then outstanding.
     Notwithstanding the preceding, without the consent of any holder of notes, Waste Services, the Guarantors and the trustee may amend or supplement the indenture or the notes or the Note Guarantees:
     (1) to cure any ambiguity, defect or inconsistency;
     (2) to provide for uncertificated notes in addition to or in place of certificated notes;
     (3) to provide for the assumption of Waste Services’ or a Guarantor’s obligations to holders of notes and Note Guarantees in the case of a merger or consolidation or sale of all or substantially all of Waste Services’ or such Guarantor’s assets, as applicable;
     (4) to make any change that would provide any additional rights or benefits to the holders of notes or that does not adversely affect the legal rights under the indenture of any such holder;
     (5) to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;
     (6) to conform the text of the indenture, the Note Guarantees or the notes to any provision of this Description of Notes to the extent that such provision in this Description of Notes was intended to be a verbatim recitation of a provision of the indenture, the Note Guarantees or the notes;
     (7) to provide for the issuance of additional notes in accordance with the limitations set forth in the indenture as of the date of the indenture;
     (8) to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the Notes; or
     (9) to provide for the Migration.
Satisfaction and Discharge
     The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder and the related Note Guarantees, when:
     (1) either:
     (a) all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to Waste Services, have been delivered to the trustee for cancellation; or
     (b) all notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and Waste Services or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the notes not delivered to the trustee for cancellation for principal, premium, if any, and Liquidated Damages, if any, and accrued interest to the date of maturity or redemption;
     (2) no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any material agreement or other instrument (other than the indenture) to which Waste Services or any Guarantor are a party or by which Waste Services or any Guarantor are bound;
     (3) Waste Services or any Guarantor has paid or caused to be paid all sums payable by it under the indenture; and
     (4) Waste Services has delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the notes at maturity or on the redemption date, as the case may be.
     In addition, Waste Services must deliver an officers’ certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.
Concerning the Trustee
     If the trustee becomes a creditor of Waste Services or any Guarantor, the indenture limits the right of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if the indenture has been qualified under the Trust Indenture Act) or resign.
     The holders of a majority in aggregate principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless such holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.
     The trustee will act as exchange agent for purposes of this exchange offer.
Governing Law
     The notes and the indenture governing the notes will be governed by and construed in accordance with the laws of the State of New York.
Additional Information
     Anyone who receives this prospectus may obtain a copy of the indenture and registration rights agreement without charge by writing to Waste Services, Inc., 1122 International Blvd., Suite 601, Burlington, Ontario L7L 6Z8, Attention: General Counsel.
Book-Entry, Delivery and Form
     The old notes were offered and sold to qualified institutional buyers in reliance on Rule 144A. The notes may also be offered and sold in offshore transactions in reliance on Regulation S. Notes will be issued in fully registered form without interest coupons. Except as set forth below, the notes will be issued in registered, global form in minimum denominations of $1,000 and integral multiples of $1,000 in excess of $1,000. Notes will be issued at the closing of this offering only against payment in immediately available funds.

     The old notes issued in accordance with Rule 144A initially were represented by one or more notes in registered, global form without interest coupons (collectively, the “Rule 144A Global Notes”) and old notes issued in accordance with Regulation S initially were represented by one or more Notes in registered, global form without interest coupons (collectively, the “Regulation S Global Notes”). The new notes will also be issued in the form of one or more global notes (collectively, and, together with the Rule 144A Global Notes and the Regulation S Global Notes, the “Global Notes”).
     The Global Notes will be deposited upon issuance with the trustee as custodian for The Depository Trust Company (“DTC”), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below. In addition, beneficial interests in the Rule 144A Global Note may be exchanged for beneficial interests in the Regulation S Global Note and vice versa only in accordance with the Indenture and the applicable rules and system procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear System (“Euroclear”) and Clearstream Banking, (“Clearstream”)), which may change from time to time.
     Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for definitive notes in registered certificated form (“Certificated Notes”) except in the limited circumstances described below. See “—Exchange of Global Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of notes in certificated form.
     Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.
Depository Procedures
     The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. Waste Services takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.
     DTC has advised Waste Services that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchasers of the old notes), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.
     DTC has also advised Waste Services that, pursuant to procedures established by it:
     (1) upon deposit of the Global Notes, DTC will credit the accounts of the Participants with portions of the principal amount of the Global Notes; and
     (2) ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

     Investors in the Rule 144A Global Notes who are Participants may hold their interests therein directly through DTC. Investors in the Rule 144A Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants. Investors in the Regulation S Global Notes must initially hold their interests therein through Euroclear or Clearstream, if they are participants in such systems, or indirectly through organizations that are participants. Euroclear and Clearstream will hold interests in the Regulation S Global Notes on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositories, which are Euroclear Bank S.A./N.V., as operator of Euroclear, and Citibank, N.A., as operator of Clearstream. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.
     Except as described below, owners of interests in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or “holders” thereof under the indenture for any purpose.
     Payments in respect of the principal of, and interest and premium, if any, and Liquidated Damages, if any, on, a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture. Under the terms of the indenture, Waste Services and the trustee will treat the Persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither Waste Services, the trustee nor any agent of Waste Services or the trustee has or will have any responsibility or liability for:
     (1) any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or
     (2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.
     DTC has advised Waste Services that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or Waste Services. Neither Waste Services nor the trustee will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the notes, and Waste Services and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.
     Subject to the transfer restrictions with respect to the Rule 144A Global Notes and the Regulation S Global Notes, transfers between the Participants will be effected in accordance with DTC’s procedures, and will be settled in same-day funds. Transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.
     Subject to compliance with the transfer restrictions applicable to the notes described herein, cross-market transfers between the Participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.
     DTC has advised Waste Services that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes for legended notes in certificated form, and to distribute such notes to its Participants.
     Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of Waste Services, the trustee and any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.
Exchange of Global Notes for Certificated Notes
     A Global Note is exchangeable for Certificated Notes if:
     (1) DTC (a) notifies Waste Services that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, Waste Services fails to appoint a successor depositary;
     (2) Waste Services, at its option, notifies the trustee in writing that it elects to cause the issuance of the Certificated Notes; provided that in no event shall the Regulation S Temporary Global Note be exchanged for Certificated Notes prior to (a) the expiration of the Restricted Period and (b) the receipt of any certificates required under the provisions of Regulation S; or
     (3) there has occurred and is continuing a Default or Event of Default with respect to the notes.
     In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures) and will bear the applicable restrictive legend referred to in “Notice to Investors,” unless that legend is not required by applicable law.
Exchange of Certificated Notes for Global Notes
     Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the trustee a written certificate (in the form provided in the indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such notes. See “Notice to Investors.”
Certifications by Holders of the Regulation S Temporary Global Notes
     A holder of a beneficial interest in the Regulation S Temporary Global Notes must provide Euroclear or Clearstream, as the case may be, with a certificate in the form required by the indenture certifying that the beneficial owner of the interest in the Regulation S Temporary Global Note is either a non-U.S. person or a U.S. person that has purchased such interest in a transaction that is exempt from the registration requirements under the Securities Act, and Euroclear or Clearstream, as the case may be, must provide to the trustee (or the paying agent if other than the trustee) a certificate in the form required by the indenture, prior to any exchange of such beneficial interest for a beneficial interest in the Regulation S Permanent Global Notes.
Same Day Settlement and Payment
     Waste Services will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, interest and Liquidated Damages, if any) by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. Waste Services will make all payments of principal, interest and premium, if any, and Liquidated Damages, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder’s registered address. The notes represented by the Global Notes are expected to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. Waste Services expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.
     Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised Waste Services that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.
Certain Definitions
     Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all defined terms used therein, as well as any other capitalized terms used herein for which no definition is provided.
     “Acquired Debt” means, with respect to any specified Person:
     (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and
     (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.
     “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.
     “Asset Sale” means:
     (1) the sale, lease, conveyance or other disposition of any assets or rights; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of Waste Services and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption “—Repurchase at the Option of Holders—Change of Control” and/or the provisions described above under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets” and not by the provisions of the Asset Sale covenant;
     (2) (a) the issuance of Equity Interests in any of Waste Services’ Restricted Subsidiaries or (b) the sale of Equity Interests in any of Waste Services’ Subsidiaries or, prior to the Migration, the sale of Equity Interests in any of Capital’s Foreign Subsidiaries.
     Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:
     (1) any single transaction or series of related transactions that involves assets having a Fair Market Value not to exceed $2.0 million;
     (2) a transfer of assets between or among Waste Services and/or its Restricted Subsidiaries;
     (3) any sale or issuance of Equity Interests by a Restricted Subsidiary of Waste Services to Waste Services or to a Restricted Subsidiary of Waste Services;
     (4) the sale or lease of products, services or accounts receivable (including any exchange or swap of fixed tangible assets) in the ordinary course of business and any sale or other disposition of damaged, worn-out or obsolete assets in the ordinary course of business;
     (5) the sale or other disposition of cash or Cash Equivalents;
     (6) a Restricted Payment that does not violate the covenant described above under the caption “—Certain Covenants—Restricted Payments” or a Permitted Investment;
     (7) the issuance and exchange of Equity Interests of Capital or Waste Services as part of, or in connection with, the Migration (including, without limitation, issuances of Equity Interests of Waste Services from time to time in exchange for Capital Stock issued by Capital in connection with the Migration that is exchangeable for common stock of Waste Services);
     (8) any transfer of assets as a result of a settlement of or payment in respect of any property or casualty insurance claim or condemnation proceeding relating to any asset of Waste Services or any of its Restricted Subsidiaries;
     (9) the release, surrender or waiver of contract, tort or other claims of any kind as a result of the settlement of any litigation or threatened litigation;
     (10) the granting or existence of Liens (and sales of assets resulting from a foreclosure upon such Liens) not prohibited by the indenture; and
     (11) the licensing of intellectual property to third Persons on customary terms as determined by the Directors in good faith.
     “Asset Sale Offer” has the meaning assigned to that term in the indenture governing the notes.
     “Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation.”

     “Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time or upon the occurrence of a subsequent condition. The terms “beneficially owns” and “beneficially owned” have a corresponding meaning.
     “Board of Directors” means:
     (1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;
     (2) with respect to a partnership, the Board of Directors of the general partner of the partnership;
     (3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and
     (4) with respect to any other Person, the board or committee of such Person serving a similar function.
     “Capital” means, Capital Environmental Resource Inc.
     “Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.
     “Capital Stock” means:
     (1) in the case of a corporation, corporate stock;
     (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
     (3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and
     (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.
     “Cash Equivalents” means:
     (1) United States dollars and any other currency that is convertible into United States dollars without legal restrictions and that is used by Waste Services or any of its Restricted Subsidiaries in the ordinary course of business;
     (2) securities issued or directly and fully guaranteed or insured by the United States government or the government of Canada or any agency or instrumentality of the United States government or the government of Canada, as the case may be (provided that the full faith and credit of the United States or Canada, as the case may be, is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

     (3) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months, time deposits and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any commercial bank organized under the laws of the United States or any state thereof or that is a bank listed in Schedule I of the Bank Act (Canada) and having capital and surplus in excess of $500.0 million;
     (4) repurchase obligations with a term of not more than 30 days for underlying securities issued or fully guaranteed or insured by the United States of America or the government of Canada and entered into with any financial institution meeting the qualifications specified in clause (3) above;
     (5) commercial paper rated at least P-2 by Moody’s Investors Service, Inc. or A-2 by Standard & Poor’s Rating Services or R-1 by Dominion Bond Rating Service Limited, or carrying an equivalent rating by a nationally recognized rating agency (if all of the three named rating agencies cease publishing ratings of commercial paper issuers generally), and, in each case, maturing within six months after the date of acquisition;
     (6) securities with maturities of not more than one year from the date of acquisition issued or fully guaranteed by any state, province, commonwealth or territory of the United States or Canada, by any political subdivision or taxing authority of any such state, province, commonwealth or territory or by any foreign government, the securities of which state, province, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by Standard & Poor’s Ratings Services, A by Moody’s Investors Service, Inc. or A by Dominion Bond Rating Service Limited;
     (7) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any lender under the Credit Agreement or any commercial bank satisfying the requirements of clause (3) above; and
     (8) money market funds or similar funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (7) of this definition.
     “Change of Control” means the occurrence of any of the following:
     (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Waste Services and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d) of the Exchange Act);
     (2) the adoption of a plan relating to the liquidation or dissolution of Waste Services;
     (3) (a) prior to the Migration, (i) the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any “person” (as defined above) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of Capital, measured by voting power rather than number of shares or (ii) Waste Services ceases to be a Subsidiary of Capital or (b) subsequent to the Migration, the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any “person” (as defined above) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of Waste Services, measured by voting power rather than number of shares; or
     (4) after the Migration, the first day on which a majority of the members of the Board of Directors of Waste Services are not Continuing Directors.
     For the purposes of this definition, the Migration shall not constitute a Change of Control.
     “Change of Control Offer” has the meaning assigned to that term in the indenture governing the notes.

     “Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:
     (1) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus
     (2) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus
     (3) the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus
     (4) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; plus
     (5) unrealized non-cash losses resulting from foreign currency balance sheet adjustments required by GAAP to the extent such losses were deducted in computing such Consolidated Net Income; plus
     (6) any non-recurring costs and expenses of Waste Services and/or Capital and its Restricted Subsidiaries incurred in connection with the Migration; minus
     (7) non-cash items increasing Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP.
     “Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:
     (1) the Net Income (or loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;
     (2) the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;
     (3) the cumulative effect of a change in accounting principles will be excluded; and
     (4) notwithstanding clause (1) above, the Net Income of any Unrestricted Subsidiary will be excluded, whether or not distributed to the specified Person or one of its Subsidiaries.
     “Continuing Directors” means, as of any date of determination, any member of the Board of Directors of Waste Services who:
     (1) was a member of such Board of Directors on the date of the consummation of the Migration; or

     (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.
     “Credit Agreement” means that Amended And Restated Credit Agreement, dated as of the date of the indenture, among Capital, Waste Services, the banks and other financial institutions or entities from time to time parties thereto, Lehman Brothers Inc., as exclusive advisor, sole lead arranger and sole bookrunner, CIBC World Markets Corp., as syndication agent, and Lehman Commercial Paper Inc., as administrative agent, providing for up to $160.0 million of revolving credit and term loan borrowings, and up to an additional $50.0 million of borrowings (subject to satisfaction of certain conditions set forth therein), including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors and including any agreement to extend the maturity thereof or adding additional borrowers or guarantors) in whole or in part from time to time.
     “Credit Facilities” means one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case, with banks or other institutional lenders or investors providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such banks, lenders or investors or to special purpose entities formed to borrow from such entities against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors and including any agreement to extend the maturity thereof or adding additional borrowers or guarantors) in whole or in part from time to time.
     “Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.
     “Designated Senior Debt” means:
     (1) any Indebtedness outstanding under the Credit Facilities; and
     (2) after payment in full of all Obligations under the Credit Agreement, any other Senior Debt permitted under the indenture the principal amount of which is $25.0 million or more and that has been designated by Waste Services as “Designated Senior Debt.”
     “Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require Waste Services (or, prior to the Migration, Capital) to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that Waste Services or Capital, as the case may be, may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “—Certain Covenants— Restricted Payments.” The amount of Disqualified Stock deemed to be outstanding at any time for purposes of the indenture will be the maximum amount that Waste Services and its Restricted Subsidiaries or Capital and its Restricted Subsidiaries, as the case may be, may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.
     “Domestic Subsidiary” means any Restricted Subsidiary of Waste Services that was formed under the laws of the United States or any state of the United States or the District of Columbia or that guarantees or otherwise provides direct credit support for any Indebtedness of Waste Services.

     “Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
     “Equity Offering” means public or private sale of Capital Stock (other than Disqualified Stock) made for cash on a primary basis by Waste Services after the date of the indenture.
     “Existing Indebtedness” means Indebtedness of Capital, Waste Services and their respective Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date of the indenture, until such amounts are repaid.
     “Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of Waste Services (unless otherwise provided in the indenture).
     “Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of such reference period.
     In addition, for purposes of calculating the Fixed Charge Coverage Ratio:
     (1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect (in accordance with Regulation S-X under the Securities Act) as if they had occurred on the first day of the four-quarter reference period;
     (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;
     (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;
     (4) any Person that is a Restricted Subsidiary of the Specified Person on the Calculation Date will be deemed to have been a Restricted Subsidiary of the Specified Person at all times during such period;
     (5) any Person that is not a Restricted Subsidiary of the Specified Person on the Calculation Date will be deemed not to have been a Restricted Subsidiary of the Specified Person at any time during such four-quarter period; and
     (6) if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months).

     “Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:
     (1) the consolidated interest expense (excluding Kelso Dividends) of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; plus
     (2) the consolidated interest expense (excluding Kelso Dividends) of such Person and its Restricted Subsidiaries that was capitalized during such period; plus
     (3) any interest on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus
     (4) the product of (a) all dividends on any series of preferred stock of such Person or any of its Restricted Subsidiaries (other than Kelso Dividends and any other dividends on Equity Interests payable solely in Equity Interests of such Person (other than Disqualified Stock) or to such Person or a Restricted Subsidiary of such Person) times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, determined on a consolidated basis in accordance with GAAP.
     “Foreign Subsidiary” means any direct Subsidiary of Capital that is not a Domestic Subsidiary and any Subsidiary of such direct Subsidiary.
     “GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, the opinions and pronouncements of the Public Company Accounting Oversight Board and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.
     “Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).
     “Guarantors” means each of:
     (1) Capital and its Foreign Subsidiaries, in each case, prior to the Migration;
     (2) the current and future Domestic Subsidiaries of Waste Services; and
     (3) any other Subsidiary of Waste Services that executes a Note Guarantee in accordance with the provisions of the indenture, and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of the indenture.

     “Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:
     (1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;
     (2) other agreements or arrangements designed to manage interest rates or interest rate risk; and
     (3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.
     “Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:
     (1) in respect of borrowed money;
     (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);
     (3) in respect of banker’s acceptances;
     (4) representing Capital Lease Obligations or Attributable Debt in respect of sale and leaseback transactions;
     (5) representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or
     (6) representing any Hedging Obligations,
if and to the extent any of the preceding items (other than letters of credit, Attributable Debt and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.
     “Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If Waste Services or any Restricted Subsidiary of Waste Services sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of Waste Services such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of Waste Services, Waste Services will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of Waste Services’ Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption “—Certain Covenants—Restricted Payments.” Except as otherwise provided in the indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.
     “Kelso Dividends” means (a) dividends payable by Waste Services on Kelso Preferred Stock pursuant to the Kelso Preferred Stock Documents (whether paid or accrued and whether payable in the form of cash dividends or payments-in-kind) and (b) any accretion of discount or amortization of financing costs related to the Kelso Preferred Stock.
     “Kelso Preferred Stock” means the Series A Preferred Stock of Waste Services issued, paid-in-kind or accruing pursuant to the terms of the Kelso Preferred Stock Documents.

     “Kelso Preferred Stock Documents” means collectively (a) the Preferred Subscription Agreement, dated as of May 6, 2003, among Waste Services, Capital, Kelso Investment Associates VI, L.P. and KEP VI, LLC, as amended by Amendment No. 1 to the Preferred Subscription Agreement, dated as of February 13, 2004, (b) the Amended and Restated Certificate of Designations of the Powers, Preferences and Other Special Rights of the Series A Preferred Stock and the Qualifications, Limitations and Restrictions Thereof, as executed by Waste Services on the date of the indenture, (c) the Registration Rights Agreement, dated as of May 6, 2003, among Waste Services, Capital, Kelso Investment Associates VI, L.P. and KEP VI, LLC and (d) the Warrant Agreement, dated as of May 6, 2003, among Waste Services, Capital, Kelso Investment Associates VI, L.P. and KEP VI, LLC, in each case of clauses (a) through (d), as such agreements or instruments are in effect on the date of the indenture or as amended, modified or replaced by any amendment, modification or replacement to such agreements or instruments (so long as such amendment, modification or replacement is not disadvantageous to the holders of the notes in any material respect).
     “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.
     “Liquidated Damages” means all liquidated damages then owing pursuant to the registration rights agreement with respect to the notes.
     “Migration” means the reorganization in which Capital and its Foreign Subsidiaries will become Subsidiaries of Waste Services by way of a plan of arrangement under the Business Corporations Act (Ontario), as described under the caption “Business—Organizational Structure and Our U.S. Migration” and as approved by the Ontario Superior Court of Justice.
     “Moody’s” means Moody’s Investors Service, Inc.
     “Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP but before any reduction in respect of preferred stock dividends (whether paid or accrued and whether payable in the form of cash dividends or payments-in-kind (including Kelso Dividends)), excluding, however:
     (1) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and
     (2) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).
     “Net Proceeds” means the aggregate cash proceeds received by Waste Services or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness, other than Senior Debt, secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

     “Non-Recourse Debt” means Indebtedness:
     (1) as to which neither Waste Services nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;
     (2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against the relevant Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of Waste Services or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and
     (3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of Waste Services or any of its Restricted Subsidiaries.
     “Note Guarantee” means the Guarantee by each Guarantor of Waste Services’ obligations under the indenture and the notes, executed pursuant to the provisions of the indenture.
     “Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.
     “Permitted Business” means the business of Capital or Waste Services, Inc. and the Subsidiaries of either engaged in on the date of the indenture and any other activities that are similar, ancillary or reasonably related to such business.
     “Permitted Investments” means:
     (1) any Investment in Waste Services or in a Restricted Subsidiary of Waste Services;
     (2) any Investment in Cash Equivalents;
     (3) any Investment by Waste Services or any Restricted Subsidiary of Waste Services in a Person, if as a result of such Investment:
(a)	such Person becomes a Restricted Subsidiary of Waste Services; or

(b)	such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Waste Services or a Restricted Subsidiary of Waste Services;
     (4) any Investment made as a result of the receipt of non-cash consideration from (a) an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales” or (b) any transaction not constituting an Asset Sale by reason of the $2.0 million threshold contained in the definition thereof;
     (5) any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of Waste Services, or, prior to the Migration, Capital (to the extent such Equity Interests of Capital are converted into Equity Interests of Waste Services upon consummation of the Migration);
     (6) any Investments received in compromise or resolution of (a) obligations of trade creditors or customers that were incurred in the ordinary course of business of Waste Services or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (b) litigation, arbitration or other disputes with Persons who are not Affiliates;
     (7) Investments represented by Hedging Obligations;

     (8) loans or advances to employees of Waste Services or any Restricted Subsidiary of Waste Services made in the ordinary course of business of Waste Services or the Restricted Subsidiary of Waste Services (including, without limitation, for travel, entertainment and relocation expenses) in an aggregate principal amount not to exceed $2.0 million at any one time outstanding;
     (9) repurchases of the notes;
     (10) extensions of trade credit in the ordinary course;
     (11) Investments existing on the date of the indenture and any renewal or replacement thereof on terms and conditions not materially less favorable than that being renewed or replaced;
     (12) Investments represented by accounts receivable created or acquired in the ordinary course of business; intercompany Indebtedness to the extent permitted by the covenant described under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock”; Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits made in the ordinary course of business and Investments to secure participation in government reimbursement programs; Investments by any qualified or nonqualified benefit plan established by Waste Services or its Restricted Subsidiaries made in accordance with the terms of such plan, or any Investments made by Waste Services or any Restricted Subsidiary in connection with the funding thereof;
     (13) Investments of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary or at the time such Person merges or consolidates with Waste Services or any of its Restricted Subsidiaries, in either case, in compliance with the indenture; provided that such Investments were not made by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such merger or consolidation; and
     (14) other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (14) that are at the time outstanding not to exceed $15.0 million.
     “Permitted Junior Securities” means:
     (1) Equity Interests in Waste Services or any Guarantor; or
     (2) debt securities of Waste Services or any Guarantor that are subordinated to all Senior Debt and any debt securities issued in exchange for Senior Debt to substantially the same extent as, or to a greater extent than, the notes and the Note Guarantees are subordinated to Senior Debt under the indenture.
     “Permitted Liens” means:
     (1) Liens on assets of Waste Services or any of its Restricted Subsidiaries securing Senior Debt that was permitted by the terms of the indenture to be incurred and other Obligations with respect thereto;
     (2) Liens in favor of Waste Services or the Guarantors;
     (3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with Waste Services or any Restricted Subsidiary of Waste Services; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with Waste Services or the Restricted Subsidiary;
     (4) Liens on property (including Capital Stock) existing at the time of acquisition of the property by Waste Services or any Restricted Subsidiary of Waste Services; provided that such Liens were in existence prior to, and not incurred in contemplation of, such acquisition;

     (5) Liens to secure the performance of statutory obligations, surety or appeal bonds, completion guarantees, performance bonds, bids, leases, government contracts or other obligations of a like nature incurred in the ordinary course of business (including Liens securing letters of credit issued in the ordinary course of business in connection therewith);
     (6) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the second paragraph of the covenant entitled “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” covering only the assets acquired with or financed by such Indebtedness;
     (7) Liens existing on the date of the indenture;
     (8) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;
     (9) Liens imposed by law, such as carriers’, warehousemen’s, landlord’s, materialman’s, repairman’s, mechanic’s Liens or other like Liens, in each case, incurred in the ordinary course of business;
     (10) survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;
     (11) Liens created for the benefit of (or to secure) the notes or the Note Guarantees;
     (12) Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under the indenture; provided, however, that:
(a)	the new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

(b)	the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the Permitted Referencing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;
     (13) Liens arising from Uniform Commercial Code financing statement filings (or financing statement filings or the equivalent in other jurisdictions) by lessors regarding operating leases entered into by such lessors and Waste Services or any of its Restricted Subsidiaries in the ordinary course of business;
     (14) Liens on assets of Unrestricted Subsidiaries that secure Non-Recourse Debt of such Unrestricted Subsidiaries;
     (15) Liens incurred or deposits made in connection with workers’ compensation, unemployment insurance or other social security legislation;
     (16) any interest or title of a lessor under any lease entered into in the ordinary course of business and covering only the assets so leased;
     (17) advance deposits made in connection with any Investment permitted under the covenant entitled “—Certain Covenants—Restricted Payments”;

     (18) Liens on any landfill acquired after the date of the indenture securing reasonable royalty or similar payments (determined by reference to volume or weight utilized) due to the seller of such landfill as a consequence of such acquisition;
     (19) judgment Liens not giving rise to an Event of Default;
     (20) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;
     (21) Liens created or incurred on the assets of a captive self-insurance Subsidiary of Waste Services or any Restricted Subsidiary of Waste Services to secure its insurance obligations or satisfy applicable insurance law or regulatory requirements; and
     (22) Liens incurred by Waste Services or any Restricted Subsidiary of Waste Services securing obligations that do not exceed $10.0 million at any one time outstanding.
     “Permitted Refinancing Indebtedness” means any Indebtedness of Waste Services or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, renew, refund, refinance, replace, defease or discharge other Indebtedness of Waste Services or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:
     (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, and premiums incurred in connection therewith);
     (2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, renewed, refunded, refinanced, replaced, defeased or discharged;
     (3) if the Indebtedness being extended, renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to, the notes on terms at least as favorable to the holders of notes as those contained in the documentation governing the Indebtedness being extended, renewed, refunded, refinanced, replaced, defeased or discharged; and
     (4) such Indebtedness is incurred either by Waste Services or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, renewed, refunded, refinanced, replaced, defeased or discharged.
     “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.
     “Restricted Investment” means an Investment other than a Permitted Investment.
     “Restricted Subsidiary” of a Person means any Subsidiary of such Person that is not an Unrestricted Subsidiary.
     “Senior Debt” means:
     (1) all Indebtedness of Waste Services, any Guarantor (other than Capital), Capital or any Foreign Subsidiary of Capital outstanding under Credit Facilities and all Hedging Obligations with respect thereto whether outstanding on the date of the indenture or incurred thereafter;

     (2) any other Indebtedness of Waste Services or any Guarantor permitted to be incurred under the terms of the indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the notes or any Note Guarantee; and
     (3) all Obligations with respect to the items listed in the preceding clauses (1) and (2).
     Notwithstanding anything to the contrary in the preceding, Senior Debt will not include:
     (1) any liability for federal, state, local or other taxes owed or owing by Waste Services, any Guarantor (other than Capital), Capital or any Foreign Subsidiary of Capital;
     (2) any intercompany Indebtedness of (a) Waste Services or any of its Subsidiaries to Waste Services or any of its Affiliates or (b) prior to the Migration, Capital or any of its Subsidiaries to Capital or any of its Affiliates;
     (3) any trade payables;
     (4) the portion of any Indebtedness that is incurred in violation of the indenture; provided that Indebtedness under a Credit Facility will not cease to be Senior Debt under this clause (4) if the lenders obtained a certificate from an officer of Waste Services as of the date of the incurrence of such Indebtedness to the effect that such Indebtedness was permitted to be incurred under the indenture; or
     (5) Indebtedness which is classified as non-recourse in accordance with GAAP or any unsecured claim arising in respect thereof by reason of the application of section 1111(b)(1) of the United States Bankruptcy Code.
     “Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the indenture.
     “Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the date of the indenture, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.
     “Subsidiary” means, with respect to any specified Person:
     (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and
     (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).
     “Unrestricted Subsidiary” means any Subsidiary of Waste Services that is designated by the Board of Directors of Waste Services as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary:
     (1) has no Indebtedness other than Non-Recourse Debt;

     (2) except as permitted by the covenant described above under the caption “—Certain Covenants—Transactions with Affiliates,” is not party to any agreement, contract, arrangement or understanding with Waste Services or any Restricted Subsidiary of Waste Services unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Waste Services or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Waste Services;
     (3) is a Person with respect to which neither Waste Services nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and
     (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Waste Services or any of its Restricted Subsidiaries.
     “Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.
     “Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:
     (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by
     (2) the then outstanding principal amount of such Indebtedness.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
Overview
     The following is a general discussion of material U.S. federal income tax consequences relevant to the exchange of old notes for new notes and of the ownership and disposition of the new notes. This summary is generally limited to holders that hold the old notes and that will hold the new notes as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”) . This summary does not purport to deal with all aspects of U.S. federal income tax law that might be relevant to holders in light of their particular investment circumstances or status and does not deal with the U.S. federal income tax consequences to investors subject to special treatment under the U.S. federal income tax laws, such as dealers in securities or foreign currency, tax exempt entities, banks, thrifts, insurance companies, partnerships and other pass-through entities, persons that hold the old notes or will hold the new notes as part of a “straddle,” a “hedge” against currency risk, a “conversion transaction” or other integrated transaction, certain financial institutions, insurance companies, certain former citizens and residents of the United States and U.S. Holders (as defined herein) that have a “functional currency” other than the U.S. dollar. In addition, this discussion does not describe any tax consequences arising out of the tax laws of any state, local or foreign jurisdiction.
     The U.S. federal income tax considerations set forth below are based upon the Code, existing and proposed Treasury regulations, administrative rulings and other pronouncements of the Internal Revenue Service (“IRS”) and court decisions, all as currently in effect, and all of which are subject to change or different interpretations. Prospective investors should particularly note that any such change could have retroactive application so as to result in U.S. federal income tax consequences different from those discussed below. We have not sought and will not seek any rulings from the IRS with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the exchange of old notes for new notes and of the ownership and disposition of the new notes or that any such position would not be sustained.
     Investors considering the exchange of old notes for new notes and the ownership and disposition of the new notes should consult their own tax advisors with respect to the application of the U.S. federal income tax laws to their particular situations, as well as any tax consequences arising under the U.S. federal estate or gift tax rules or under the laws of any state, local or foreign taxing jurisdiction or under any applicable tax treaty.
Taxation of U.S. Holders
     The following discussion is limited to the U.S. federal income tax consequences relevant to U.S. Holders. As used herein, “U.S. Holders” are beneficial owners of the old notes and the new notes, that are, for U.S. federal income tax purposes:
•	individuals who are citizens or residents of the United States;

•	corporations or other entities taxable as corporations created or organized in, or under the laws of, the United States, any state thereof or the District of Columbia;

•	estates the income of which is subject to U.S. federal income taxation regardless of its source; or

•	trusts if (i) (A) a court within the United States is able to exercise primary supervision over the administration of the trust and (B) one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) the trust has a valid election in effect to be treated as a U.S. person.
     If a partnership (including an entity taxable as a partnership for U.S. federal income tax purposes) holds the old notes or new notes, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the old notes or new notes, you should consult your tax advisor regarding the tax consequences of the exchange of old notes for new notes, and the ownership and disposition of the new notes.

     Certain U.S. federal income tax consequences relevant to a non-U.S. Holder are discussed separately below.
Exchange Offer
     The exchange of the old notes for the new notes in the exchange offer will not constitute a taxable exchange for U.S. federal income tax purposes. As a result, (1) a U.S. Holder will not recognize taxable gain or loss as a result of exchanging such holder’s old notes for the new notes; (2) the holding period of the new notes will include the holding period of the old notes exchanged therefor; and (3) the adjusted tax basis of the new notes received immediately after the exchange will be the same as the adjusted tax basis of the new notes exchanged therefor immediately before such exchange.
Taxation of Interest on New Notes
     U.S. Holders generally will be required to recognize as ordinary income any interest paid or accrued on the new notes in accordance with their regular method of accounting for U.S. federal income tax purposes.
Market Discount
     If a U.S. Holder purchased an old note for an amount that is less than its stated redemption price at maturity the amount of the difference will be treated as “market discount” unless such difference is a specified de minimis amount. Market discount is considered to be de minimis if it is less than 1/4 of 1% of a note’s stated redemption price at maturity multiplied by the number of complete years to maturity after the note was acquired. Under the market discount rules of the Code, a U.S Holder will be required to treat any partial principal payment on, or any gain realized upon the sale, redemption or other taxable disposition of, an old or new note as ordinary income to the extent of the market discount which has not previously been included in gross income and is treated as having accrued on such old or new note at the time of such payment or disposition. If a U.S. Holder disposes of an old or new note in a nontaxable transaction (other than as provided in Section 1276(c) of the Code), the U.S. Holder must recognize ordinary income equal to the amount of accrued market discount on such note as if the U.S. Holder had disposed of the note in a taxable transaction at the note’s fair market value. In addition, if a U.S. Holder acquired an old note with market discount such U.S. Holder may be required to defer the deduction of all or a portion of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry such note until the maturity of the note or its earlier disposition (including a nontaxable transaction other than as provided in Section 1276(c) of the Code). Market discount is considered to accrue ratably during the period from the date of acquisition to the maturity date of a note, unless a U.S. Holder elects to include market discount in income on a current basis. A U.S. Holder may elect to include market discount in gross income (generally as ordinary income) currently as it accrues, in which case the rules described above regarding the treatment of partial principal payments and gain realized as ordinary income and regarding the deferral of interest deductions will not apply. Such election will also apply to all debt obligations held or subsequently acquired by the U.S. Holder on or after the first day of the taxable year to which the election applies. The election may not be revoked without the consent of the IRS. U.S. Holders should consult their own tax advisors before making this election.
Bond Premium
     In general, if a U.S. Holder purchased an old note for an amount in excess of the stated principal amount such U.S. Holder will be treated as having purchased such note with bond premium in the amount of such excess. A U.S. Holder generally may elect to amortize the bond premium (with a corresponding decrease in adjusted tax basis) over the remaining term of the old or new note on a constant yield method as an offset to interest income when includible in gross income under such U.S. Holder’s regular method of accounting for U.S. federal income tax purposes. If such U.S. Holder does not elect to amortize bond premium, that premium will decrease the gain or increase the loss it would otherwise recognize upon a sale or other disposition of the note. An election to amortize bond premium on a constant yield method will also apply to all debt obligations held or subsequently acquired by the U.S. Holder on or after the first day of the taxable year to which the election applies. The election may not be revoked without the consent of the IRS. U.S. Holders should consult their own tax advisors before making this election.

Disposition of New Notes
     Upon the disposition of a new note by sale, exchange, redemption or other taxable disposition, a U.S. Holder generally will recognize gain or loss equal to the difference between (1) the amount realized on the disposition of the new note (other than amounts attributable to accrued interest on the new note, which will be taxable as ordinary interest income for U.S. federal income tax purposes if not previously included in gross income) and (2) the U.S. Holder’s adjusted tax basis in the new note. A U.S. Holder’s adjusted tax basis in a new note generally will equal the cost of the new note to such U.S. Holder increase by the amount of market discount included in gross income less any prior principal payments and amortized bond premium. Except with respect to amount attributable to market discount, gain or loss from the taxable disposition of a new note generally will be capital gain or loss and will be long-term capital gain or loss if the new note was held by the U.S. Holder for more than one year at the time of the disposition. For non-corporate U.S. Holders, preferential tax rates may apply to long-term capital gain. The deductibility of capital losses is subject to certain limitations under the Code.
Information Reporting and Backup Withholding
     Where required, information will be reported to both U.S. Holders of new notes and the IRS regarding the amount of interest and principal paid on the new notes in each calendar year as well as the corresponding amount of tax withheld, if any exists. This obligation, however, does not apply with respect to payments to certain U.S. Holders, including corporations and tax exempt organizations, provided that such U.S. Holders establish entitlement to an exemption.
     Under the backup withholding provisions of the Code and the applicable Treasury Regulations, a U.S. Holder of new notes may be subject to backup withholding (currently at a rate of 28%) with respect to interest and principal paid on the new notes or the proceeds from dispositions of the new notes. Certain U.S. Holders (including, among others, corporations and tax exempt organizations) generally are not subject to backup withholding. U.S. Holders will be subject to backup withholding tax if such holder is not otherwise exempt and such holder: (1) fails to furnish its taxpayer identification number, or TIN (which, for an individual, is ordinarily his or her social security number); (2) furnishes an incorrect TIN; (3) is notified by the IRS that such holder has failed to properly report payments of interest or dividends; or (4) fails to certify, under penalties of perjury, that it is a U.S. person, has furnished a correct TIN and that the IRS has not notified the U.S. Holder that it is subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a U.S. Holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is furnished to the IRS.
Taxation of Non-U.S. Holders
     The following discussion is limited to the U.S. federal income and estate tax consequences of the exchange of old notes for new notes and of the ownership and disposition of the new notes by a beneficial owner that is neither a U.S. Holder as defined above nor a partnership (or other entity taxable as a partnership for U.S. federal income tax purposes). The rules governing the U.S. federal income taxation of a non-U.S. Holder of new notes are complex and no attempt will be made herein to provide more than a summary of such rules. Special rules may apply to certain non-U.S. Holders, such as “controlled foreign corporations” and “passive foreign investment companies”, which are not discussed herein. Non-U.S. Holders should consult with their own tax advisors to determine the effect of U.S. federal, state, local and foreign tax laws, as well as treaties, with regard to an investment in the new notes, including any reporting requirements.
Exchange Offer
     The exchange of the old notes for the new notes in the exchange offer will not constitute a taxable exchange for U.S. federal income tax purposes.
Taxation of Interest on New Notes
     Interest income earned on a new note by a non-U.S. Holder will qualify for the “portfolio interest” exception, and therefore will not be subject to U.S. federal income tax or withholding tax, if:

•	the interest income is not effectively connected with the conduct of a U.S. trade or business by the non-U.S. Holder (i.e., not “U.S. trade or business income”);

•	the non-U.S. Holder does not, directly or indirectly, actually or constructively, own 10% or more of the total combined voting power of our stock entitled to vote;

•	the non-U.S. Holder is not, for U.S. federal income tax purposes, a controlled foreign corporation that is related to us through stock ownership;

•	the non-U.S. Holder is not a bank which acquired the new note in consideration for an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

•	either (A) the non-U.S. Holder certifies, under penalty of perjury, to us or our agent that it is not a U.S. person and such non-U.S. Holder provides its name, address and certain other information on a properly executed Form W-8BEN (or an applicable substitute form), or (B) a securities clearing organization bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business holds the new note on behalf of the beneficial owner and provides a statement to us or our agent signed under penalty of perjury in which the organization, bank or financial institution certifies that the form or an applicable substitute has been received by it from the non-U.S. Holder or from another financial institution entity on behalf of the non-U.S. Holder and furnishes us or our agent with a copy thereof.
     If a non-U.S. Holder cannot satisfy the requirements for the portfolio interest exception as described above, the gross amount of payments of interest to such non-U.S. Holder that are not effectively connected with the conduct of a U.S. trade or business by the non-U.S. Holder (or, if an income tax treaty applies, are not attributable to a U.S. permanent establishment (or a fixed base) in the United States), will be subject to U.S. federal withholding tax at the rate of 30%, unless a U.S. income tax treaty applies to reduce or eliminate withholding. Payments of interest that are effectively connected with the conduct of a U.S. trade or business by the non-U.S. Holder (and, if an income tax treaty applies, are attributable to a U.S. permanent establishment (or a fixed base) in the United States) will not be subject to U.S. federal withholding tax but will be taxed on a net income basis at regular U.S. federal tax rates, and if the non-U.S. Holder is a foreign corporation, such U.S. trade or business income may be subject to the branch profits tax at a 30% rate, or a lower rate provided by an applicable income tax treaty. In order to claim the benefit provided by an applicable income tax treaty or to claim exemption from withholding because the income is U.S. trade or business income, a non-U.S. Holder must provide either:
•	a properly executed Form W-8BEN (or an applicable substitute form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty; or

•	a properly executed Form W-8ECI (or an applicable substitute form) stating that interest paid on the new note is not subject to withholding tax because it is effectively connected with the conduct of a U.S. trade or business of the non-U.S. Holder.
Disposition of New Notes
     Generally, a non-U.S. Holder will not be subject to U.S. federal income tax or withholding tax on any gain realized on the sale, exchange, redemption or other taxable disposition of a new note unless:
•	the gain is effectively connected with the conduct of a U.S. trade or business by the non-U.S. Holder (and, if an income tax treaty applies, the gain is attributable to a U.S. permanent establishment (or a fixed base) in the United States); or

•	the non-U.S. Holder is an individual who is present in the United States for 183 days or more during the taxable year in which the disposition of the new note is made and certain other requirements are met.

     A non-U.S. Holder described in the first bullet point above will be required to pay U.S. federal income tax on the net gain derived from the sale, exchange, redemption or other taxable disposition, except as otherwise required by an applicable income tax treaty, and if such holder is a foreign corporation, it also may be required to pay a branch profits tax at a 30% rate or a lower rate if so specified by an applicable income tax treaty. A non-U.S. Holder described in the second bullet point above will be subject to a 30% U.S. federal income tax on the gain derived from the sale, exchange, redemption or other taxable disposition, which may be offset by U.S. source capital losses, even though the non-U.S. Holder is not considered a resident of the United States.
Information Reporting and Backup Withholding
     Where required, information will be reported annually to each non-U.S. Holder as well as the IRS regarding any interest that is either subject to U.S. federal withholding tax, or is exempt from such withholding pursuant to an applicable income tax treaty or to the portfolio interest exception. Copies of these information returns also may be made available to the tax authorities of the country in which the non-U.S. Holder resides under the provisions of a specific treaty or agreement.
     Under the backup withholding provisions of the Code and the applicable Treasury Regulations, a holder of new notes may be subject to backup withholding (currently at a 28% rate) with respect to interest and principal paid on the new notes or the proceeds from dispositions of the new notes. However, the Treasury regulations provide that payments of principal and interest to a non-U.S. Holder will not be subject to backup withholding if the non-U.S. Holder certifies its non-U.S. status under penalty of perjury or satisfies the requirements of an otherwise established exemption, provided that neither us nor our paying agent has actual knowledge that such holder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied.
     The payment of the proceeds from the disposition of new notes to or through the U.S. office of any broker, U.S. or foreign, will be subject to information reporting and possible backup withholding unless the non-U.S. Holder certifies its non-U.S. status under penalty of perjury or satisfies the requirements of an otherwise established exemption, provided that the broker does not have actual knowledge that such holder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The payment of the proceeds from the disposition of a new note to or through a non-U.S. office of a non-U.S. broker that does not have certain enumerated relationships with the United States will not be subject to information reporting or backup withholding.
     When a non-U.S. Holder receives a payment of proceeds from the disposition of new notes either to or through a non-U.S. office of a broker that is either a U.S. person or a person who has certain enumerated relationships with the United States, the Treasury regulations require information reporting (but generally not backup withholding) on the payment, unless the broker has documentary evidence in its files that the non-U.S. Holder is not a U.S. person and the broker has no knowledge to the contrary.
     Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. Holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is furnished to the IRS. Non-U.S. Holders should consult their own tax advisors regarding the filing of a U.S. federal income tax return for claiming a refund of such backup withholding.
U.S. Federal Estate Tax
     The U.S. federal estate tax will not apply to new notes owned by an individual who is not a citizen or resident of the United States (as specially defined for United States federal estate tax purposes) at the time of his death provided that (1) the individual does not, directly or indirectly, actually or constructively, own 10% or more of the total combined voting power of our stock entitled to vote and (2) interest on the new note would not have been, if received at the time of death, effectively connected with the conduct of a U.S. trade or business by such holder.
     Investors considering the exchange of old notes for new notes and the ownership and disposition of the new notes should consult their own tax advisors with respect to the application of the U.S. federal income tax laws to their particular situations, as well as any tax consequences arising under the U.S. federal estate or gift tax rules or under the laws of any state, local or foreign taxing jurisdiction or under any applicable tax treaty.

PLAN OF DISTRIBUTION
     Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities. We have agreed that for a period of one year after the expiration of the exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resales.
     We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of new notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.
     We have been advised by the initial purchasers of the old notes, that following completion of the exchange offer they intend to make a market in the new notes to be issued in the exchange offer. However, they are under no obligation to do so and any market activities with respect to the new notes may be discontinued at any time.
LEGAL MATTERS
     Certain matters with respect to the validity of the new notes will be passed upon for us by Shearman & Sterling LLP, New York, New York.
EXPERTS
     The consolidated financial statements of Waste Services, Inc. as of and for the year ended December 31, 2004 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 incorporated by reference in this Prospectus have been audited by BDO Seidman, LLP, an independent registered public accounting firm, to the extent set forth in their report incorporated herein by reference, and are incorporated herein in reliance upon such reports given upon the authority of said firm as experts in auditing and accounting.
     The consolidated financial statements of Waste Services, Inc. as of and for the year ended December 31, 2003 incorporated by reference in this Prospectus have been audited by BDO Dunwoody LLP, an independent registered public accounting firm, to the extent set forth in their report incorporated herein by reference, and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.
     The consolidated financial statements of Waste Services, Inc. as of and for the year ended December 31, 2002 incorporated by reference in this Prospectus have been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm, to the extent set forth in their report incorporated herein by reference, and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.
     The financial statements of the North Central District of Allied Waste Industries, Inc. as of December 31, 2003 and 2002 and for each of the three years ended December 31, 2003 incorporated in this Prospectus by reference to the Current Report on Form 8-K of Capital Environmental Resource Inc. dated May 10, 2004 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
     The consolidated financial statements of Florida Recycling Services, Inc. as of December 31, 2003 and 2002 and for each of the three years ended December 31, 2003 incorporated by reference in this Prospectus have been audited by BDO Seidman, LLP, an independent registered public accounting firm, to the extent set forth in their report incorporated herein by reference, and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION
     We file certain annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC also maintains a website that provides online access to reports, proxy and information that registrants such as us file electronically with the SEC at the address http://www.sec.gov. Our common shares are quoted on the Nasdaq National Market. You may inspect any periodic reports and other information we file with the SEC at the offices of the Nasdaq Stock Market, Inc., 9801 Washingtonian Blvd., Fifth Floor, Gaithersburg, MD 20878.
     You may request a copy of those filings, at no cost, by writing or telephoning us at: Waste Services, Inc., 1122 International Blvd., Suite 601, Burlington, Ontario L7L 6Z8, Attention: General Counsel. Our telephone number is (905) 319-1237. Our web site address is http://www.wasteservicesinc.com. The information on our web site does not form a part of this prospectus.
INCORPORATION BY REFERENCE
     We are “incorporating by reference” specified documents that we file with the SEC, which means:
•	incorporated documents are considered part of this prospectus;

•	we are disclosing important information to you by referring you to those documents; and

•	information that we file in the future with the SEC automatically will update and supersede this prospectus.
     We incorporate by reference the documents listed below and any documents that we file with the SEC under section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the expiration date of the exchange offer:
•	Our annual report on Form 10-K for the year ended December 31, 2004;

•	Our quarterly reports on Form 10-Q for the quarters ended March 31, 2005 and June 30, 2005;

•	Our current reports on Form 8-K, filed on March 3, 2005 (under Items 8.01 and 9.01), March 30, 2005 (under Items 3.02 and 9.01), May 18, 2005 (under Items 8.01 and 9.01), May 20, 2005 (under Items 5.02 and 9.01), June 22, 2005 (under Items 8.01 and 9.01) and May 10, 2004 (under Items 2 and 7); and

•	Our amendment on Form 8-K/A filed on July 8, 2005, which we filed to amend Items 2, 5 and 7 of the current reports on Form 8-K filed on May 10, 2004 and June 9, 2004.
     You may request a copy of these filings, at no cost, by writing or telephoning our Corporate Secretary at the following address:
Waste Services, Inc.
1122 International Blvd., Suite 601
Burlington, Ontario L7L 6Z8
Attention: Corporate Secretary
Tel: (905) 319-1237
     Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus.

Waste Services, Inc.
Offer to Exchange
all outstanding
9 1/2% Senior Subordinated Notes due 2014
issued on April 30, 2004
which have not been registered under the Securities Act
($160,000,000 aggregate principal amount outstanding)
for
9 1/2% Senior Subordinated Notes due 2014
registered under the Securities Act

PROSPECTUS

, 2005

Part II
Item 20. Indemnification of Directors and Officers
     Section 145(a) of the General Corporation Law of the State of Delaware, or the Delaware Corporation Law, provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because the person is or was a director or officer of the corporation. Such indemnity may be against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the person did not have reasonable cause to believe the person’s conduct was unlawful.
     Section 145(b) of the Delaware Corporation Law provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director or officer of the corporation, against any expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation.
     Section 145(g) of the Delaware Corporation Law provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person in any such capacity, or arising out of the person’s status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of the law.
     The certificate of incorporation of the registrant provides in effect that, subject to certain limited exceptions, the registrant shall indemnify its directors and officers to the extent authorized or permitted by the Delaware Corporation Law. The directors and officers of the registrant are insured under policies of insurance maintained by the registrant, subject to the limits of the policies, against certain losses arising from any claims made against them by reason of being or having been such directors or officers.
     Pursuant to the Business Corporations Act (Ontario), a corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or a person who acts or acted at the corporation’s request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and his or her heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of such corporation or body corporate, if:
•	he or she acted honestly and in good faith with a view to the best interest of the corporation; and

•	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful.

Item 21. Exhibits and Financial Statement Schedules
            (a) Exhibits
            See the index to exhibits that appears immediately following the signature pages of this registration statement.
            (b) Financial Statement Schedule.
            Not applicable.
Item 22. Undertakings
            The undersigned registrant hereby undertakes:
     (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement, provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
             (b) That for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
             (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
     (d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.
     (e) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.
     (f) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Burlington, Province of Ontario, on August 11, 2005.

WASTE SERVICES, INC.
By:	/s/ David Sutherland-Yoest
	Name:	David Sutherland-Yoest
	Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of David Sutherland-Yoest, Mark A. Pytosh and Ivan R. Cairns such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or to any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David Sutherland-Yoest David Sutherland-Yoest	Chairman of the Board Chief Executive Officer and Director (Principal Executive Officer)	August 11, 2005

/s/ Mark A. Pytosh Mark A. Pytosh	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	August 11, 2005

/s/ Brian A. Goebel Brian A. Goebel	Vice President and Corporate Controller (Principal Accounting Officer)	August 11, 2005

/s/ Gary W. DeGroote Gary W. DeGroote	Director	August 11, 2005

/s/ George E. Matelich George E. Matelich	Director	August 11, 2005

Signature	Title	Date
/s/ Lucien Rémillard Lucien Rémillard	Director	August 11, 2005

/s/ Michael B. Lazar Michael B. Lazar	Director	August 11, 2005

/s/ Jack E. Short Jack E. Short	Director	August 11, 2005

/s/ Wallace L. Timmeny Wallace L. Timmeny	Director	August 11, 2005

/s/ Michael J. Verrochi Michael J. Verrochi	Director	August 11, 2005

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Burlington, Province of Ontario, on August 11, 2005.

WASTE SERVICES OF FLORIDA, INC.
By:	/s/ Ivan R. Cairns
	Name:	Ivan R. Cairns
	Title:	Vice President and Secretary

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of David Sutherland-Yoest, Mark A. Pytosh and Ivan R. Cairns such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or to any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Charles A. Wilcox Charles A. Wilcox	President Director (Principal Executive Officer)	August 11, 2005

/s/ Mark A. Pytosh Mark A. Pytosh	Vice President and Treasurer Director (Principal Financial Officer)	August 11, 2005

/s/ Brian A. Goebel Brian A. Goebel	Assistant Secretary (Principal Accounting Officer)	August 11, 2005

/s/ Ivan R. Cairns Ivan R. Cairns	Vice President and Secretary Director	August 11, 2005

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Burlington, Province of Ontario, on August 11, 2005.

JACKSONVILLE FLORIDA LANDFILL, INC.
By:	/s/ Ivan R. Cairns
	Name:	Ivan R. Cairns
	Title:	Vice President and Secretary

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of David Sutherland-Yoest, Mark A. Pytosh and Ivan R. Cairns such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or to any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Charles A. Wilcox Charles A. Wilcox	President Director (Principal Executive Officer)	August 11, 2005

/s/ Mark A. Pytosh Mark A. Pytosh	Vice President and Treasurer Director (Principal Financial Officer)	August 11, 2005

/s/ Brian A. Goebel Brian A. Goebel	Assistant Secretary (Principal Accounting Officer)	August 11, 2005

/s/ Ivan R. Cairns Ivan R. Cairns	Vice President and Secretary Director	August 11, 2005

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Burlington, Province of Ontario, on August 11, 2005.

JONES ROAD LANDFILL AND RECYCLING LTD. By its General Partner Jacksonville Florida Landfill, Inc.
By:	/s/ Ivan R. Cairns
	Name:	Ivan R. Cairns
	Title:	Vice President and Secretary

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of David Sutherland-Yoest, Mark A. Pytosh and Ivan R. Cairns such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or to any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

JACKSONVILLE FLORIDA LANDFILL, INC	General Partner	August 11, 2005

/s/ Ivan R. Cairns By: Ivan R. Cairns Title: Vice President and Secretary

/s/ Charles A. Wilcox Charles A. Wilcox	(Principal Executive Officer) Director of Jacksonville Florida Landfill, Inc.	August 11, 2005

/s/ Mark A. Pytosh Mark A. Pytosh	(Principal Financial Officer) Director of Jacksonville Florida Landfill, Inc.	August 11, 2005

/s/ Brian A. Goebel Brian A. Goebel	(Principal Accounting Officer)	August 11, 2005

/s/ Ivan R. Cairns Ivan R. Cairns	Director of Jacksonville Florida Landfill, Inc.	August 11, 2005

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Burlington, Province of Ontario, on August 11, 2005.

OMNI WASTE OF OSCEOLA COUNTY LLC
By:	/s/ Ivan R. Cairns
	Name:	Ivan R. Cairns
	Title:	Manager

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of David Sutherland-Yoest, Mark A. Pytosh and Ivan R. Cairns such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or to any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Charles A. Wilcox Charles A. Wilcox	President Manager (Principal Executive Officer)	August 11, 2005

/s/ Mark A. Pytosh Mark A. Pytosh	Vice President and Treasurer Manager (Principal Financial Officer)	August 11, 2005

/s/ Brian A. Goebel Brian A. Goebel	Assistant Secretary (Principal Accounting Officer)	August 11, 2005

/s/ Ivan R. Cairns Ivan R. Cairns	Vice President and Secretary Manager	August 11, 2005

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Burlington, Province of Ontario, on August 11, 2005.

CACTUS WASTE SYSTEMS, LLC
By:	/s/ Ivan R. Cairns
	Name:	Ivan R. Cairns
	Title:	Manager

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of David Sutherland-Yoest, Mark A. Pytosh and Ivan R. Cairns such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or to any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David Sutherland-Yoest David Sutherland-Yoest	Manager (Principal Executive Officer)	August 11, 2005

/s/ Mark A. Pytosh Mark A. Pytosh	Manager (Principal Financial Officer)	August 11, 2005

/s/ Brian A. Goebel Brian A. Goebel	(Principal Accounting Officer)	August 11, 2005

/s/ Ivan R. Cairns Ivan R. Cairns	Manager	August 11, 2005

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Burlington, Province of Ontario, on August 11, 2005.

WASTE SERVICES OF ARIZONA, INC.
By:	/s/ Ivan R. Cairns
	Name:	Ivan R. Cairns
	Title:	Vice President and Secretary

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of David Sutherland-Yoest, Mark A. Pytosh and Ivan R. Cairns such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or to any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David Sutherland-Yoest David Sutherland-Yoest	President Director (Principal Executive Officer)	August 11, 2005

/s/ Mark A. Pytosh Mark A. Pytosh	Vice President and Treasurer Director (Principal Financial Officer)	August 11, 2005

/s/ Brian A. Goebel Brian A. Goebel	Assistant Secretary (Principal Accounting Officer)	August 11, 2005

/s/ Ivan R. Cairns Ivan R. Cairns	Vice President and Secretary Director	August 11, 2005

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Burlington, Province of Ontario, on August 11, 2005.

WASTE SERVICES LIMITED PARTNER, LLC
By:	/s/ Ivan R. Cairns
	Name:	Ivan R. Cairns
	Title:	Manager

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of David Sutherland-Yoest, Mark A. Pytosh and Ivan R. Cairns such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or to any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Charles A. Wilcox Charles A. Wilcox	Manager (Principal Executive Officer)	August 11, 2005

/s/ Mark A. Pytosh Mark A. Pytosh	Manager (Principal Financial Officer)	August 11, 2005

/s/ Brian A. Goebel Brian A. Goebel	(Principal Accounting Officer)	August 11, 2005

/s/ Ivan R. Cairns Ivan R. Cairns	Manager	August 11, 2005

Michael C. Doyle	Manager	August 11, 2005

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Burlington, Province of Ontario, on August 11, 2005.

WASTE SERVICES OF ALABAMA, INC.
By:	/s/ Ivan R. Cairns
	Name:	Ivan R. Cairns
	Title:	Vice President and Secretary

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of David Sutherland-Yoest, Mark A. Pytosh and Ivan R. Cairns such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or to any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Charles A. Wilcox Charles A. Wilcox	President Director (Principal Executive Officer)	August 11, 2005

/s/ Mark A. Pytosh Mark A. Pytosh	Vice President and Treasurer Director (Principal Financial Officer)	August 11, 2005

/s/ Brian A. Goebel Brian A. Goebel	Assistant Secretary (Principal Accounting Officer)	August 11, 2005

/s/ Ivan R. Cairns Ivan R. Cairns	Vice President and Secretary Director	August 11, 2005

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Burlington, Province of Ontario, on August 11, 2005.

WS GENERAL PARTNER, LLC By its Sole Member WASTE SERVICES, INC.
By:	/s/ Ivan R. Cairns
	Name:	Ivan R. Cairns
	Title:	Executive Vice President, General Counsel and Secretary

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of David Sutherland-Yoest, Mark A. Pytosh and Ivan R. Cairns such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or to any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

WASTE SERVICES, INC.

/s/ Ivan R. Cairns By: Ivan R. Cairns Title: Executive Vice President, General Counsel and Secretary	Sole Member	August 11, 2005

/s/ Charles A. Wilcox Charles A. Wilcox	Manager (Principal Executive Officer)	August 11, 2005

/s/ Mark A. Pytosh Mark A. Pytosh	Manager (Principal Financial Officer)	August 11, 2005

/s/ Brian A. Goebel Brian A. Goebel	(Principal Accounting Officer)	August 11, 2005

/s/ Ivan R. Cairns Ivan R. Cairns	Manager	August 11, 2005

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Burlington, Province of Ontario, on August 11, 2005.

RUFFINO HILLS TRANSFER STATION LP
By:	/s/ Ivan R. Cairns
	Name:	Ivan R. Cairns
	Title:	Vice President and Secretary

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of David Sutherland-Yoest, Mark A. Pytosh and Ivan R. Cairns such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or to any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

WS GENERAL PARTNER, LLC By its Sole Member WASTE SERVICES, INC.	Sole Member	August 11, 2005

/s/ Ivan R. Cairns By: Ivan R. Cairns Title: Executive Vice President, General Counsel and Secretary

/s/ Charles A. Wilcox Charles A. Wilcox	President (Principal Executive Officer) Manager of WS General Partner, LLC	August 11, 2005

/s/ Mark A. Pytosh Mark A. Pytosh	Vice President and Treasurer (Principal Financial Officer) Manager of WS General Partner, LLC	August 11, 2005

/s/ Brian A. Goebel Brian A. Goebel	Assistant Secretary (Principal Accounting Officer)	August 11, 2005

/s/ Ivan R. Cairns Ivan R. Cairns	Vice President and Secretary Manager of WS General Partner, LLC	August 11, 2005

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Burlington, Province of Ontario, on August 11, 2005.

FORT BEND REGIONAL LANDFILL LP
By:	/s/ Ivan R. Cairns
	Name:	Ivan R. Cairns
	Title:	Vice President and Secretary

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of David Sutherland-Yoest, Mark A. Pytosh and Ivan R. Cairns such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or to any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

WS GENERAL PARTNER, LLC By its Sole Member WASTE SERVICES, INC	Sole Member	August 11, 2005

/s/ Ivan R. Cairns By: Ivan R. Cairns Title: Executive Vice President, General Counsel and Secretary

/s/ Charles A. Wilcox Charles A. Wilcox	President (Principal Executive Officer) Manager of WS General Partner, LLC	August 11, 2005

/s/ Mark A. Pytosh Mark A. Pytosh	Vice President and Treasurer (Principal Financial Officer) Manager of WS General Partner, LLC	August 11, 2005

/s/ Brian A. Goebel Brian A. Goebel	Assistant Secretary (Principal Accounting Officer)	August 11, 2005

/s/ Ivan R. Cairns Ivan R. Cairns	Vice President and Secretary Manager of WS General Partner, LLC	August 11, 2005

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Burlington, Province of Ontario, on August 11, 2005.

FLORIDA RECYCLING SERVICES, INC., a Delaware corporation
By:	/s/ Ivan R. Cairns
	Name:	Ivan R. Cairns
	Title:	Vice President and Secretary

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of David Sutherland-Yoest, Mark A. Pytosh and Ivan R. Cairns such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or to any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Charles A. Wilcox Charles A. Wilcox	President Director (Principal Executive Officer)	August 11, 2005

/s/ Mark A. Pytosh Mark A. Pytosh	Vice President and Treasurer Director (Principal Financial Officer)	August 11, 2005

/s/ Brian A. Goebel Brian A. Goebel	Assistant Secretary (Principal Accounting Officer)	August 11, 2005

/s/ Ivan R. Cairns Ivan R. Cairns	Vice President and Secretary Director	August 11, 2005

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Burlington, Province of Ontario, on August 11, 2005.

FLORIDA RECYCLING SERVICES, INC., an Illinois corporation
By:	/s/ Ivan R. Cairns
	Name:	Ivan R. Cairns
	Title:	Vice President and Secretary

POWER OF ATTORNEY
     KNOWN ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of David Sutherland-Yoest, Mark A. Pytosh and Ivan R. Cairns such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or to any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Charles A. Wilcox Charles A. Wilcox	President Director (Principal Executive Officer)	August 11, 2005

/s/ Mark A. Pytosh Mark A. Pytosh	Vice President and Treasurer Director (Principal Financial Officer)	August 11, 2005

/s/ Brian A. Goebel Brian A. Goebel	Assistant Secretary (Principal Accounting Officer)	August 11, 2005

/s/ Ivan R. Cairns Ivan R. Cairns	Vice President and Secretary Director	August 11, 2005

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Burlington, Province of Ontario, on August 11, 2005.

SANFORD RECYCLING AND TRANSFER, INC.
By:	/s/ Ivan R. Cairns
	Name:	Ivan R. Cairns
	Title:	Executive Vice President, General Counsel and Secretary

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of David Sutherland-Yoest, Mark A. Pytosh and Ivan R. Cairns such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or to any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Charles A. Wilcox Charles A. Wilcox	President Director (Principal Executive Officer)	August 11, 2005

/s/ Mark A. Pytosh Mark A. Pytosh	Vice President and Treasurer Director (Principal Financial Officer)	August 11, 2005

/s/ Brian A. Goebel Brian A. Goebel	Assistant Secretary (Principal Accounting Officer)	August 11, 2005

/s/ Ivan R. Cairns Ivan R. Cairns	Vice President and Secretary Director	August 11, 2005

EXHIBIT INDEX

Exhibit No.	Description of Exhibits
3.1	Amended and Restated Certificate of Incorporation of Waste Services, Inc. (Incorporated by reference to Exhibit 3.1 to Form 8-K (No. 000- 25955) filed August 2, 2004).

3.2	By-law No. 1 of Waste Services, Inc. (Incorporated by reference to Exhibit 3.3 to Form 8-K (No. 000-25955) filed August 2, 2004).

3.3	Provisions for Exchangeable Shares of Waste Services (CA) Inc. (Incorporated by reference to Exhibit 3.2 to Form 10-K (No. 000-25955) filed March 16, 2005).

3.4	Certificate of Designation of Special Voting Preferred Stock of Waste Services, Inc. (Incorporated by reference to Exhibit 3.2 to Form 8-K (No. 000-25955) filed August 2, 2004).

3.5	Certificate of Designations of Waste Services, Inc. (Incorporated by reference to Exhibit 1.3 to Form 20-F (No. 000-25955) filed July 15, 2003).

3.6	Amended Certificate of Designations of Waste Services, Inc. (Incorporated by reference to Exhibit 4.1 to Form 8-K (No. 000-25955) filed May 10, 2004).

3.7	Certificate of Incorporation of Waste Services of Florida, Inc.

3.8	Bylaws of Waste Services of Florida, Inc.

3.9	Certificate of Incorporation of Jacksonville Florida Landfill, Inc.

3.10	Bylaws of Jacksonville Florida Landfill, Inc.

3.11	Certificate of Limited Partnership of Jones Road Landfill and Recycling, Ltd.

3.12	Amended and Restated Limited Partnership Agreement of Jones Road Landfill and Recycling, Ltd.

3.13	Articles of Organization, as amended, of Omni Waste of Osceola County LLC.

3.14	Amended and Restated Limited Liability Company Agreement of Omni Waste of Osceola County LLC.

3.15	Articles of Organization of Cactus Waste Systems LLC.

3.16	Regulations of Cactus Waste Systems LLC.

3.17	Certificate of Incorporation of Waste Services of Arizona, Inc.

3.18	Bylaws of Waste Services of Arizona, Inc.

3.19	Certificate of Incorporation of Waste Services of Alabama, Inc.

3.20	Bylaws of Waste Services of Alabama, Inc.

3.21	Certificate of Formation of Waste Services Limited Partner, LLC.

3.22	Limited Liability Company Agreement of Waste Services Limited Partner, LLC.

3.23	Articles of Organization of WS General Partner, LLC.

3.24	Regulations of WS General Partner, LLC.

3.25	Certificate of Limited Partnership of Ruffino Hills Transfer Station LP.

3.26	Limited Partnership Agreement of Ruffino Hills Transfer Station LP.

3.27	Certificate of Limited Partnership of Fort Bend Regional Landfill LP.

Exhibit No.	Description of Exhibits
3.28	Limited Partnership Agreement of Fort Bend Regional Landfill LP.

3.29	Certificate of Incorporation of Florida Recycling Services, Inc., a Delaware corporation.

3.30	Amended and Restated Bylaws of Florida Recycling Services, Inc., a Delaware corporation.

3.31	Articles of Incorporation of Florida Recycling Services, Inc., an Illinois corporation.

3.32	Bylaws of Florida Recycling Services, Inc., an Illinois corporation.

3.33	Articles of Incorporation of Sanford Recycling and Transfer, Inc.

3.34	Bylaws of Sanford Recycling and Transfer, Inc.

4.1	Indenture regarding 9 1/2% Senior Subordinated Notes among Waste Services, Inc., the Guarantors and Wells Fargo Bank, National Association, as trustee, dated as of April 30, 2004 (the “Notes Indenture”) (Incorporated by reference to Exhibit 4.3 to Form 8-K (No. 000-25955) filed May 10, 2004).

4.2	Supplemental Indenture, dated as of August 8, 2005, to the Notes Indenture, among Sanford Recycling and Transfer, Inc., Waste Services, Inc., the other Guarantors and Wells Fargo Bank, National Association, as trustee.

4.3	Form of Note (included in Exhibit 4.1).

5.1	Opinion of Shearman & Sterling LLP.

10.1	Capital Environmental Resource Inc. 1999 Stock Option Plan (Incorporated by reference to Exhibit 4 to Schedule 13D dated February 5, 2002 and filed by certain holders of the Company’s Common Shares with the SEC on February 15, 2002).

10.2	Purchase Agreement dated November 13, 2003, between Allied Waste Industries, Inc., Waste Services, Inc., and Capital Environmental Resource Inc. (Incorporated by reference to Exhibit 10.1 to Form 6-K/A (No. 000-25955), filed January 20, 2003).

10.3	Amended and Restated Stock Purchase Agreement dated as of March 11, 2004, by and among Waste Services, Inc., certain affiliates of Waste Services, Inc., Capital Environmental Resource Inc., Florida Recycling Services, Inc. and certain affiliates thereof. (Incorporated by reference to Exhibit 10.5 to Form 8-K (No. 000-25955) filed May 10, 2004).

10.4	First Amendment to Amended and Restated Stock Purchase Agreement and Settlement Agreement dated September 24, 2004 (Incorporated by Reference to Exhibit 10.2 to Form 8-K (No. 000-25955) filed September 24, 2004.)

10.5	Form of Subscription Agreement dated as of April 30, 2004, between Capital Environmental Resource Inc. and certain investors. (Incorporated by reference to Exhibit 10.1 to Form 8-K (No. 000-25955) filed May 10, 2004).

10.6	Form of Registration Rights Agreement dated as of April 30, 2004, among us and certain investors. (Incorporated by Reference to Exhibit 10.2 to Form 8-K (No. 000-25955) filed filed May 10, 2004).

10.7	9-1/2% Senior Subordinated Notes Registration Rights Agreement dated April 30, 2004. (Incorporated by reference to Exhibit 10.3 to Form 8-K (No. 000-25955) filed May 10, 2004).

10.8	Amended and Restated Credit Agreement dated as of April 30, 2004, Among Capital Environmental Resource Inc., Waste Services, Inc., the several lenders from time to time parties

Exhibit No.	Description of Exhibits
thereto, Lehman Brothers Inc., as Arranger, CIBC World Markets Corp., as Syndication Agent, Bank of America, N.A., as Documentation Agent, Canadian Imperial Bank of Commerce, as Canadian Agent, and Lehman Commercial Paper Inc., as Administrative Agent. (Incorporated by reference to Exhibit 10.4 to Form 8-K (No. 000-25955) filed May 20, 2004).

10.9	First Amendment to Amended and Restated Credit Agreement dated as of August 25, 2004 (Incorporated by reference to Exhibit 10.1 to Form 8-K (No. 000-25955) field August 27, 2004.)

10.10	Second Amendment to Amended and Restated Credit Agreement dated as of October 4, 2004 (Incorporated by reference to Exhibit 10.1 to Form 8-K (No. 000-25955) field October 5, 2004.)

10.11	Employment Agreement dated as of September 7, 2001, between us and David Sutherland-Yoest (Incorporated by reference to Exhibit 4.9 to Form 20-F (No. 000-25955) filed July 12, 2002).

10.12	Employment Agreement dated as of July 1, 2004 between Waste Services, Inc. and Charles A. Wilcox (Incorporated by reference to Exhibit 10.13 to Form 10-K for the year ended December 31, 2004 (No. 000-25955) filed March 16, 2005).

10.13	Employment Agreement dated January 5, 2004, between us and Ivan R. Cairns. (Incorporated by reference to Exhibit 10.1 to Form 10-Q (No. 000-25955), filed May 17, 2004).

10.14	Employment Agreement dated as of February 23, 2004, between Capital Environmental Resource Inc., Waste Services, Inc. and Mark A. Pytosh. (Incorporated by reference to Exhibit 10.2 to Form 10-Q (No. 000-25955), filed May 17, 2004).

10.15	Employment Agreement dated July 23, 2003, between Capital Environmental Resource, Inc. and Ronald L. Rubin (Incorporated by reference to Exhibit 4.26 to Form 20-F for the year ended December 31, 2003 (No. 000-25955), filed March 31, 2004).

10.16	Employment Agreement dated October 1, 2003, between Capital Environmental Resource, Inc. and Brian A. Goebel (Incorporated by reference to Exhibit 4.27 to Form 20-F for the year ended December 31, 2003 (No. 000-25955), filed March 31, 2004).

12.1	Computation of Ratio of Earnings to Fixed Charges.

21.1	List of subsidiaries.

23.1	Consent of BDO Seidman, LLP, Independent Registered Public Accounting Firm for Waste Services, Inc. for the year ended December 31, 2004.

23.2	Consent of BDO Dunwoody LLP, Independent Registered Public Accounting Firm for Waste Services, Inc. for the year ended December 31, 2003.

23.3	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm for Waste Services, Inc. for the year ended December 31, 2002.

23.4	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm for North Central Florida District of Allied Waste Industries, Inc. for the years ended December 31, 2003, 2002 and 2001.

23.5	Consent of BDO Seidman, LLP, Independent Registered Public Accounting Firm for Florida Recycling Services, Inc. for the years ended December 31, 2003, 2002 and 2001.

24.1	Power of Attorney (contained on signature page).

25.1	Form T-1 Statement of Eligibility of Trustee under the Trust Indenture Act of 1939 of Wells Fargo Bank, National Association.

99.1	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.

99.2	Form of Letter of Transmittal.

Exhibit No.	Description of Exhibits
99.3	Form of Letter to Clients.

99.4	Form of Notice of Guaranteed Delivery.

99.5	Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.